SCHEDULE 14C INFORMATION


               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934

Check the appropriate box:
[X]  Preliminary Information Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[_]  Definitive Information Statement


                               theglobe.com, inc.
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                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[_]  No fee required
[X]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
     (1)    Title of each class of securities to which
             transaction applies:                                      N/A

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     (2)    Aggregate number of securities to which
             transaction applies:                                      N/A

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     (3)    Per unit price or other underlying value of transaction
             computed pursuant to Exchange Act Rule 0-11 (set forth
             the amount on which the filing fee is calculated and
             state how it was determined):
                                                                       N/A
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     (4)    Proposed maximum aggregate value of transaction:    $37,500.000.00

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     (5)    Total fee paid:                                          $4,413.75

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)    Amount Previously Paid:
                    N/A
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     (2)    Form, Schedule or Registration Statement No.:
                    N/A
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     (3)    Filing Party:
                    N/A
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     (4)    Date Filed:
                    N/A
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

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                               theglobe.com, inc.
                            110 E. Broward Boulevard
                                   Suite 1400
                            Fort Lauderdale, FL 33301
                                 (954) 769-5900


                    NOTICE OF ADOPTION OF PURCHASE AGREEMENT
                       AND APPROVAL OF SALE OF SUBSIDIARY

                                       BY

                         WRITTEN CONSENT OF STOCKHOLDERS

                               September __, 2005

      NOTICE IS HEREBY GIVEN, pursuant to Section 228 of the General Corporation Law of the State of Delaware ("Delaware Law") that on August 18, 2005, the holders of more than a majority of the outstanding shares of common stock of theglobe.com, inc., a Delaware corporation ("theglobe"), acted by written consent, without a meeting of stockholders, to adopt the Purchase Agreement by and between theglobe, SendTec, Inc. ("SendTec") a Florida corporation, and RelationServe Media, Inc., a Nevada corporation ("RelationServe") (the "Purchase Agreement"), and approve the transactions contemplated thereby. Under the Purchase Agreement, theglobe will sell the business of its subsidiary, SendTec, Inc. to RelationServe for $37.5 million in cash. In connection with the Purchase Agreement, theglobe also entered into, or will enter into prior to closing, several ancillary agreements to the Purchase Agreement. These agreements include, or will include, a Redemption Agreement (the "Redemption Agreement") and a Termination Agreement (the "Termination Agreement"). Pursuant to the ancillary agreements theglobe will redeem approximately 28.9 million shares of its common stock from the management of SendTec and will terminate certain options, warrants and other rights of SendTec management and certain employees for amounts totaling approximately $12.6 million in cash. The sale of our SendTec assets may constitute the sale of "substantially all" of our assets within the meaning of Delaware Law and requires the consent of the holders a majority of the outstanding shares held by our stockholders.

      As permitted by Delaware Law, no meeting of stockholders of theglobe is being held to vote on the adoption of the Purchase Agreement or approval of the sale of SendTec because such transactions have been approved by the requisite majority of stockholders in an action by written consent of the stockholders of theglobe. The terms and conditions of the Purchase Agreement and the various transactions contemplated thereby are described in detail in the enclosed Information Statement, which is incorporated by reference and made part of this notice.

                                       /s/ Robin Segaul Lebowitz
                                       -----------------------------------
                                       Robin Segaul Lebowitz
                                       Secretary Fort Lauderdale, Florida

                              INFORMATION STATEMENT


                                  INTRODUCTION

      After careful consideration, the Board of Directors of theglobe has unanimously adopted the Asset Purchase Agreement dated as of August 10, 2005, and as amended on August 23, 2005 (the "Purchase Agreement"), by and between theglobe.com, inc., a Delaware corporation ("theglobe"), SendTec, Inc., a Florida corporation ("SendTec") and RelationServe Media, Inc., a Nevada corporation ("RelationServe"), whereby theglobe will sell the business and substantially all of the net assets of its subsidiary, SendTec, Inc., to RelationServe for $37.5 million in cash subject to certain adjustments. In addition to approving the Purchase Agreement, the Board of Directors has approved several ancillary agreements and transactions as contemplated by the Purchase Agreement. These agreements include, or will include, the Redemption Agreement (the "Redemption Agreement") pursuant to which theglobe will redeem 28,879,097 shares of its common stock held by the management of SendTec and a Termination Agreement (the "Termination Agreement") pursuant to which certain options, warrants and other rights owned by SendTec management and a few other employees will be terminated. Such ancillary agreements will result in payments totaling approximately $12.6 million in cash. The Board of Directors has determined that the asset sale is advisable and in the best interests of theglobe and its stockholders. The asset sale involves risks, including the existence of conditions to the obligation of RelationServe to complete the asset sale, all of which must either be satisfied or waived prior to the completion of the asset sale. The Purchase Agreement and related agreements and transactions are more fully described in the section entitled "The Purchase Agreement."

      Mr. Michael Egan, the Chairman and CEO of theglobe, together with certain of his affiliates, and a few other stockholders whom collectively are the beneficial owners of approximately 51% of the issued and outstanding shares of theglobe common stock, the sole class of voting securities of theglobe, have executed a written consent adopting the Purchase Agreement and approving the transactions contemplated thereby in accordance with Section 228 of Delaware Law. The action by written consent is sufficient to approve the asset sale and the other transactions contemplated by the Purchase Agreement without any further action or vote of the stockholders of theglobe. Accordingly, no other actions are necessary to approve the asset sale, and no such actions are being requested. The stockholders of RelationServe are not required to approve the asset sale.

      THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS INFORMATION STATEMENT IS DESIGNED TO INFORM YOU OF THE ASSET SALE AND TO PROVIDE YOU WITH INFORMATION ABOUT THE ASSET SALE AND THE BACKGROUND TO THE ASSET SALE.

      NEITHER THE ASSET SALE NOR THE PURCHASE AGREEMENT HAS BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE ASSET SALE OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OR STATEMENTS (OTHER THAN THOSE CONTAINED IN THIS INFORMATION STATEMENT) REGARDING THE ASSET SALE OR THE OTHER MATTERS DISCUSSED HEREIN AND, IF GIVEN OR MADE, ANY SUCH REPRESENTATIONS OR INFORMATION PROVIDED MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED OR SANCTIONED BY THEGLOBE OR ANY OTHER PERSON.

      This Information Statement is being furnished to stockholders of theglobe beginning September __, 2005 in connection with the proposed asset sale to RelationServe. It is being furnished to theglobe stockholders of record as of September 2, 2005. You should not assume that the information contained herein is accurate as of any date other than the date hereof. All information in this Information Statement concerning theglobe has been supplied by theglobe. All information contained in this Information Statement concerning RelationServe has been supplied by RelationServe. A copy of the Purchase Agreement is attached to this Information Statement as Annex A.

         The date of the Information Statement is September _____, 2005

          SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This Information Statement contains "forward-looking statements" regarding our assumptions, projections, expectations, intentions or beliefs about future events. We caution you that these statements may and often do vary from actual results, and the differences between these statements and actual results can be material. Accordingly, we cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements. These forward-looking statements include, among others, statements concerning our financial position and results, ability to consummate the asset sale, and the business strategy, plans and objectives of management for future operations, including development plans and objectives relating to our business.

      Forward-looking statements speak only as of the date of this Information Statement. We expressly disclaim any obligation or undertaking to release, publicly or otherwise, any updates or revisions to any forward-looking statement contained in this Information Statement to reflect any change in our expectations or any change in events, conditions, assumptions or circumstances on which any such statement is based unless so required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC.

                                    CONTENTS
Clause                                                               Page
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SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS          iv

SUMMARY                                                                1

QUESTIONS AND ANSWERS ABOUT THE ASSET SALE                             3

INFORMATION REGARDING THE PARTIES                                      5

BACKGROUND OF THE ASSET SALE                                           6

REASONS FOR THE ASSET SALE                                             7

OUR FUTURE PLANS                                                       8

ABSENCE OF DISSENTERS' RIGHTS                                          8

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON                8

THE PURCHASE AGREEMENT                                                 8

ANCILLARY AGREEMENTS TO THE PURCHASE AGREEMENT                        17

THE FAIRNESS OPINION                                                  21

GOVERNMENTAL AND REGULATORY MATTERS                                   22

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS               22

STOCKHOLDER CONSENT TO THE ASSET SALE                                 22

FINANCING OF THE ASSET SALE                                           23

CERTAIN PRO FORMA FINANCIAL INFORMATION AND RELATED DATA              24

INFORMATION ABOUT THEGLOBE                                            30

WHERE YOU CAN FIND MORE INFORMATION ABOUT THEGLOBE                    43

Annex A--Purchase Agreement, as Amended                               A-1

Annex B--Redemption Agreement                                         B-1

Annex C--Fairness Opinion                                             C-1
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                                       i

                                     SUMMARY

      The following is a summary of information contained elsewhere in this Information Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Information Statement and the exhibits attached hereto. We urge you to read this Information Statement and the Purchase Agreement and Redemption Agreement set forth on Annex A and Annex B, respectively, in their entirety. They contain important information relating to theglobe and the asset sale.

The Parties Involved in the Asset Sale

      o The parties involved in the asset sale are theglobe, its wholly-owned subsidiary, SendTec, and RelationServe. Six members of management of SendTec ("SendTec Management") are also parties to the Redemption and Termination Agreements. For additional information regarding theglobe, SendTec and RelationServe, see "Information Regarding the Parties" and "Information about theglobe."

Purchase Price

      o Under the Purchase Agreement, theglobe will sell to RelationServe all the assets, properties, licenses and agreements necessary to conduct theglobe's SendTec business in exchange for $37,500,000, of which $1,000,000 (together with shares of our common stock valued at $750,000) will be placed in escrow, as described below. RelationServe will also assume certain existing ordinary course SendTec liabilities. In addition, before closing theglobe is entitled to cause SendTec to distribute working capital to theglobe. theglobe distributed approximately $2 million from SendTec to itself on August 11, 2005. SendTec's remaining working capital as of the date of closing is payable to theglobe by RelationServe and is anticipated to range between $1.5 to $2 million assuming the asset sale closes within the next 45 days and no further working capital distributions are made prior to the closing date. The asset sale will become effective following the satisfaction or waiver of all conditions precedent by the parties as contemplated by the Purchase Agreement. For additional information, see the section in this information statement entitled "The Purchase Agreement--Purchase and Sale of Assets."

Redemption and Termination Agreements

      o Immediately after the closing of the asset sale, theglobe will pursuant to a Redemption Agreement dated August 23, 2005, redeem 28,879,097 shares of its common stock from the six members of SendTec Management and will also terminate certain options, warrants and other rights held by the SendTec management team and a few other employees pursuant to the Termination Agreement for amounts totaling approximately $12.6 million in cash. These shares, warrants and other rights were issued to SendTec management in connection with theglobe's acquisition of SendTec on September 1, 2004.

            For additional information regarding the redemption, see the section in this Information Statement entitled "Ancillary Agreements to the Purchase Agreement" - "The Redemption Agreement" and "The Termination Agreement."

Use of Proceeds

      o theglobe will use the proceeds of the asset sale, after payment of approximately $12.6 million pursuant to the Redemption Agreement and Termination Agreement, for expenses incurred in connection with the asset sale (which, including investment banking fees, are not anticipated to exceed $1.3 million), and for its remaining business operations, including working capital. For additional information, see the section in this Information Statement entitled "Our Future Plans".

Indemnity

      o The Purchase Agreement requires theglobe to indemnify RelationServe for damages arising from any of the following:

      o any inaccuracy or breach of any of the representations or warranties made by theglobe in the Purchase Agreement; provided, however, that as to certain representations and warranties which relate to the operation of SendTec's business, theglobe is only responsible for a breach of such representations and warranties if:

            o corresponding representations and warranties which theglobe is receiving from SendTec management pursuant to the Redemption Agreement are also not breached; or

            o if the damages suffered by RelationServe exceed the amount which RelationServe is able to recover from SendTec manangement.

      o the failure of theglobe to observe any covenant, agreement or provision of the Purchase Agreement; and

      o     certain other matters.

            The obligation of theglobe to indemnify RelationServe is generally limited to the amounts held in the Hold Back Escrow described below. theglobe has no obligation to indemnify for the first $175 thousand of losses incurred by RelationServe, and then only for amounts in excess of $75 thousand.

Hold Back Escrow Agreement

      o Prior to the closing, the parties will enter into an escrow agreement with the law firm of Olshan Grundman Frome Rosenzweig & Wolosky, LLP, as escrow agent, to place $1 million in cash, together with a number of shares of our restricted common stock having an aggregate value of Seven Hundred and Fifty Thousand Dollars ($750,000) (valued at the average closing price of theglobe's common stock over a trailing ten (10) day period prior to the Closing), in escrow to secure theglobe's indemnification obligations under the Purchase Agreement. Funds will be released to theglobe in accordance with the following schedule: $750,000 in cash after the sooner of 6 months from the date of closing or completion by RelationServe of the audit of SendTec's operations for the period ending December 31, 2005, with the cash and shares constituting the balance of the escrow fund being released after one year and 45 days from the closing date, in each case assuming no claims against the escrow. For further information regarding these matters, see "The Purchase Agreement--Indemnification and Escrow" and "Ancillary Agreements to the Purchase Agreement--Hold Back Escrow Agreement."

Representations and Warranties of theglobe

      o The representations and warranties of theglobe contained in the Purchase Agreement include customary representations regarding the assets to be conveyed to RelationServe. However, as to many of the representations and warranties in the Purchase Agreement which relate to the operations of SendTec, theglobe is only responsible for a breach of such operational representations if:

            o SendTec management did not breach corresponding representations and warranties given by them (which are limited to their knowledge) to theglobe in the Redemption Agreement; or

            o if the damages suffered by RelationServe exceed the amount which RelationServe is able to recover from SendTec management.

      See "The Purchase Agreement--Representations, Warranties and Covenants" and "Ancillary Agreements to the Purchase Agreement" - "The Redemption Agreement
- Representations and Warranties."

Conditions to Closing

      o Before the asset sale can be consummated, certain closing conditions must be satisfied or waived. These conditions are described in this Information Statement in the section entitled "The Purchase Agreement--Conditions Precedent to the Closing of the Asset Sale."

Closing

      o The asset sale is expected to close approximately 20 days following the mailing of this Information Statement and upon the satisfaction or waiver of the closing conditions under the Purchase Agreement. We anticipate that the asset sale will close in late September of 2005.

Termination

      o RelationServe and theglobe have the option to terminate the Purchase Agreement under certain circumstances, including the ability to terminate the agreement if the asset sale has not been completed by October 31, 2005. See "The Purchase Agreement--Termination."

Vote Required

      o Since the asset sale may constitute "all or substantially all" of the assets of theglobe as defined under Section 271 of Delaware Law, theglobe has elected to obtain stockholder approval of the asset sale. Section 271 of Delaware Law requires the approval of the holders of a majority of the outstanding shares of the Company. On August 18, 2005, certain stockholders collectively representing 51% of theglobe's issued and outstanding voting stock approved the asset sale by written consent. See "Stockholder Consent to the Asset Sale."

Tax Consequences

      o The asset sale does not generate any US federal income tax consequences to the stockholders of theglobe. See "Certain United States Federal Income Tax Considerations" for a summary of the tax consequences to theglobe.

                   QUESTIONS AND ANSWERS ABOUT THE ASSET SALE

      The following questions and answers are presented for your convenience only and briefly address some questions you may have about the asset sale. They may not contain all of the information that is important to you. We urge you to read carefully the entire Information Statement, including the annexes.

Q:    Why am I receiving this Information Statement?

A: This Information Statement describes the asset sale of our SendTec business to RelationServe and the approval of the asset sale by written consent. Our board of directors is providing this Information Statement to you pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, solely to inform you of, and provide you with information about, the asset sale before it is consummated.

Q:    Who is entitled to receive this Information Statement?

A: Stockholders of record as of the record date (September 2, 2005) are entitled to receive this Information Statement and the accompanying notice of shareholder action by written consent, which describes the corporate action that has been approved by the written consent of stockholders who collectively represent 51% of theglobe's issued and outstanding voting stock.

Q:    Am I being asked to vote on the asset sale?

A: No, we are not asking you to vote for approval of the asset sale or to provide your written consent to the asset sale. Your vote or written consent is not required for approval of the asset sale, because the asset sale has been approved by written consent.

Q: Will there be a stockholder meeting to consider and approve the asset sale?

A: No, a stockholder meeting will not be held to consider and approve the asset sale. The asset sale has already been approved by written consent.

Q: Will any of the proceeds from the asset sale be distributed to me as a shareholder?

A: No. We intend to use the proceeds from the asset sale to (i) pay approximately $12.6 million pursuant to the Redemption Agreement and Termination Agreement (ii) pay the expenses related to the asset sale, which are estimated to be not more than $1.3 million, and (iii) for use in connection with our remaining businesses, including for general corporate purposes and working capital.

Q:    Is the asset sale subject to the satisfaction of any conditions?

A: Yes. Before the asset sale can be consummated, certain closing conditions must be satisfied or waived. These conditions are described in this Information Statement in the section entitled "The Purchase
      Agreement--Conditions Precedent to the Closing of the Asset Sale." If these conditions are not satisfied or waived, then the asset sale will not be consummated even though it has been approved by written consent.

Q:    When do you expect the asset sale to be consummated?

A: We intend to consummate the asset sale on the date on which all of the closing conditions specified in the Purchase Agreement are satisfied or waived. Assuming the closing conditions are satisfied or waived by such date, we expect to consummate the asset sale in late September 2005.

Q:    Will you continue to operate the company if the asset sale is consummated?

A: Yes, we intend to continue to operate theglobe's remaining businesses following the consummation of the asset sale. theglobe's remaining businesses consist primarily of our Voice over the Internet Telephony, Computer Games and Internet Services businesses. None of these other businesses is presently profitable.

Q:    What are the U.S. federal income tax consequences of the asset sale?

A: The net proceeds from the asset sale will consist solely of cash. The sale of the SendTec assets will generate a capital gain or loss to us depending on whether the net proceeds are greater or less than our adjusted tax basis in the assets constituting the SendTec business. We believe that we have net operating losses available that will substantially offset any gains realized upon consummation of the asset sale.

      Our stockholders will not directly experience any U.S. federal income tax consequences as a result of the consummation of the asset sale.

      For additional information on the U.S. federal income tax consequences of the asset sale, see the section in this information statement entitled "Certain U.S. Federal Income Tax Considerations".

Q:    What should I do now?

A:    No action by you is required.

Q:    Who can help answer my questions?

A: If you would like additional copies, without charge, of this Information Statement or if you have questions about the asset sale, then you should contact us as follows:

            theglobe, inc.
            Attn: Edward Cespedes, President
            110 East Broward Boulevard
            Suite 1400
            Fort Lauderdale, FL 33301
            (954) 769-5900


                        INFORMATION REGARDING THE PARTIES
                      theglobe.com, inc. and SendTec, Inc.

Founded in 1995, theglobe.com, inc. ("theglobe" or the "Company") currently manages four primary lines of business. One line of business, Voice over Internet Protocol ("VoIP") telephony services, includes voiceglo Holdings, Inc., a wholly-owned subsidiary of theglobe that offers VoIP-based phone services and features. The term VoIP refers to a category of hardware and software that enables people to use the Internet to make phone calls. The second line of business consists of our historical network of three wholly-owned businesses, each of which specializes in the games business by delivering games information and selling games in the United States and abroad. These businesses are: our print publication business, which consists of Computer Games and Now Playing magazines; our online website business, which consists of our Computer Games Online website (www.cgonline.com) and our Now Playing Online website (www.nowplayingmag.com), which are the online counterparts to our magazine publications; and our Chips & Bits, Inc. ("Chips & Bits") games distribution company (www.chipsbits.com). We entered into a third line of business, marketing services, on September 1, 2004, with our acquisition of SendTec, Inc. ("SendTec"), a direct response marketing services and technology company. On May 9, 2005, the Company entered into a fourth line of business when it exercised its option to acquire Tralliance Corporation ("Tralliance"), a company which had recently entered into an agreement to become the registry for the ".travel" top-level Internet domain.

theglobe's principal executive office is located at: 110 E. Broward Boulevard, Suite 1400, Fort Lauderdale, Florida 33301, and its telephone number is: (954) 769-5900.

                            RelationServe Media, Inc.

Headquartered in Fort Lauderdale, Florida, RelationServe Media, Inc. ("RelationServe") develops and executes client-tailored online and offline marketing programs. As part of its full suite of marketing solutions, RelationServe owns and manages one of the industry's largest security-compliant email databases with over 175 million security-complaint email addresses and a total postal database of 180 million records for its client's direct marketing initiatives. RelationServe believes that it has the industry's largest and most accurate database for appending and enhancing customer database records with information on more than 85 million opt-in consumers. In addition, RelationServe owns a collection of over 60 web-mining properties that generate over 10 million online registration page views per month for client lead generation initiatives. For more information, visit http://www.relationserve.com.

RelationServe's principal executive office is located at: 6700 North Andrews Avenue, Fort Lauderdale, Florida 33309 and its telephone number is: (954) 202-6000.

                          BACKGROUND OF THE ASSET SALE

      In February 2005, theglobe engaged Thomas Weisel Partners, LLC ("Thomas Weisel Partners") to evaluate and assist with potential capital raising alternatives. theglobe was reviewing several strategies, including:

      o a private placement of securities in either theglobe or its wholly-owned subsidiary, SendTec;

      o     the sale of its SendTec business; or

      o     the sale of all or part of theglobe's businesses or assets.

      In early March 2005, after numerous discussions, theglobe and Thomas Weisel Partners concluded that the best alternative for theglobe was to pursue a sale of the SendTec business and agreed to approach a limited set of potential buyers. Between March 11 and March 18, Thomas Weisel Partners contacted a total of seventeen potential buyers. On March 18, 2005, the management of SendTec, in partnership with a private equity firm, submitted a proposal to acquire SendTec. Only one other party put forth a proposal which it withdrew shortly thereafter in April. On May 10, 2005, after extensive negotiations, theglobe entered into a non-binding letter of intent with the SendTec management and its private equity partner and allowed SendTec management's private equity partner to conduct due diligence of the SendTec business. On June 10, 2005, the proposal submitted by the SendTec management and its private equity partner was withdrawn.

      During the following couple of weeks, SendTec management and theglobe negotiated a memorandum of understanding to agree on distribution of any proceeds from a sale. At this point, theglobe and Thomas Weisel Partners agreed to approach a larger set of potential buyers. Beginning in late June, Thomas Weisel Partners initiated a full marketing process and made initial contact with over 55 parties and held discussions with over 15 parties.

      In early July 2005, RelationServe contacted theglobe regarding the potential acquisition of theglobe's subsidiary, SendTec.

      On July 11, Scott Hirsch, a RelationServe shareholder and founder, met with Thomas Weisel Partners and SendTec management at SendTec's offices in St. Petersburg, Florida.

      On July 14, 2005, a meeting was held between Edward Cespedes, theglobe's President, and Michael Brauser, a shareholder and representative of RelationServe. At that meeting, Mr. Brauser presented an offer to acquire our SendTec business for $40 million. The offer consisted of $20 million in cash and $20 million in RelationServe common stock. Mr. Cespedes indicated that the offer was insufficient and encouraged Mr. Brauser to take a closer look at the SendTec business, meet the management team personally and consider presenting an improved offer. Mr. Cespedes also indicated that any revised offer would need to consist of a greater percentage of cash consideration.

      On July 19, 2005, Mr. Cespedes and Mr. Brauser traveled to SendTec's headquarters in St. Petersburg, Florida where a meeting was held with SendTec's senior management team and a representative of Thomas Weisel Partners. Mr. Scott Hirsch, also attended the meeting. During that meeting, the parties, led by Mr. Cespedes and Mr. Brauser, engaged in various rounds of presentations and negotiations. At the conclusion of the meeting, the parties tentatively agreed to an increased offer of approximately $37.5 million in cash to theglobe in exchange for the SendTec business. In addition, the SendTec management team tentatively agreed to separate consideration of $15 million in RelationServe common stock. On July 21, 2005, another party submitted a preliminary proposal to acquire the SendTec business. On July 27, 2005, theglobe and RelationServe entered into a letter of intent regarding the proposed transaction.

      During the weeks of July 25 and August 1, 2005, both parties commenced and completed satisfactory due diligence. During this time, the parties also began circulating a draft Asset Purchase Agreement and other documents related to the transaction.

      On August 9, 2005, Mr. Cespedes and Mr. Brauser met at the offices of Proskauer Rose LLP, theglobe's outside legal counsel to conclude the final points related to the Asset Purchase Agreement. That evening, theglobe held a telephonic board meeting to approve the terms of the transaction.

      Following the Board's approval, theglobe and SendTec executed the Asset Purchase Agreement effective as of August 10, 2005.

                           REASONS FOR THE ASSET SALE

theglobe's Reasons for the Asset Sale

      SendTec was originally acquired by us on September 1, 2004 in exchange for consideration consisting of:

      o     $6,000,000 in cash,

      o the issuance of an aggregate of approximately 35,000,000 shares of theglobe's common stock,

      o a subordinated promissory note in the amount of $1 million due September 1, 2005; and

      o an undertaking to issue warrants to acquire an additional 2,500,000 shares of common stock to the SendTec shareholders when and if SendTec achieves certain earnings before income taxes, depreciation and amortization ("EBITDA") targets for the year ending December 31, 2005.

We also issued various replacement options and earn-out options to employees of SendTec in connection with the acquisition.

      During the first quarter of 2005, management began actively re-evaluating theglobe's primary business lines, particularly in view of theglobe's critical need for cash and the overall net losses of theglobe. Since that time, management with the assistance of Thomas Weisel Partners, its financial advisors, has explored a number of strategic alternatives for theglobe and/or its component businesses, including continuing to operate the businesses, selling certain businesses or assets, or entering into new businesses.

      As part of the re-evaluation process, theglobe, during the first quarter of 2005, made the decision to discontinue using its SendTec business to perform marketing services for its VoIP telephony business, and to instead dedicate 100% of SendTec's marketing resources to support and grow SendTec's own third party revenue producing customer base. A significant part of the rationale for theglobe's acquisition of SendTec in September 2004 related to the perceived synergies initially thought to be obtainable by having SendTec effectively function as the marketing department for theglobe's VoIP telephony business. By the first quarter of 2005, it became apparent that this marketing strategy was not viable and that the initially perceived synergies would not be realized. It was at this point in time that the continued ownership of SendTec became less strategically important to the Company.

      On May 9, 2005, based upon management's expectation of favorable investment returns, theglobe exercised its purchase option and acquired Tralliance Corporation ("Tralliance"), an Internet related business venture. Tralliance was created to develop, operate and administer the ".travel" top-level domain, a new segment of the Internet devoted to the travel industry. Tralliance recently entered into an agreement with the Internet Corporation for Assigned Names and Numbers ("ICANN") to become the registry operator for the ".travel" top-level domain. The Tralliance purchase price consisted of the issuance of 2,000,000 shares of theglobe's Common Stock, warrants to acquire 475,000 shares of theglobe's Common Stock at $0.11 per share and $40,000 in cash.

      theglobe's consolidated cash and cash equivalents balance at August 5, 2005 was approximately $5.4 million. We currently have no access to credit facilities with traditional third party lenders. Notwithstanding the $4.0 million in total proceeds received from the issuance of convertible promissory notes to partnerships controlled by our Chairman and Chief Executive Officer during April, June and July of 2005, our attempts to raise additional equity capital since the beginning of 2005 have not been successful. Additionally, based upon its current financial condition, management does not believe that theglobe would be able to raise additional equity capital in the foreseeable future. Management also believes that other than its SendTec business, theglobe owns no other business or asset(s) that could likely be sold within the short-term future for significant cash proceeds.

      Management believes that theglobe will continue to be unprofitable and use cash in its operations during the remainder of 2005. Additionally, the $1.0 million promissory note issued in connection with the SendTec acquisition becomes due on September 1, 2005, which will serve to further deplete theglobe's cash resources.

      In consideration of the above, theglobe's Board of Directors concluded that their failure to approve the sale of its SendTec business to RelationServe would expose theglobe to the risk of forced asset liquidation and/or further equity dilution at or below current market price and/or having to file for bankruptcy protection. The Board further concluded that the net cash proceeds received from the sale of SendTec would provide sufficient liquidity to enable theglobe to complete the development of and begin the implementation of a strategic business plan and to operate its remaining businesses on a going concern basis.

                                OUR FUTURE PLANS

The Company's VoIP telephony services and computer games business continue to incur operating losses at the present time. Additionally, our newly-acquired Internet service business, Tralliance, is on the verge of evolving from the start-up phase of its operations and plans to begin collecting fees for its services during the fourth quarter of 2005. Following the consummation of the Asset Sale, we intend to continue to operate our remaining businesses, while we complete the development of our new strategic business plan.


      Our new business plan may involve making certain changes to improve the profitability of existing businesses or may instead result in decisions to sell or dispose of certain unprofitable businesses or components. Additionally, we may use the proceeds from the Asset Sale to enter into one or more new lines of business, through either acquisitions or internal development.


For information showing the pro forma effect of the asset sale, see "Certain Pro Forma Financial Information and Related Data."


                          ABSENCE OF DISSENTERS' RIGHTS

      No dissenters' or appraisal rights are available to the stockholders under the General Corporation Law of the State of Delaware, theglobe's certificate of incorporation or its bylaws in connection with the asset sale.


             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

      Other than Paul Soltoff, who serves as the President of SendTec, no director, executive officer, or affiliate of theglobe has any substantial interest, direct or indirect, by security holdings or otherwise, in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders. Pursuant to the Redemption and Termination Agreements, Mr. Soltoff will receive approximately $4,091,731 in exchange for the repurchase of 10,183,190 shares of our common stock and the cancellation of all rights to acquire up to an additional 1,204,707 shares of our common stock upon the exercise of options or warrants, if and to the extent such warrants were to be hereinafter earned. These shares, options and warrants were issued to Mr. Soltoff in connection with our acquisition of SendTec in September 2004.

                             THE PURCHASE AGREEMENT

Purchase and Sale of Assets

      In exchange for $37,500,000 and the assumption by RelationServe of certain existing ordinary course SendTec liabilities as of the closing date, SendTec and theglobe will sell and transfer to RelationServe all rights, properties and assets held or used by theglobe or SendTec in connection with SendTec's direct marketing advertising business. The principal assets being sold to RelationServe are: cash and accounts receivable, property and equipment, all rights to SendTec's proprietary software, customer lists, contracts with customers, equipment, leases, use of the SendTec name, as well as contracts, records and documents maintained and used by SendTec in connection with its direct marketing advertising business, including personal property, contract rights, intellectual property, governmental licenses, permits, and all books, records and other documents maintained by SendTec and the goodwill of the business in connection with its operation of its business.

Payment of Purchase Price

      The $37.5 million purchase price will be paid in the following manner:

      o Thirty-Six Million Five Hundred Thousand Dollars ($36,500,000) will be paid as follows at closing:

            Thirty-Five Million Five Hundred Thousand Dollars ($35,500,000) will be paid in immediately available funds by wire transfer to the bank account of theglobe; and

            One Million Dollars ($1,000,000), which will be released pursuant to the terms of an Escrow Agreement by and between RelationServe, theglobe and Proskauer Rose LLP (the "Escrow Agent"), and sent by wire transfer to the bank account of theglobe; and

      o One Million Dollars in cash ($1,000,000), together with a number of shares of our restricted common stock having an aggregate value of Seven Hundred and Fifty Thousand Dollars ($750,000) (valued at the average closing price of theglobe's common stock over a trailing ten
            (10) day period prior to the Closing), will be held by the Escrow Agent pursuant to the terms of an Escrow Agreement to secure theglobe's indemnification obligations under the Purchase Agreement, portions of which sum are subject to release beginning upon the earlier of six months or completion by RelationServe of an audit of SendTec's business for the year ended December 31, 2005 following the closing of the asset sale. If at the time a claim is made for indemnification, the escrow shares have diminished below $750,000, then theglobe must make up the difference of any shortfall (up to the $750,000 amount) in cash. theglobe may also elect to pay cash in lieu of releasing any of the escrow shares in the event of a claim. Any shares released from escrow will be entitled to customary "piggy-back" registration rights.

Working Capital

      The Purchase Agreement provides that the Purchase Price will be adjusted upward or downward to the extent that SendTec's estimated closing date working capital is greater than or less than zero. On August 11, 2005, theglobe distributed $2 million from SendTec to itself following the signing of the Purchase Agreement. SendTec's remaining working capital as of the date of closing is anticipated to range from $1.5 to $2.0 million, assuming that the asset sale closes within the next 45 days and no further working capital distributions are made prior to the closing date. The Purchase Agreement also provides for a post-closing audit of the closing date working capital. In the event the audit reveals an amount other than the estimated working capital number used for the closing, there will be an adjustment to the Purchase Price.

Representations, Warranties, and Covenants

      The Purchase Agreement contains substantial representations and warranties of theglobe regarding SendTec's direct marketing advertising business and the assets being transferred to RelationServe. These representations are effective as of the date of signing of the Purchase Agreement and as of the date of the closing of the asset sale, except as to certain representations relating to the operation of SendTec which theglobe did not give until it received comparable representations from management of SendTec in the Redemption Agreement. The representations and warranties include many that the parties have defined as "Operational Representations" and which relate primarily to various operational aspects of the SendTec business and assets. As to these Operational Representations, theglobe is only responsible for a breach of such Operational Representations if:

      o SendTec management did not breach corresponding representations and warranties given by them to theglobe in the Redemption Agreement; or

      o if the damages suffered by RelationServe exceed the amount which RelationServe is able to recover from SendTec management (which pursuant to a separate agreement between RelationServe and SendTec management is anticipated to be limited to recovery of up to 200,000 shares of RelationServe common stock to be owned by SendTec management).

      The primary representations and warranties made by theglobe are as follows:

      Organization; Authority. theglobe is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its respective business as it is being conducted. theglobe and SendTec each have the necessary power to own the assets and to carry on the

SendTec business as it is being conducted. Each has all requisite power and authority to enter into and perform under the Purchase Agreement and the ancillary agreements to the Purchase Agreement, and the execution and delivery of the Purchase Agreement and the ancillary agreements to the Purchase Agreement has been duly authorized by all necessary corporate action and constitute valid and binding obligations of theglobe and SendTec.

      Non-Contravention. The execution and performance of the Purchase Agreement will not cause theglobe or SendTec to be in breach of its certificate of incorporation, bylaws or any contract binding upon it and will not conflict with or violate any applicable law, rule or regulation.

      Financial Statements and SEC Reports. The financial statements provided by theglobe to RelationServe were prepared in accordance with GAAP and present fairly in all material respects the financial position, assets and liabilities of theglobe, and in the case of the financial statements of SendTec, of SendTec. Certain annual and quarterly reports of theglobe filed with the SEC since August 30, 2004, do not contain any untrue statement of a material fact or omit to state a material fact, and such SEC filings comply in all material respects with the Securities Exchange Act of 1934.

      Absence of Changes. SendTec has conducted its business in the ordinary course since June 30, 2005 and since that date there has not been a material adverse change in its operations and it has not taken nor suffered various other acts or obligations.

      Title to Properties. SendTec has good, clear and marketable title to all of the assets being transferred free of any liens or encumbrances except as permitted by the Purchase Agreement.

      Intellectual Property. SendTec owns or has exclusive right to use the intellectual property to be transferred to RelationServe, and has taken steps to protect such intellectual property, and that the operation of SendTec's business does not infringe on any intellectual property owned by any third parties.

      No Prior Claims Against Prior SendTec Owners. theglobe has not asserted any historical claims against the sellers of the SendTec business since theglobe acquired it on September 1, 2004;

      Other Customary Representations. theglobe has also made various customary representations and warranties (most of which are considered Operational Representations) in the Purchase Agreement including representations and warranties with respect to following matters:

      o absence of any material liabilities relating to the SendTec business, other than the liabilities being assumed;

      o     lack of any consents to consummation of the asset sale;

      o     lack of any pending litigation except as otherwise disclosed;

      o     labor and employee benefit plans and related matters;

      o the nature and types of certain contracts being transferred as part of SendTec's business and the lack of any breach by SendTec of such contracts;

      o environmental matters relating to the operation of the SendTec business;

      o tax matters and the payment of taxes relating to the SendTec business;

      o SendTec's relationship with its suppliers and customers, including identification of its major customers; and

      o absence of any knowing material misstatements or omissions in Purchase Agreement.

      In general, the representations and warranties of theglobe and SendTec will survive for a period of one year and 45 days after the closing. With a few exceptions in which theglobe's survival period is longer, the operational representations which theglobe received from SendTec management will survive for the same period of time.

      The representations and warranties made by RelationServe cover the following topics as they relate to RelationServe:

      o     organization and good standing;

      o authorization, execution and delivery of the Purchase Agreement and related agreements by RelationServe;

      o the absence of conflicts between the Purchase Agreement and RelationServe's certificate of incorporation or bylaws;

      o     the lack of any necessary consents;

      o     that it is not involved any litigation, except as noted; and

      o that it has received financing commitments in the amount of at least $30 million.

Operation of the SendTec Business Pending Closing

      During the period between the signing of the Purchase Agreement and the closing of the asset sale as contemplated by the Purchase Agreement, theglobe is restricted from taking a significant number of actions that could impact the SendTec business or any of the assets to be transferred to RelationServe. Without the prior written consent of RelationServe, SendTec has agreed that until the closing it shall do the following with respect to the SendTec business:

      o continue to operate the SendTec business consistent with past practice and not take action with respect to the SendTec business outside of the ordinary course of business;

      o use its reasonable best efforts to preserve its business intact, the value of its assets and comply with applicable laws;

      o not to split, repurchase or take certain other actions involving its capital stock;

      o     amend its charter or bylaws;

      o     enter into certain mergers or acquisitions of others;

      o incur any indebtedness except for short term borrowings in the ordinary course of business;

      o amend any benefit plan or increase the rate of pay of its employees except increases in the ordinary course of business;

      o not terminate or modify any of the contracts to be assumed by RelationServe; and

      o certain other restrictions with respect to the conduct of the SendTec business.

Additional Covenants

      Covenants of theglobe

      Until the closing of the asset sale, theglobe has agreed to take certain actions to help ensure that all of the conditions to closing the asset sale are satisfied and that theglobe uses its best efforts to preserve the value of the assets to be purchased by RelationServe. These actions include:

      o using its best efforts to preserve the accuracy of its representations and warranties in the Purchase Agreement;

      o using its best efforts to satisfy all the conditions precedent to closing the asset sale;

      o notifying RelationServe of certain matters, including an adverse change in the SendTec business or any material default under the contacts being assumed by RelationServe;

      o     providing access to information about SendTec and its assets;

      o undertaking to secure stockholder approval within 7 days of the date of the Purchase Agreement which was secured by the written action described in this Information Statement; and

      o     undertaking to prepare, file and mail this Information Statement.

      Covenants of RelationServe

      Prior to the closing, RelationServe has agreed to undertake certain actions to help ensure that the conditions to the closing of the asset sale are all satisfied. These actions include:

      o using its best efforts to preserve the accuracy of its representations and warranties in the Purchase Agreement; and

      o using its best efforts to satisfy the conditions precedent to closing the asset sale agreement.

      No Solicitation of Alternative Transactions

      In addition to the covenants discussed above, until the asset sale has been completed or the Purchase Agreement has been terminated, theglobe has agreed not to allow any of its officers, directors, employees, or other agents to, directly or indirectly, take any of the following actions:

      o     solicit, initiate, or encourage an "acquisition proposal;"

      o engage in negotiations with, or disclose any nonpublic information relating to theglobe to, any person that would encourage or facilitate the making of an acquisition proposal; or

      o enter into any letter of intent, memorandum of understanding or definitive agreement with respect to an acquisition proposal.

      Notwithstanding the foregoing, theglobe and its board of directors shall not be prevented from engaging in discussion with any person in connection with an unsolicited, bona fide written acquisition proposal (a "Third Party Proposal") that is superior to the proposal offered by RelationServe if:

      o a majority of theglobe's Board of Directors determines in good faith (after consultation with its financial advisors) that the transactions contemplated by such Third-Party Proposal are capable of being completed and that such Third-Party Proposal is or is reasonably expected to result in a Superior Transaction (as defined herein);

      o a majority of theglobe's Board of Directors determines in good faith (after receiving the advice of outside legal counsel) that the failure to pursue such Superior Proposal would likely result in a reasonable possibility of a breach of their fiduciary duties as directors under applicable law; and

      o theglobe complies in all material respects with its obligations to inform and provide to RelationServe of such Proposals.

      In the event that the Board of Directors determines to accept a Superior Proposal and terminate the asset sale with RelationServe, theglobe has agreed to pay RelationServe a break-up fee of $1 million as liquidated damages.

      A "Superior Proposal" means a bona fide Third-Party Proposal to purchase at least a majority of the outstanding equity securities of either theglobe or SendTec pursuant to a stock purchase agreement, tender offer or exchange offer or to effect any merger, consolidation, business combination or sale of all or substantially all of the assets being acquired pursuant to the Purchase Agreement, recapitalization or similar transaction involving SendTec, on terms which a majority of theglobe's Board of Directors determines in good faith (after consultation with its financial advisors) to be superior to theglobe and its shareholders (in their capacity as shareholders) from a financial point of view (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and identity of the offeror) as compared to
(i) the transactions contemplated by the asset sale with RelationServe and (ii) any alternative proposed by RelationServe in response to such Third-Party Proposal (taking into account the same factors, including whether it is reasonably capable of being consummated) (any such transaction is referred to as a "Superior Transaction").

Conditions Precedent to the Closing of the Asset Sale

      Conditions Precedent to Obligations of both theglobe (and SendTec) and RelationServe. The obligations of RelationServe and theglobe to complete the asset sale are subject to the satisfaction or waiver of several closing conditions, including the following:

      o All necessary consents of third parties to the asset sale shall have been obtained;

      o There shall not be pending or threatened any action before any governmental entity challenging or otherwise seeking to prevent the consummation of the asset sale;

      o The parties shall have received all necessary permits and approvals of governmental entities;

      o theglobe shall have entered into the Redemption Agreement and the Termination Agreement;

      o theglobe, RelationServe and the Escrow Agent shall have entered into the Escrow Agreement;

      o theglobe shall have received Operational Representations from SendTec's management;

      o all proceedings in connection with the asset sale shall be satisfactory in all reasonable respects to the parties and their counsel, including expiration of the applicable waiting period after the date this Information Statement was first mailed to theglobe's stockholders; and

      o theglobe shall have received a favorable fairness opinion from Thomas Weisel Partners.

      Each of the conditions listed above may be severally waived by RelationServe or theglobe without notice, liability or obligation to any person.

      Conditions Precedent to Obligations of RelationServe. RelationServe's obligations to complete the asset sale are subject to the satisfaction or waiver of several conditions precedent, including each of the following conditions, at or prior to the closing of the transactions contemplated by the Purchase
Agreement:

      o The representations and warranties of theglobe shall be true and correct as of the date of the Purchase Agreement and shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, except for those representations and warranties which speak as of a specific date, and theglobe shall have complied with all covenants and agreements and satisfied all conditions on theglobe's part in the Purchase Agreement, and theglobe shall have provided RelationServe with a certificate with respect to the foregoing signed by an authorized officer of theglobe;

      o All encumbrances on the assets shall have been released (with certain exceptions);

      o RelationServe shall have received from Florida and Delaware counsel for theglobe, a written opinion dated the Closing Date and addressed to RelationServe, in substantially the form attached to the Purchase Agreement;

      o RelationServe will have received such bills of sale and other documents of transfer relating to transfer of the assets;

      o theglobe shall have entered into and delivered to RelationServe the non-competition and confidentiality agreement;

      o RelationServe shall have entered into employment agreements, stock agreements and related documents with each member of SendTec management;

      o No material adverse effect shall have occurred since the signing of the Purchase Agreement; and

      o     certain other matters.

      Each of the conditions listed above is solely for the benefit of RelationServe and may be waived by RelationServe without notice, liability or obligation to any person.

      Conditions Precedent to Obligations of theglobe and SendTec. theglobe's and SendTec's obligations to complete the asset sale are subject to the satisfaction or waiver of the following conditions at or prior to the closing of the transactions contemplated by the Purchase Agreement:

      o the representations and warranties of RelationServe in the agreement shall be true and correct as of the date of the Purchase Agreement and be true and correct in all material respects on and as of the closing, except for those representations and warranties which speak as of a specific date, and RelationServe shall have complied with all covenants and agreements and satisfied all conditions on RelationServe's part in the Purchase Agreement, and RelationServe shall have provided theglobe and SendTec with a certificate with respect to the foregoing signed by an authorized officer of RelationServe;

      o certain employees of SendTec (besides management) designated by theglobe shall have entered into termination agreements with respect to certain options and warrants which they hold to acquire shares of theglobe's common stock; and

      o theglobe shall have received from counsel for RelationServe, a written opinion dated the Closing Date and addressed to theglobe and SendTec, in substantially the form attached to the Purchase Agreement.

      Each of the conditions listed above is solely for the benefit of theglobe and SendTec and may be waived by theglobe and SendTec without notice, liability or obligation to any person.

Post-Closing Obligations

      Following the closing, theglobe and RelationServe have agreed to undertake various actions, including the following:

      o that RelationServe will offer employment to each SendTec's employees employed by SendTec on the closing date and the transitioning of various employee benefits;

      o theglobe will provide RelationServe with access to certain books and records retained by SendTec;

      o that for a period of one year after closing (with noted exceptions), theglobe and SendTec will not engage in any advertising agency or similar business primarily engaged in, and deriving a majority of its annual revenue from managing or procuring advertising services for others nor any business engaged in offline direct response marketing technology;

      o that for the same one year period neither theglobe nor SendTec will solicit or raid customers or personnel of the business being sold;

      o theglobe will use its commercially reasonable efforts to collect account receivables relating to the SendTec business; and

      o each party will take such further actions and execute such further documents as is necessary to carry out the transactions contemplated by the Purchase Agreement.

Indemnification and Escrow

      Indemnification

      theglobe and SendTec are jointly obligated to indemnify RelationServe in the following circumstances:

      o any failure to perform or breach of any representation or warranty (other than an Operational Representation, which is addressed below), covenant, obligation or undertaking made by either Globe or Seller in any of the transaction documents (including the Schedules and Exhibits hereto or thereto), or in any other statement, certificate or other instrument delivered pursuant hereto or thereto, or any misrepresentation contained therein;

      o the ownership or operation of the SendTec business prior to the Closing Date other than as to liabilities being assumed by RelationServe;

      o any of the assets of SendTec being retained by SendTec and not included in the asset sale; and

      o     any breach of an Operational Representation, but only if:

            o such breach of an Operational Representation is not also a breach of the corresponding Operational Representation made by SendTec's management in the Redemption Agreement (or other agreement that contains Operational Representations by Seller Management) or

            o if the damages suffered by RelationServe exceed the amount which RelationServe is able to recover from SendTec management (which pursuant to a separate agreement between RelationServe and SendTec management is anticipated to be limited to recovery of up to 200,000 shares of RelationServe common stock to be owned by SendTec management).

      theglobe will not be liable for any indemnification claims made by RelationServe unless the aggregate amount of damages incurred by RelationServe is in excess of $175,000, in which case theglobe will be liable only for the portion in excess of $75,000.

      In the absence of intentional fraud, RelationServe's sole and exclusive recourse against SendTec and theglobe are the right to:

      o offset losses against the cash and the escrowed shares pursuant to the Holdback Escrow Agreement;

      o to require payment of any deficit in the share value of the shares of common stock being held in the escrow; and

      o to require payment arising in connection with any adjustment relating to the working capital adjustment to the purchase price.

Termination

      At any time prior to the closing, the Purchase Agreement may be terminated by either party as follows:

      o by mutual written consent each of RelationServe, theglobe and SendTec;

      o by either party if the closing shall not have occurred on or before October 31, 2005;

      theglobe and SendTec may, on or prior to the closing, terminate this Agreement without liability if:

      o there shall have been a material breach of any representations or warranties set forth in the Purchase Agreement on the part of RelationServe or if any representations or warranties of RelationServe shall have become untrue, provided that neither theglobe nor SendTec have materially breached any of their obligations;

      o there shall have been a material breach by RelationServe of any of its covenants of agreements and the breach would materially and adversely affect the ability of RelationServe or SendTec to consummate the asset sale, and RelationServe has not cured such breach within 10 business days after notice; provided that neither theglobe nor SendTec has materially breached any of their obligations; or

      o any condition precedent to theglobe's or SendTec obligation to close is not fulfilled by RelationServe or waived by SendTec by the closing date.

RelationServe may, on or prior to the closing, terminate the Purchase Agreement without liability if:

      o there shall have been a material breach of any representations or warranties set forth in the Purchase Agreement on the part of either theglobe or SendTec or if any representations or warranties of either theglobe or SendTec shall have become untrue to the extent it would have a material adverse effect provided that RelationServe has not materially breached any of its obligations hereunder;

      o there shall have been a material breach by SendTec or theglobe of one or more of their respective covenants or agreements having a material adverse effect on SendTec or its business or materially adversely affecting (or materially delaying) the ability of SendTec and RelationServe to consummate the asset sale, and neither theglobe nor SendTec has cured such breach within 10 business days after notice, provided that RelationServe has not materially breached any of its obligations hereunder;

      o any condition precedent to RelationServe's obligation to close is not fulfilled or waived by RelationServe by the closing date.

Termination Fees

      If the Purchase Agreement is terminated because theglobe enters into an acquisition transaction relating to a Superior Proposal, theglobe must pay RelationServe a break-up termination fee of $1,000,000 in cash promptly following such termination. Provided that RelationServe is not then entitled to terminate the Purchase Agreement, if SendTec exercises certain of its rights to terminate the Purchase Agreement then RelationServe must pay theglobe a termination fee of $1,000,000.


                 ANCILLARY AGREEMENTS TO THE PURCHASE AGREEMENT

      Redemption Agreement

General


In connection with the Asset Purchase Agreement, theglobe entered into a Redemption Agreement dated August 23, 2005 with SendTec's management providing for the redemption by theglobe from them of an aggregate of 28,879,097 shares of theglobe's common stock for an aggregate redemption price of approximately $11.6 million.

Representations and Warranties

Each member of SendTec's management will make certain representations and warranties to theglobe in connection with the redemption, including as to:

      o     their ownership of the shares being redeemed;

      o     non-contravention of other agreements;

      o the absence of litigation concerning the Redemption Agreement and the shares;

      o     their financial experience; and

      o     their access to information.

Each member of SendTec's management is also making certain representations and warranties to the best of his or her knowledge, to theglobe concerning operational matters associated with the business of SendTec (which are sometimes referred to as the "Operational Representations" in this Information Statement). theglobe is relying on these Operational Representations to make corresponding representations to RelationServe in the Purchase Agreement. RelationServe is also entitled to rely on such Operational Representations from SendTec's management. Generally speaking, these Operational Representations will survive the closing for a period of 1 year and 45 days.

In turn, theglobe is making certain representations and warranties to SendTec's management, including as to:

      o     its authority to enter into the Redemption Agreement;

      o the absence of any litigation concerning the Redemption Agreement and the shares being redeemed;

      o that the entering into, and performance of, the Redemption Agreement does not violate law, rule or regulation; and

      o that the entering into of the Redemption Agreement and payment of the redemption price does not violate Delaware corporate law.

Termination of Stockholders' Agreement

Upon consummation of the redemption, the Stockholders' Agreement to which SendTec's management are a party will be terminated.

Directors and Officers Liability Insurance

The Redemption Agreement requires that, for so long as any of Michael Egan, Edward Cespedes and Robin Segaul Lebowitz are covered by a policy of directors and officers liability insurance with respect to their service as a current or former director and/or officer of theglobe, but for not more than five years, Paul Soltoff will be afforded the same coverage as is available to Mr. Egan, Mr. Cespedes and/or Ms. Segaul Lebowitz under such policy.

Conditions Precedent

There are certain conditions precedent to the obligations of the parties under the Redemption Agreement, including:

      o confirmation of the accuracy of the parties' representations and warranties and compliance with covenants;

      o certification by theglobe as to the resolutions of its Board approving the Redemption Agreement and the incumbency of its officers; and

      o     the closing of the Purchase Agreement.

General Releases

The Redemption Agreement provides for mutual general releases by SendTec's management and theglobe. Excluded from the general release to be provided by SendTec's management are matters involving:

      o     the Redemption Agreement itself;

      o theglobe's obligations under the $1 million promissory note issued to Paul Soltoff as agent for the benefit of SendTec's management and others;

      o claims for indemnification as a former director or officer of theglobe or its affiliates; and

      o     claims based upon their employment.

Excluded form the general release to be provided by theglobe are matters involving the Redemption Agreement itself.

The general releases will become null and void if, pursuant to a final, non-appealable determination of a court of competent jurisdiction:

      o the Redemption Agreement is held to be null and void and unenforceable or the consideration paid by theglobe under the Redemption Agreement is determined to violate the Delaware General Corporation Law, fraudulent transfer laws, or similar laws; and

      o the consideration paid by theglobe under the Redemption Agreement is required to be returned to theglobe.

Indemnification

The Redemption Agreement provides for mutual indemnification by the parties relating to breaches of their respective representations and warranties and failure to abide by their respective agreements. theglobe, however, will have no recourse against SendTec's management for breach of the Operational Representations, other than recovery of 50% of its legal fees up to an aggregate of $50,000. Instead, as a third-party beneficiary to the Operational Representations being made by SendTec's management, RelationServe will have the ability to seek indemnification for a breach of those representations. RelationServe's recovery against SendTec's management will be generally limited to recovery of 200,000 shares of RelationServe's stock which theglobe understands RelationServe intends to issue, and hold in escrow, pursuant to a separate agreement between RelationServe and SendTec management.

Termination

The Redemption Agreement may be terminated at any time prior to the closing of the Purchase Agreement:

      o by theglobe and Paul Soltoff, with the consent of RelationServe (which consent will be deemed given if the escrow agreement pursuant to which 200,000 shares of RelationServe stock are to be held in escrow is terminated. The 200,000 shares represent shares which we understand RelationServe intends to issue to SendTec management and hold in escrow pursuant to a separate agreement between them in connection with the closing of the asset sale) by mutual written agreement;

      o by theglobe or by Paul Soltoff, if the closing of the Asset Purchase Agreement does not occur on or prior to November 30, 2005;

      o by theglobe or by Paul Soltoff, if the Asset Purchase Agreement is terminated.

      Termination Agreement

General

In connection with the Purchase Agreement, theglobe will enter into one or more Termination Agreements with SendTec's management providing for the termination and cancellation, effective upon the closing of the Purchase Agreement, of options and warrants held by, or issuable to, SendTec's management for an aggregate consideration of approximately $400,000. The Termination Agreement also contains the agreement of SendTec's management to the termination of their employment with SendTec effective upon the closing of the Purchase Agreement. We anticipate entering into similar agreements with a few other employees of SendTec with regard to options and warrants which they own. The following summarizes the anticipated general terms of the Termination Agreement.

Release

Each member of SendTec's management will, effective at the closing of the Purchase Agreement, release theglobe, SendTec and their respective affiliates from claims associated with their ownership of the options and warrants and their employment with SendTec.

Covenant not to Sue

Each member of SendTec's management will agree not to assert any claim against theglobe, SendTec and/or their respective affiliates that is the subject of his or her release.

Survival of Confidentiality Obligations

Each member of SendTec's management that is party to an Employment Agreement with SendTec will agree that his confidentiality obligations under his Employment Agreement will survive the termination of his Employment Agreement.

Termination

The Termination Agreement may be terminated at any time prior to the closing of the Purchase Agreement:

      o     by theglobe and Paul Soltoff by mutual written agreement;

      o by theglobe or by Paul Soltoff, if the closing of the Purchase Agreement does not occur on or prior to November 30, 2005; or

      o by theglobe or by Paul Soltoff, if the Purchase Agreement is terminated.

      Hold Back Escrow Agreement

      The Purchase Agreement provides for the execution and delivery by RelationServe, theglobe, and Olshan Grundman Frome Rosenzweig & Wolosky, LLP, as escrow agent, of an Escrow Agreement. The Escrow Agreement will govern the Escrow Fund described above in "The Purchase Agreement - Indemnification and Escrow" and as further described below.

      The Escrow Fund will consist of $1 million in cash, together with a number of shares of our restricted common stock having an aggregate value of Seven Hundred and Fifty Thousand Dollars ($750,000) (valued at the average closing price of theglobe's common stock over a trailing ten (10) day period prior to the Closing), and its purpose is to secure theglobe's indemnification obligations under the Purchase Agreement. Funds will be released from escrow to theglobe in accordance with the following schedule: $750,000 in cash after the sooner of 6 months from the date of closing and completion by RelationServe of the audit of SendTec's operations for the period ending December 31, 2005, with the shares constituting the balance of the escrow fund being released after one year and 45 days from the closing date, in each case assuming no claims against the escrow. If at the time a claim is made for indemnification the escrow shares have diminished in value below $750,000, then theglobe must make up the difference of any shortfall (up to the $750,000 amount) in cash. theglobe may also elect to pay cash in lieu of releasing any of the escrow shares in the event of a claim. Any shares released from escrow will be entitled to customary "piggy-back" registration rights.

      The Escrow Agreement will also set forth the duties of the Escrow Agent and contain various other customary provisions.

      SendTec Note Payment Arrangement

      In connection with the Purchase Agreement, theglobe and RelationServe (and Michael Brauser, an individual stockholder of RelationServe), intend to enter into an agreement whereby RelationServe and Michael Brauser will agree to pay when due the principal amount owing under theglobe's $1 million promissory note issued in favor of the former owners of SendTec. theglobe will pay the accrued interest on the promissory note at maturity. The promissory note is due September 1, 2005. In exchange for payment of the promissory note, RelationServe (if it is the payor) will be credited with $1 million against the purchase price due at closing of the asset sale. If Mr. Brauser pays the $1 million principal amount, then he will be repaid by theglobe out of the proceeds which it receives at the closing of the asset sale. theglobe will also pay RelationServe or Mr. Brauser, as the case may be, interest at the rate of 4% per annum from September 1, 2005 through the date of closing of the asset sale.

                              THE FAIRNESS OPINION

      The Board of Directors of theglobe engaged Thomas Weisel Partners to render an opinion as to whether, as of the date of its opinion, the purchase consideration to be received by theglobe for the sale of the business and substantially all of the net assets of SendTec to RelationServe is fair, from a financial point of view, to theglobe.

      On August 12, 2005, Thomas Weisel Partners made a presentation to the Board of Directors of theglobe setting forth its financial analyses regarding the transaction and delivered its opinion that, based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, the purchase consideration is fair, from a financial point of view, to theglobe as of August 10, 2005. Directed to our Board of Directors, the Fairness Opinion addresses only the fairness to theglobe, from a financial point of view, of the consideration to be received by theglobe pursuant to the Purchase Agreement and does not address any of the ancillary agreements to the Purchase Agreement between theglobe and management of SendTec.

      THE FULL TEXT OF THE WRITTEN OPINION OF THOMAS WEISEL PARTNERS, DATED AS OF AUGUST 12, 2005, IS ATTACHED AS ANNEX C AND IS INCORPORATED BY REFERENCE INTO THIS INFORMATION STATEMENT. THEGLOBE AND THOMAS WEISEL PARTNERS URGE YOU TO READ THE THOMAS WEISEL PARTNERS OPINION CAREFULLY AND IN ITS ENTIRETY FOR A DESCRIPTION OF THE ASSUMPTIONS MADE, MATTERS CONSIDERED, PROCEDURES FOLLOWED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY THOMAS WEISEL PARTNERS IN RENDERING ITS OPINION. THE SUMMARY OF THE THOMAS WEISEL PARTNERS OPINION SET FORTH IN THIS INFORMATION STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

      No limitations were imposed by theglobe on the scope of Thomas Weisel Partners investigation or the procedures to be followed by Thomas Weisel Partners in rendering its opinion. The opinion was for the use and benefit of theglobe's Board of Directors in connection with its consideration of the transaction and was not intended to be and does not constitute a recommendation to any shareholder of theglobe as to how that shareholder should vote with respect to the transaction. Thomas Weisel Partners was not requested to opine as to, and its opinion does not address, the relative merits of the transaction and any alternatives to the transaction, theglobe's underlying business decision to proceed with or effect the transaction or any other aspect of the transaction. The opinion also does not address any related transaction between theglobe or RelationServe and the management of SendTec.

In connection with its opinion, Thomas Weisel Partners, among other things:

      o reviewed certain publicly available financial and other data with respect to theglobe, including the consolidated financial statements for recent years and interim periods to March 31, 2005 and certain other relevant financial and operating data relating to theglobe and SendTec made available to them from published sources and from the internal records of theglobe and SendTec;

      o reviewed the financial terms and conditions of the Asset Purchase Agreement;

      o compared SendTec from a financial point of view with certain other companies which Thomas Weisel Partners deemed to be relevant;

      o considered the financial terms, to the extent publicly available, of selected recent business combinations which Thomas Weisel Partners deemed to be comparable, in whole or in part, to the transaction;

      o reviewed and discussed with representatives of the management of theglobe and SendTec certain information of a business and financial nature regarding SendTec, furnished to Thomas Weisel Partners by them, including financial forecasts and related assumptions of theglobe and SendTec;

      o made inquiries regarding and discussed the transaction and the Asset Purchase Agreement and other matters related thereto with theglobe's counsel; and,

      o performed such other analyses and examinations as they have deemed appropriate.

      In connection with their review, Thomas Weisel Partners did not assume any obligation independently to verify the foregoing information and relied on its being accurate and complete in all material respects. With respect to the financial forecasts for SendTec provided to Thomas Weisel Partners by the management of theglobe and SendTec, Thomas Weisel Partners assumed for purposes of its opinion that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of theglobe's and SendTec's management at the time of preparation as to the future financial performance of SendTec and that they provide a reasonable basis upon which Thomas Weisel could form its opinion. Thomas Weisel Partners also assumed that there have been no material changes in SendTec's assets, financial condition, results of operations, business or propects since the date of its last financial statements made available to Thomas Weisel Partners. They relied on advice of counsel and independent accountants provided to theglobe as to all legal and financial reporting matters with respect to SendTec, the transaction and the Purchase Agreement. Thomas Weisel Partners assumed that the transaction would be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934 and all other applicable federal and state statutes, rules and regulations. In addition, Thomas Weisel Partners has not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of SendTec, nor have they been furnished with any such appraisals.

      Thomas Weisel Partners' opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to them as of, August 10, 2005. Accordingly, although subsequent developments may affect their opinion, they have not assumed any obligation to update, review or reaffirm this opinion.

      Thomas Weisel Partners acted as financial advisor to theglobe in connection with the transaction and will receive a fee for its services, including rendering the opinion, a significant portion of which is contingent upon the consummation of the transaction. Further, theglobe has agreed to indemnify Thomas Weisel Partners, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against specific liabilities, including liabilities under the federal securities laws.

      The Board selected Thomas Weisel Partners as financial advisor based on its qualifications, expertise and reputation. In the ordinary course of its business, Thomas Weisel Partners actively trades the equity securities of theglobe and RelationServe for its own account and for the account of its customers and, accordingly, may at any time hold a long or short position in such securities.

                       GOVERNMENTAL AND REGULATORY MATTERS

      Except with respect to the expiration of the 20-calendar day period from the dissemination of this Information Statement to theglobe's stockholders until the asset sale may be consummated, the parties are not aware of any governmental or regulatory approvals required in connection with the consummation of the asset sale.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      The following is a summary of the anticipated material U.S. federal income tax consequences to theglobe upon the asset sale. The discussion does not cover all aspects of U.S. federal income taxation and does not address state, local, foreign, or other tax laws. The summary is based on the tax laws of the United States, including the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, possibly with retroactive effect.

      At present, theglobe anticipates recognizing a gain for federal income tax purposes on the Asset Sale equal to the difference between the purchase price (less transaction costs) and theglobe's tax basis in the assets being sold. The gain will be taxed at theglobe's top marginal tax rate. However, theglobe anticipates using its prior and any current year net operating losses to offset the recognized gain on the Asset Sale. theglobe anticipates, however, that it will pay some amount of Alternative Minimum Tax on the gain, due to net operating loss limitations, which will likely be imposed. The Asset Sale may also produce tax liability in certain states which may not be offset by theglobe's net operating loss carryforwards in those certain states due to state statutes limiting the use of such net operating loss carryforwards.

      The Asset Sale will not produce any separate and independent federal income tax consequences to theglobe's stockholders.

                      STOCKHOLDER CONSENT TO THE ASSET SALE

      Under Section 228 of the Delaware Law, unless otherwise provided in a corporation's certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a written consent to that action is signed by the stockholders having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares were present and voted. Under Delaware Law, the approval by the holders of a majority of the outstanding shares of theglobe's common stock may be required to adopt the asset purchase agreement and approve the transactions contemplated thereby.

         On August 18, 2005, stockholders of theglobe holding in excess of a majority of the outstanding shares of theglobe's common stock, constituting the sole class of voting securities of theglobe, executed and delivered to the secretary of theglobe their consent adopting the asset purchase agreement and approving the transactions contemplated thereby. Pursuant to Section 228 of the Delaware Law, theglobe is hereby delivering notice of the stockholders' consent to all holders of theglobe common stock as of September 2, 2005 who did not participate in the action by written consent. The stockholder consent is sufficient under Delaware law to approve the asset purchase agreement without the requirement of any other stockholder vote. No further action of the stockholders is necessary to approve the asset sale.

      The table below sets forth the actual shares of common stock over which the parties executing the written consent have voting authority. For purposes of this table, shares of common stock over which such parties may be deemed the beneficial owner (which includes shares which may be acquired within the next 60 days, such as upon the exercise or conversion of options, warrants and convertible notes) but which do not represent actual issued and outstanding shares of our common stock are not presented.

--------------------------------------------------------------------------------
                                                     Number of       Percent of
Holder                                                 Shares          Total
--------------------------------------------------------------------------------
Dancing Bear Investments, Inc.                        8,303,148          4.26%
--------------------------------------------------------------------------------
E&C Capital Partners LLLP                            36,469,012         18.71%
--------------------------------------------------------------------------------
E&C Capital Partners II LLLP                          4,000,000          2.05%
--------------------------------------------------------------------------------
Michael S. Egan                                         530,455          0.27%
--------------------------------------------------------------------------------
S. Jacqueline Egan                                    3,541,337          1.82%
--------------------------------------------------------------------------------
Michael S. Egan Grantor Retained Annuity Trust
  FBO Sarah Egan Mooney                               2,007,000          1.03%
--------------------------------------------------------------------------------
Michael S. Egan Grantor Retained Annuity Trust
  FBO Eliza Shenners Egan                             2,007,000          1.03%
--------------------------------------------------------------------------------
Michael S. Egan Grantor Retained Annuity Trust
  FBO Catherine Lewis Egan                            2,014,000          1.03%
--------------------------------------------------------------------------------
Michael S. Egan Grantor Retained Annuity Trust
  FBO Teague Michael Thomas Egan                      2,014,000          1.03%
--------------------------------------------------------------------------------
Michael S. Egan Grantor Retained Annuity Trust
  FBO Riley Martin Michael Egan                       2,014,000          1.03%
--------------------------------------------------------------------------------
The Nantucket Trust Irrevocable Trust                 2,000,000          1.03%
--------------------------------------------------------------------------------
E&C Capital Partners as Proxyholder(1)               28,699,874         14.73%
--------------------------------------------------------------------------------
Huizenga Investments Limited                          2,000,000          1.03%
--------------------------------------------------------------------------------
W.A. Bryan Patten                                     1,720,100          0.88%
--------------------------------------------------------------------------------
W.A. Bryan Patten as Proxyholder (2)                    604,500          0.31%
--------------------------------------------------------------------------------
Patten and Patten, Inc. as Proxyholder(3)             1,380,000          0.71%
--------------------------------------------------------------------------------
Total                                                99,304,326         50.96%
--------------------------------------------------------------------------------

----------------------------
(1) Holds a proxy on behalf of Paul Soltoff, 10,183,190 shares; Eric Obeck, 4,629,171 shares; Harry Greene, 4,629,171 shares; Irv and Nadine Brechner, 4,629,171 shares; and Donald Gould, 4,629,171 shares pursuant to a Stockholders' Agreement dated September 1, 2004.

(2)   Holds a proxy on behalf of Kathleen Carter Patten, 167,500 shares; William
      A. Bryan Patten, 220,000 shares; and Sarah Caldwell Patten, 217,000 shares.

(3) Holds a proxy on behalf of C. Robert Clark Rollover IRA, Creel Medical Services, Inc. Profit Sharing Trust, Henry Crumbliss Rollover IRA, A.R. Fortune, II Rollover, IRA, Lesslie W. Lee IRA, Bonnie G. McBride Rollover IRA, and Robert L. Raitz, M.D. Rollover IRA; 50,000 shares each; 711
      East Company, 300,000 shares; W.A. Bryan Patten and Z. Carter Patten, III Trustees U/WZ Carter Patten, Jr.- Sons Trust, 300,000 shares; Patten and Patten, Inc. Profit Sharing Plan, 100,000 shares; Patten and Patten Inc. Profit Sharing Plan fbo Frank M. Robbins, III, 150,000 shares; and Eloise
      D. Robbins, 180,000.

                           FINANCING OF THE ASSET SALE

      The asset sale is not conditioned on any financing arrangements by RelationServe. RelationServe has represented in the Purchase Agreement that it has financing commitments for at least $30 million. theglobe will receive immediately available funds at the closing of the asset sale, subject only to the holdback of $1 million pursuant to the Holdback Escrow Agreement.

            CERTAIN PRO FORMA FINANCIAL INFORMATION AND RELATED DATA


         INDEX TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


                                                                           Page
                                                                        --------

Introduction to Pro Forma Condensed
Consolidated Financial Statements. . . . . . . . . . . . . . . . . . . . .  PF-2

Pro Forma Condensed Consolidated
Balance Sheet as of June 30, 2005. . . . . . . . . . . . . . . . . . . . .  PF-3

Pro Forma Condensed Consolidated Statement
of Operations for the year ended December 31, 2004. . . . . . . . . . . . . PF-4

Pro Forma Condensed Consolidated Statement
of Operations for the six months ended June 30, 2005. . . . . . . . . . . . PF-5

Notes to Pro Forma Condensed Consolidated Financial Statements. . . . . . . PF-6
                               theglobe.com, inc.
                            INTRODUCTION TO PRO FORMA
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


The following pro forma condensed consolidated financial statements give effect to (i) the Asset Purchase Agreement (the "Agreement") with RelationServe Media, Inc. ("RelationServe") entered into by theglobe.com, inc. ("theglobe" or the "Company") and SendTec, Inc. ("SendTec") on August 10, 2005, whereby the Company agreed to sell all of the business and substantially all of the net assets of its SendTec marketing services subsidiary to RelationServe, and (ii) the related ancillary agreements, including the Redemption Agreement and the Termination Agreement (the "Ancillary Agreements") as contemplated by the transaction. The pro forma condensed consolidated balance sheet of theglobe as of June 30, 2005 has been prepared as if the Company's sale of the SendTec business and the redemption and termination of shares pursuant to the Ancillary Agreements had been consummated on June 30, 2005. The pro forma condensed consolidated statements of operations of theglobe for the year ended December 31, 2004 and the six months ended June 30, 2005 are presented as if the Company's sale of the SendTec business and the redemption of shares pursuant to the Redemption Agreement occurred on September 1, 2004 (the original date of acquisition of SendTec by the Company) and the effect was carried forward through the balance of the year 2004 and the six month period ended June 30, 2005. The pro forma condensed consolidated statement of operations for the year ended December 31, 2004 excludes the estimated net gain resulting from the sale of the SendTec business.

Pursuant to the terms of the Agreement, the sales price of the SendTec business will be $37,500,000 in cash, subject to certain net working capital adjustments. The closing of the transaction is subject to the satisfaction of a number of closing conditions. Pursuant to the terms of the Ancillary Agreements, the Company will redeem approximately 28,900,000 shares of its Common Stock, and terminate certain other options and warrants, owned by management and certain employees of SendTec for approximately $12,600,000 in cash. These shares and related options and warrants were issued to management and certain employees of SendTec in connection with the Company's acquisition of SendTec on September 1, 2004.

The pro forma condensed consolidated financial statements are based upon available information and certain assumptions considered reasonable by management. The pro forma condensed consolidated financial statement reflect estimated federal and state income tax liabilities which may be subject to further adjustment based on the actual carrying value of net assets sold at the date of closing, among other considerations. The pro forma condensed consolidated financial statements do not represent what the Company's financial position would have been assuming the completion of the Company's sale of the SendTec business and the redemption and termination of shares pursuant to the Ancillary Agreements had occurred on June 30, 2005, or what the Company's results of operations would have been assuming the completion of the Company's sale of the SendTec business and the redemption of shares pursuant to the Redemption Agreement had occurred on September 1, 2004, nor do they project the Company's financial position or results of operations at any future date or for any future period. These pro forma condensed consolidated financial statements should be read in conjunction with the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 as filed with the Securities and Exchange Commission.

                               theglobe.com, inc.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 2005
                                  (UNAUDITED)

                                                                                                   Securities
                                                             theglobe       Disposition            Redemption/          PRO FORMA
                                                            HISTORICAL      Adjustments            Termination           ADJUSTED
                                                          -------------    -------------          -------------       -------------
                                     Assets
Current Assets:
  Cash and cash equivalents                               $   4,976,487    $  (3,926,426) (a)     $ (12,600,000) (f)  $  26,461,516
                                                                              36,200,000  (b)
                                                                              (1,000,000) (c)
                                                                               2,811,455  (d)

  Restricted cash                                                    --        1,000,000  (c)                             1,000,000
  Marketable securities                                          42,736               --                     --              42,736
  Accounts receivable, net                                    8,210,661       (7,385,596) (a)                --             825,065
  Inventory, net                                                247,195               --                     --             247,195
  Prepaid expenses                                              995,946         (390,767) (a)                --             605,179
  Deposits on inventory purchases                                77,250               --                     --              77,250
  Other current assets                                          277,647           (2,600) (a)                --             275,047
                                                          -------------    -------------          -------------       -------------
    Total current assets                                     14,827,922       27,306,066            (12,600,000)         29,533,988

Goodwill                                                     11,709,952      (11,709,952) (a)                --                  --

Intangible assets                                             2,045,211       (1,500,000) (a)                --             545,211

Property and equipment, net                                   2,931,215         (902,969) (a)                --           2,028,246

Other assets                                                     95,422          (28,604) (a)                --              66,818
                                                          -------------    -------------          -------------       -------------
    Total assets                                          $  31,609,722    $  13,164,541          $ (12,600,000)      $  32,174,263
                                                          =============    =============          =============       =============


                      Liabilities and Stockholders' Equity
Current Liabilities:
  Accounts payable                                        $   8,701,615    $  (6,650,682) (a)     $          --       $   2,050,933

  Accrued expenses and other current liabilities              3,479,574       (2,104,667) (a)                --           2,374,907
                                                                               1,000,000  (e)
  Deferred revenue                                              266,719         (138,585) (a)                --             128,134
  Notes payable and current portion of long-term debt         4,131,379               --                     --           4,131,379
                                                          -------------    -------------          -------------       -------------
    Total current liabilities                                16,579,287       (7,893,934)                    --           8,685,353
Long-term debt                                                    7,264               --                     --               7,264
Other long-term liabilities                                     130,366               --                     --             130,366
                                                          -------------    -------------          -------------       -------------
    Total liabilities                                        16,716,917       (7,893,934)                    --           8,822,983
                                                          -------------    -------------          -------------       -------------

Stockholders' Equity:
  Common stock                                                  187,355            7,500  (c)           (29,578) (f)        165,277

  Additional paid-in capital                                286,070,574          742,500  (c)          (112,829) (f)    286,700,245

  Treasury stock, at cost                                      (371,458)              --                371,458  (f)             --

  Escrowed shares                                                    --         (750,000) (c)                              (750,000)

  Accumulated deficit                                      (270,993,666)      21,058,475  (e)       (12,829,051) (f)   (262,764,242)
                                                          -------------    -------------          -------------       -------------
    Total stockholders' equity                               14,892,805       21,058,475            (12,600,000)         23,351,280
                                                          -------------    -------------          -------------       -------------
    Total liabilities and stockholders' equity            $  31,609,722    $  13,164,541          $ (12,600,000)      $  32,174,263
                                                          =============    =============          =============       =============

         The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

                                  theglobe.com, inc.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2004
                                  (UNAUDITED)

                                                         theglobe          Disposition           PRO FORMA
                                                        HISTORICAL         Adjustments            ADJUSTED
                                                       -------------      -------------        -------------
Net revenue                                            $  16,041,032      $ (13,408,183) (g)   $   3,498,791
                                                       -------------            865,942  (h)   -------------
                                                                          -------------

Operating expenses:
  Cost of revenue                                         18,262,105         (9,670,229) (g)       9,054,739
                                                                                462,863  (h)

  Sales and marketing                                      7,386,637           (691,654) (g)       7,098,062
                                                                                403,079  (h)

  Product development                                      1,053,886                 --            1,053,886

  General and adminstrative                                9,102,151         (1,621,146) (g)       7,246,774
                                                                               (234,231) (i)

  Depreciation                                             1,402,712           (107,270) (g)       1,295,442

  Amortization of intangibles                                222,834           (120,000) (g)         102,834

  Impairment charge                                        1,661,975                 --            1,661,975
  Loss on settlement of contractual obligation               406,750                 --              406,750
                                                       -------------      -------------        -------------
    Total operating expenses                              39,499,050        (11,578,588)          27,920,462
                                                       -------------      -------------        -------------
Loss from operations                                     (23,458,018)          (963,653)         (24,421,671)
                                                       -------------      -------------        -------------
Other expense, net:
  Interest expense, net                                     (656,633)            (9,715) (g)        (666,348)

  Other expense, net                                        (158,550)                --             (158,550)
                                                       -------------      -------------        -------------
    Other expense, net                                      (815,183)            (9,715)            (824,898)
                                                       -------------      -------------        -------------
Loss before income taxes                                 (24,273,201)          (973,368)         (25,246,569)

  Income taxes                                                    --                 --                   --
                                                       -------------      -------------        -------------
Net loss                                               $ (24,273,201)     $    (973,368)       $ (25,246,569)
                                                       =============      =============        =============
Basic and diluted net loss per common share            $       (0.19)                          $       (0.21)
                                                       =============                           =============
Weighted average basic and diluted shares outstanding    127,843,000                             121,886,000 (j)
                                                       =============                           =============

    The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

                                 theglobe.com, inc.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2005
                                  (UNAUDITED)

                                                            theglobe          Disposition            PRO FORMA
                                                            HISTORICAL        Adjustments             ADJUSTED
                                                          -------------      -------------         -------------
Net revenue                                               $  19,425,046      $ (18,469,603) (g)    $   1,280,160
                                                          -------------            324,717  (h)    -------------
                                                                             -------------

Operating expenses:
  Cost of revenue                                            16,638,712        (12,669,759) (g)        4,165,571
                                                                                   196,618  (h)

  Sales and marketing                                         2,175,902         (1,063,516) (g)        1,240,485
                                                                                   128,099  (h)

  Product development                                           654,257                 --               654,257

  General and adminstrative                                   6,099,641         (2,357,554) (g)        3,412,777
                                                                                  (329,310) (i)

  Depreciation                                                  752,539           (169,368) (g)          583,171

  Amortization of intangibles                                   198,800           (180,000) (g)           18,800
                                                          -------------      -------------         -------------
    Total operating expenses                                 26,519,851        (16,444,790)           10,075,061
                                                          -------------      -------------         -------------
Loss from operations                                         (7,094,805)        (1,700,096)           (8,794,901)
                                                          -------------      -------------         -------------

Other expense, net:
  Interest expense, net                                      (3,029,574)           (25,032) (g)       (3,054,606)

  Other expense, net                                           (278,837)                --              (278,837)
                                                          -------------      -------------         -------------
    Other expense, net                                       (3,308,411)           (25,032)           (3,333,443)
                                                          -------------      -------------         -------------
Loss before income taxes                                    (10,403,216)        (1,725,128)          (12,128,344)

  Income taxes                                                   15,576            (15,576) (g)               --
                                                          -------------      -------------         -------------
Net loss                                                  $ (10,418,792)     $  (1,709,552)        $ (12,128,344)
                                                          =============      =============         =============
Basic and diluted net loss per common share               $       (0.06)                           $       (0.08)
                                                          =============                            =============
Weighted average basic and diluted shares outstanding       177,680,000                              148,801,000 (j)
                                                          =============                            =============

         The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

                               theglobe.com, inc.
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


BALANCE SHEET


(a) To reflect the adjustment required to eliminate the assets sold and liabilities assumed in connection with the sale of our SendTec business to RelationServe.

(b) To reflect the $37,500,000 in cash proceeds as per the Agreement, less a $1,000,000 fee payable to the Company's financial advisors and $300,000 in other estimated transaction costs.

(c) To reflect the $1,000,000 in cash proceeds and common shares valued at $750,000 which will be escrowed as per the Escrow Agreement.

(d) To reflect the cash proceeds received as a result of the net working capital adjustment as defined in the Agreement, estimated herein using net working capital of SendTec as of June 30, 2005.

(e) To reflect the estimated gain on sale of SendTec assets net of applicable estimated Federal and state income taxes and to reflect accruals for such estimated income taxes.

(f) To record the redemption and retirement of 28,879,097 common shares purchased from the management of SendTec pursuant to the terms of the Ancillary Agreements. Also assumes the retirement of the 699,281 shares of treasury stock held by the Company as of June 30, 2005. Also reflects the redemption and cancellation of certain options to acquire common stock of theglobe previously issued to SendTec management and employees.

STATEMENT OF OPERATIONS

(g) To reflect the adjustment required to eliminate the results of operations of our SendTec subsidiary for the period indicated.

(h) To reflect the adjustment to reverse the elimination of intercompany revenue recorded and the related costs incurred by SendTec for marketing services provided to the Company's VoIP telephony services business for the period indicated.

(i) To reflect the elimination of deferred compensation recorded related to replacement stock options issued to SendTec employees in connection with the acquisition of SendTec on September 1, 2004 for the period indicated.

(j) The weighted average basic and diluted shares outstanding for the twelve months ended December 31, 2004 assumes the common shares redeemed were split evenly between those issued as of September 1, 2004, the SendTec acquisition date, and those issued December 1, 2004 as a result of the conversion of preferred shares issued at acquisition into theglobe.com Common Stock, and that such shares were redeemed on their respective date of issuance. The weighted average basic and diluted shares outstanding for the six months ended June 30, 2005 assumes the common shares were redeemed as of January 1, 2005.

                           INFORMATION ABOUT THEGLOBE

Description of Business

      As of July 2005, theglobe.com, inc. (the "Company" or "theglobe") managed four primary lines of business. One line of business, Voice over Internet Protocol ("VoIP") telephony services, includes voiceglo Holdings, Inc., a wholly-owned subsidiary of theglobe that offers VoIP-based phone services and features. The term VoIP refers to a category of hardware and software that enables people to use the Internet to make phone calls. The second line of business consists of our historical network of three wholly-owned businesses, each of which specializes in the games business by delivering games information and selling games in the United States and abroad. These businesses are: our print publication business, which consists of Computer Games and Now Playing magazines; our online website business, which consists of our Computer Games Online website (www.cgonline.com) and our Now Playing Online website (www.nowplayingmag.com), which are the online counterparts to our magazine publications; and our Chips & Bits, Inc. ("Chips & Bits") games distribution company (www.chipsbits.com). We entered into a third line of business, marketing services, on September 1, 2004, with our acquisition of SendTec, Inc. ("SendTec"), a direct response marketing services and technology company. On May 9, 2005, the Company entered into a fourth line of business when it exercised its option to acquire Tralliance Corporation ("Tralliance"), a company which had recently entered into an agreement to become the registry for the ".travel" top-level Internet domain.

      During 2002 and 2003, the Company's computer games business segment provided 100% and 90%, respectively, of our consolidated net revenue. In 2004, our SendTec business, which comprises our marketing services business segment, and our computer games business segment provided 78% and 19% of consolidated net revenue, net of intersegment eliminations, respectively. As of August 2005, the Company's revenue continues to be derived principally from the operations of SendTec, and to a lesser extent from the operations of our computer games related businesses. Our VoIP products and services have yet to produce any significant revenue. Tralliance does not expect to begin generating revenue until sometime around September 2005.

      During the first quarter of 2005, management began actively re-evaluating the Company's primary business lines, particularly in view of the Company's critical need for cash and the overall net losses of the Company. As a result, management is currently exploring a number of strategic alternatives for the Company and/or its businesses, including continuing to operate the businesses, selling certain businesses or assets, or entering into new lines of businesses.

HISTORICAL OVERVIEW

      theglobe was incorporated on May 1, 1995 (inception) and commenced operations on that date. Originally, theglobe.com was an online community with registered members and users in the United States and abroad. That product gave users the freedom to personalize their online experiences by publishing their own content and by interacting with others having similar interests. However, due to the deterioration of the online advertising market, the Company was forced to restructure and ceased the operations of its online community on August 15, 2001. The Company then sold most of its remaining online and offline properties. The Company continues to operate its Computer Games print magazine and the associated website Computer Games Online (www.cgonline.com), as well as the games distribution business of Chips & Bits, Inc. (www.chipsbits.com). On June 1, 2002, Chairman Michael S. Egan and Director Edward A. Cespedes became Chief Executive Officer and President of the Company, respectively.

      On November 14, 2002, the Company acquired certain Voice over Internet Protocol ("VoIP") assets and is now pursuing opportunities related to this acquisition. In exchange for the assets, the Company issued warrants to acquire 1,750,000 shares of its Common Stock and an additional 425,000 warrants as part of an earn-out structure upon the attainment of certain performance targets. The earn-out performance targets were not achieved and the 425,000 earn-out warrants expired on December 31, 2003.

      On February 25, 2003, theglobe.com entered into a Loan and Purchase Option Agreement, as amended, with Tralliance, an Internet related business venture, pursuant to which it agreed to fund, in the form of a loan, at the discretion of the Company, Tralliance's operating expenses and obtained the option to acquire all of the outstanding capital stock of Tralliance in exchange for, when and if exercised, $40,000 in cash and the issuance of an aggregate of 2,000,000 unregistered restricted shares of theglobe's Common Stock (the "Option"). On May 5, 2005, Tralliance and the Internet Corporation for Assigned Names and Numbers ("ICANN") entered into an agreement designating Tralliance as the registry for the ".travel" top-level domain. On May 9, 2005, the Company exercised its option to acquire all of the outstanding capital stock of Tralliance. The purchase price consisted of the issuance of 2,000,000 shares of theglobe's Common Stock, warrants to acquire 475,000 shares of theglobe's Common Stock and $40,000 in cash. The warrants are exercisable for a period of five years at an exercise price of $0.11 per share. The Common Stock issued as a result of the acquisition of Tralliance is entitled to certain "piggy-back" registration rights.

      On May 28, 2003, the Company acquired Direct Partner Telecom, Inc. ("DPT"), a company engaged in VoIP telephony services in exchange for 1,375,000 shares of the Company's Common Stock and the issuance of warrants to acquire 500,000 shares of the Company's Common Stock. The transaction included an earn-out arrangement whereby the former stockholders of DPT may earn additional warrants to acquire up to 2,750,000 shares of the Company's Common Stock at an exercise price of $0.72 per share upon the attainment of certain performance targets by DPT over approximately a three year period following the date of acquisition. The performance targets for the first 500,000 of these earn-out warrants were not achieved and expired on March 31, 2004. An additional 750,000 of the warrants were forfeited effective March 31, 2005, as performance targets for the second of the three year periods were not achieved. Subject to certain qualifications, the warrants will accelerate and be deemed earned in the event of a "change in control" of the Company, as defined in the acquisition documents.

      DPT was a specialized international communications carrier providing VoIP communications services to emerging countries. The DPT network had provided "next generation" packet-based telephony and value added data services to carriers and businesses in the United States and internationally. The Company acquired all of the physical assets and intellectual property of DPT and originally planned to continue to operate the company as a subsidiary and engage in the provision of VoIP services to other telephony businesses on a wholesale transactional basis. In the first quarter of 2004, the Company decided to suspend DPT's wholesale business and dedicate the DPT physical and intellectual assets to its retail VoIP business. As a result, the Company wrote off the goodwill associated with the purchase of DPT and has since employed these physical assets in the build out of the retail VoIP network.

      On September 1, 2004, the Company closed upon an Agreement and Plan of Merger dated August 31, 2004, pursuant to which the Company acquired all of the issued and outstanding shares of capital stock of SendTec, a direct response marketing services and technology company. Pursuant to the terms of the Merger, in consideration for the acquisition of SendTec, theglobe paid consideration consisting of: (i) $6,000,000 in cash, excluding transaction costs, (ii) the issuance of an aggregate of 17,500,024 shares of theglobe's Common Stock, (iii) the issuance of an aggregate of 175,000 shares of Series H Automatically Converting Preferred Stock (which as more fully described below, was subsequently converted into approximately 17,500,500 shares of theglobe's Common Stock), and (iv) the issuance of a subordinated promissory note in the amount of $1 million. In addition, warrants to acquire shares of the Company's Common Stock would be issued to the former shareholders of SendTec when and if SendTec exceeds forecasted operating income, as defined, of $10.125 million, for the year ending December 31, 2005. The number of earn-out warrants would range from an aggregate of approximately 250,000 to 2,500,000 (if actual operating income exceeds the forecast by at least 10%). If and to the extent the warrants are earned, the exercise price of the performance warrants would be $0.27 per share and they will be exercisable for a period of five years. The Company also issued an aggregate of approximately 4,000,000 replacement options to acquire theglobe's Common Stock for each of the issued and outstanding options to acquire SendTec shares held by the former employees of SendTec. The subordinated promissory note bears interest at the rate of 4% per annum and matures in one lump sum of principal and interest on September 1, 2005.

      Each share of the Series H Preferred Stock was automatically converted into 100 shares of theglobe's Common Stock on December 1, 2004, the effective date of the amendment to the Company's certificate of incorporation increasing its authorized shares of Common Stock from 200,000,000 shares to 500,000,000 shares.

OUR LINES OF BUSINESS

                           OUR VOIP TELEPHONY BUSINESS

      The use of the Internet to provide voice communications services is becoming more prevalent as new providers enter the market and the technology becomes more accepted. According to Insight Research, VoIP-based services will grow from $13.0 billion in 2002 to nearly $197.0 billion in 2007. VoIP technology translates voice into data packets, transmits the packets over data networks and reconverts them into voice at their destination. Unlike traditional telephone networks, VoIP does not require dedicated circuits to complete telephone calls. Instead, VoIP networks can be shared by multiple users for voice, data and video simultaneously. These types of data networks are more efficient than dedicated circuit networks because they are not restricted by "one-call, one-line" limitations of traditional telephone networks. Accordingly, improved efficiency creates cost savings that can be passed on to the consumer in the form of lower rates.

Development of our VoIP Business.

      On November 14, 2002, we entered the VoIP business by acquiring certain software assets from Brian Fowler. Today those assets serve as the foundation of the retail VoIP products and services that we provide to our customers.

      On May 28, 2003, the Company acquired DPT, a company engaged in VoIP wholesale telephony services. At the time we acquired DPT, it was a specialized international communications carrier providing wholesale VoIP communications services to emerging countries. In the first quarter of 2004, we decided to suspend DPT's wholesale business and dedicate the DPT physical and intellectual assets to our retail VoIP business.

      During the third quarter of 2003, the Company launched its first suite of consumer and business level VoIP services. The Company launched its browser-based VoIP product during the first quarter of 2004. These services allow consumers and enterprises to communicate using VoIP technology for dramatically reduced pricing compared to traditional telephony networks. The services also offer traditional telephony features such as voicemail, caller ID, call forwarding, and call waiting for no additional cost to the consumer, as well as incremental services that are not currently supported by the public switched telephone network ("PSTN") like the ability to use numbers remotely and voicemail to email services. In the fourth quarter of 2004, the Company announced an "instant messenger" or "IM" related application which enables users to chat via voice or text across multiple platforms using their preferred instant messenger service. Additionally, during the second quarter of 2005, the Company released a number of new VoIP products and features which allow users to communicate via mobile phones, traditional land line phones and/or computers.

      The Company now provides the following VoIP services, on a retail basis, to individual consumers and businesses:

o Browser-Based - full functioning voice and messaging capabilities that reside on the computer desktop and also include web-based solutions. The only system requirements are a browser and an Internet connection. The Company is seeking various patents to protect its position. The browser-based products work on broadband, dial-up and wi-fi Internet connections and can optionally be used with a USB phone or other peripheral devices.

o Hardware-Based - a long-distance or phone line replacement service. Requires an Internet connection and can optionally be used with an adapter or regular, cellular, wi-fi or USB phone directly over a user's computer if desired. The service works on broadband, dial-up and wi-fi Internet connections.

      The Company's retail VoIP products are provided under various tradenames including "voiceglo", "GloPhone" and "tglo". Customers choose their levels of service from a number of available packages and complete online registrations and credit card payment transactions via websites maintained by the Company. The Company's browser-based plans require the customers to download a simple "plug-in" to their browsers to enable voice and messaging communications. Certain of the Company's hardware-based plans require the customer to either register the phones (and phone numbers) that the customer will be using and/or to purchase and install certain peripheral equipment such as adapters or bridge devices prior to activating service.

Sales and Marketing.

      The Company is continuing to develop its 2005 product sales and distribution strategy, which is primarily focused on promoting the new products and features that were released in the second quarter of 2005. The Company intends to market its services through both direct and indirect retail sales channels, primarily through Internet advertising, structured customer referral programs and partnerships with established third party retailers.

Development of our Network and Carrier Relationships; Equipment Suppliers.

      In order to offer our services we have invested substantial time, capital and other resources on the development of our VoIP network. Our VoIP network is comprised of switching hardware and software, servers, billing and inventory systems, and telecommunication carrier services. We own and operate VoIP equipment located in leased data center facilities in Miami, New York, Atlanta and Boston, and interconnect these switches utilizing a leased transport network through numerous carrier agreements with third party providers. Through these carrier relationships we are able to carry the traffic of our customers over the Internet and interact with the PSTN. These carrier relationships also provide the Company with a leased network for telephone numbers, or "footprint," in more than 100 area codes in approximately 34 states. The network also provides for both domestic and international call termination. We generally enter into one year agreements with these data centers and carriers, with the terms of several agreements extending to three to five years. The capacity of our VoIP network, presently greatly exceeds the current level of customer demand and usage. The Company has been successful in recently terminating substantially all of the minimum usage requirement commitments for which it was previously obligated under certain of its carrier agreements. Additionally, the Company is currently negotiating to reduce the amounts payable during 2005 for other network data center and carrier circuit interconnection services.

Research and Development.

      Internet telephony is a technical service offering. As a technology, basic VoIP service, although complex, is well-understood and has been adapted by many companies that are selling basic services to consumers and businesses worldwide. The Company, however, believes that in order to be competitive and differentiate itself among its peers, it must continuously upgrade its service offering. To that end, the Company is engaged in a program of continuous development of its products. Since the initial launch of its VoIP service, the Company has introduced a number of new features which have increased the functionality of its products and has plans to introduce additional new products and features in the future.

                           OUR COMPUTER GAMES BUSINESS

Computer Games Magazine and Now Playing Magazine

- As a leading consumer print publication for games, Computer Games magazine boasts: a reputation for being a reliable, trusted, and engaging games magazine; more editorial, tips and hints than most other similar magazines; a knowledgeable editorial staff providing increased editorial integrity and content; and, broad-based editorial coverage, appealing to a wide audience of gamers.

- In Spring 2004, a new magazine, Now Playing began to be delivered within Computer Games magazine and in March 2005, Now Playing began to be distributed as a separate publication. Now Playing covers movies, DVD's, television, music, games, comics and anime, and is designed to fulfill the wider pop culture interests of our current readers and to attract a more diverse group of advertisers; autos, television, telecommunications and film to name a few.


Computer Games Online

      Computer Games Online (www.cgonline.com) is the online counterpart to Computer Games magazine.

Computer Games Online is a source of free computer games news and information for the sophisticated gamer, featuring news, reviews and previews.

- Features of Computer Games Online include: game industry news; truthful, concise reviews; first looks, tips and hints; multiple content links; thousands of archived files; and easy access to game buying.

Now Playing Online

      Now Playing Online (www.nowplayingmag.com) is the online counterpart for Now Playing magazine. Now Playing Online provides free, up-to-date entertainment news and information for the pop culture consumer.

- Features of Now Playing Online include: industry news in music, movies and games; reviews of concerts, movies and DVDs; and exclusive video interviews by Now Playing writers done with well-known Hollywood stars.

Chips & Bits

      Chips & Bits (www.chipsbits.com) is a games distribution business that attracts customers in the United States and abroad. Chips & Bits covers all the major game platforms available, including Macintosh, Window-based PCs, Sony PlayStation, Sony PlayStation2, Microsoft's Xbox, Nintendo 64, Nintendo's GameCube, Nintendo's Game Boy, and Sega Dreamcast, among others.

Advertising.

      We continue to attract major advertisers to our Computer Games print magazine, which is a widely respected consumer print magazine for gamers. During the years ended December 31, 2004 and 2003, no single advertiser accounted for more than 10% of total net revenue. For the twelve months ended December 31, 2004, 42 clients advertised in our Computer Games magazine. Following a series of cost reduction measures and restructuring, we currently have an internal advertising sales staff of two account executives and an advertising director, all of whom are dedicated to selling advertising space in our Computer Games and Now Playing print magazines and online. Although these professionals focus on developing long-term strategic relationships with clients as they sell advertisements in our Computer Games print magazine, most of our actual advertising contracts are for periods of one to three months.

                         OUR MARKETING SERVICES BUSINESS

      On September 1, 2004, the Company acquired SendTec, a direct response marketing services and technology company. SendTec provides clients a complete offering of direct marketing products and services to help their clients market their products both on the Internet ("online") and through traditional media channels such as television, radio and print advertising ("offline"). By utilizing SendTec's marketing products and services, SendTec's clients seek to increase the effectiveness and the return on investment of their advertising campaigns. SendTec's online and offline direct marketing products and services include strategic campaign development, creative development, creative production and post-production, media buying and tracking, campaign management, campaign analysis and optimization, technology systems implementation and integration for campaign tracking and many other agency type services. In addition, SendTec has a suite of technology solutions, Results, Optimization, Yield ("ROY"), SendTec Optimization and Reporting ("SOAR") and iFactz, which enable it to deliver, track, and optimize direct marketing campaigns across multiple distribution channels, including television, radio, direct mail, print and the Internet. The combination of SendTec's direct marketing capabilities, technology and experience in both online and offline marketing, enable its clients to optimize their advertising campaigns across a broad spectrum of advertising mediums. SendTec is organized into two primary product line divisions, the DirectNet Advertising Division and the Creative South Division. Additionally, its proprietary iFactz technology provides software tracking solutions that benefit both the DirectNet Advertising and Creative South businesses.

      A substantial portion of SendTec's revenue is derived from a limited number of customers. During the first half of 2005, two customers of SendTec accounted for approximately 45% of SendTec's total net revenue and during the four months ended December 31, 2004, two customers of SendTec accounted for approximately 52% of

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

SendTec's total net revenue. Two of SendTec's customers, Sureclick Promotions LLC and DDB Worldwide Communications Group, Inc., each accounted for greater than 10% of the Company's consolidated net revenue for the year ended December 31, 2004. For the six months ended June 30, 2005, SendTec customers who individually comprised over 10% of the Company's consolidated net revenue included Sureclick Promotions LLC and RealNetworks, Inc. The loss of any one or more of these customers could have a material adverse effect on SendTec's business.

DirectNet Advertising (DNA)

      DNA is the digital marketing services division of SendTec. DNA offers a variety of products and services that enable online advertisers and publishers to generate performance based results through online marketing channels such as, web advertising, e-commerce up-sells, affiliate marketing, search marketing and email marketing. DNA's broad range of products and services include creative strategy and execution, strategic offer development, production planning, media planning, media buying and search optimization. Through these products and services DNA's clients can address all aspects of the marketing continuum, from strategic planning through execution, including results management and campaign refinements. DNA's proprietary technologies, including its ROY online tracking software, allow advertisers and publishers to track, report and optimize online campaign activity all the way to the "conversion level" (which means a consumer's actual response to the offer, as for example, by making a purchase). DNA's knowledge of digital advertising strategies, targeting methods, media placements and creative executions combined with its innovative and dependable technology help DNA's clients to improve their advertising performance and return on investment.

Creative South

      Creative South is the creative strategy, production and media buying division of SendTec. Creative South services both online and offline clients of SendTec, and its production capabilities cover a range of distribution media including television, radio, direct mail, print and digital. Creative South has developed, produced and distributed numerous direct response television campaigns for clients and has received national awards for its creative and production work. Creative South maintains in-house two state-of-the-art non-linear digital video editing suites. Creative South's production department includes experienced directors, producers and editors on staff. Creative South's media buying department provides a full range of services including strategic media planning, media trafficking, media buying, media tracking and post-buy media and financial analysis. Creative South's media buying department has executed media buying assignments for all types of television (broadcast and cable), radio and print formats and Creative South's long time relationships with its media partners have enabled SendTec to provide its clients competitive media prices.

iFactz

      iFactz is SendTec's Application Service Provider or "ASP" technology that tracks and reports the online responses that are generated from offline direct response advertising. Historically, advertisers have lacked the ability to accurately track which offline advertising yields results online and thus advertisers have been unable to properly optimize their media buys. iFactz intelligently tracks and reports web activity from all offline advertising - TV (even national cable), radio, print and direct mail - in real time. iFactz's Intelligent Sourcing(TM) is a patent-pending media technology that informs the user where online customers come from, and what corresponding activity they produced on the user's website. The iFactz patent was filed in November of 2001 and SendTec expects the patent application for iFactz to be reviewed during 2005. iFactz's ASP design enables advertisers to implement and access the technology in a timely and cost efficient manner, as there are no cumbersome, time-consuming and costly implementation expenses and lead times. iFactz is licensed to clients both as a stand alone technology solution and as part of an overall campaign offering.

                         OUR INTERNET SERVICES BUSINESS

      Tralliance, headquartered in New York City, was incorporated in 2002 to develop products and services to enhance online commerce between consumers and the travel and tourism industries, including administration of the ".travel" top-level domain. In February 2003, theglobe entered into a Loan and Purchase Option Agreement, as

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

amended, with Tralliance in which theglobe agreed to fund, in the form of a loan, at the discretion of theglobe, Tralliance's operating expenses and obtained the option to acquire all of the outstanding capital stock of Tralliance. On May 5, 2005, the Internet Corporation for Assigned Names and Numbers (ICANN) and Tralliance entered into a contract whereby Tralliance was designated as the registry for the ".travel" top-level domain for a period of ten years. Effective May 9, 2005, theglobe exercised its option to purchase Tralliance.

      As the registry for the ".travel" top-level domain, Tralliance will be responsible for the administration and maintenance of the master directory and database of all second-level ".travel" domain names. In addition, Tralliance will be offering, free of charge, to all ".travel" top-level domain registrants the ".travel" directory, a global online source of travel data organized according to a unique vocabulary for the travel industry. Tralliance has outsourced or is planning to outsource to third parties many of the processes required to operate as the ".travel" registry. Expected to launch in the 2005 fourth quarter, the full introduction of ".travel" will be preceded by a start up period for limited registration of pre-authenticated ".travel" registrants during the third quarter of 2005. Tralliance does not expect to begin collecting fees from ".travel" registrars for its services until sometime in the fourth quarter 2005.

COMPETITION

VoIP Telephony Business

      The telecommunications industry has experienced a great deal of instability during the past several years. During the 1990s, forecasts of very high levels of future demand brought a significant number of new entrants and new capital investments into the industry. New global carriers were joined by many of the largest traditional carriers and built large global or regional networks to compete with the global wholesalers. However, in the last several years many of the new global carriers and many industry participants have either gone through bankruptcy or no longer exist. The networks were built primarily to meet the expected explosion in bandwidth demand from data, with specific emphasis upon Internet applications. Those forecasts have not materialized, telecommunications capacity now far exceeds actual demand, and the resulting marketplace is characterized by fierce price competition as traditional and next generation carriers compete to secure market share. Resulting lower prices have eroded margins and have kept many carriers from attaining positive cash flow from operations.

      During the past several years, a number of companies have introduced services that make Internet telephony or voice services over the Internet available to businesses and consumers. All major telecommunications companies, including entities like AT&T, Verizon, Sprint and MCI, as well as iBasis, Net2Phone and deltathree, compete or can compete directly with us. A number of cable operators have also begun to offer VoIP telephony services via cable modems which provide access to the Internet.

      Our competitors can be divided into domestic competitors and international competitors. The international market is highly localized. In markets where telecommunications have been fully deregulated, the competition continues to increase. In newly deregulated markets even new entrants to the VoIP space can rapidly capture significant market share. Competitors in these markets include both government-owned and incumbent phone companies, as well as emerging competitive carriers. The principle competitive factors in this marketplace include: price, quality of service, distribution, customer service, reliability, network capacity, and brand recognition. The long distance market in the United States is highly competitive. There are numerous competitors in the pure play VoIP space and we expect to face continuing competition from these existing, as well as new, competitors. The principal competitive factors in the marketplace include those identified above, as well as enhanced communications services. Our competitors include VoIP services companies such as Net2Phone, Skype, Vonage, Go2Call and deltathree.

      Many of our competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater brand recognition and more established relationships in the industry than we have. As a result, certain of these competitors may be able to adopt more aggressive pricing policies which may hinder our ability to market our voice services.

Computer Games Business

      Competition among games print magazines is high. We compete for advertising and circulation revenues

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

principally with publishers of other technology and games magazines with similar editorial content as our magazines. The technology magazine industry has traditionally been dominated by a small number of large publishers. We believe that we compete with other technology and games publications based on the nature and quality of our magazines' editorial content and the attractive demographics of our readers.

      The computer games marketplace has become increasingly competitive due to acquisitions, strategic partnerships and the continued consolidation of a previously fragmented industry. In addition, an increasing number of major retailers have increased the selection of video games offered by their traditional "bricks and mortar" locations and their online commerce sites, resulting in increased competition.

Marketing Services Business

      The direct response advertising market is highly competitive. We compete with a variety of large and small advertising agencies but our primary competitors are interactive marketing companies such as ValueClick, aQuantive, Advertising.com and Performics. Currently, the online performance based advertising market in which we compete is still evolving and it is expected that certain government regulations may be implemented to better define acceptable practices and methodologies.

      Many current and potential competitors have advantages over us, such as longer operating histories, greater name recognition, larger client bases, greater access to advertising space on high-traffic websites and significantly greater financial, technical and marketing resources. In addition, existing or future competitors may develop or offer services that provide significant performance, price, creative or other advantages over those offered by us.

      Current and potential competitors may establish cooperative relationships among themselves or with third parties to increase the ability of their products and services to address the needs of our clients and prospective clients. As a result it is possible that new competitors may emerge and rapidly acquire significant market share. If we fail to compete effectively against other advertising service companies, we could lose clients or advertising inventory and our revenue could decline. We expect competition to continue to increase because there are no significant barriers to entry.

      Our Results, Optimization, Yield ("ROY") online tracking software provides the Company with a unique competitive advantage by enabling us to optimize campaigns and by enabling advertising clients and distribution partners to access real-time conversion information. Additionally, our iFactz software provides an excellent complementary platform for our ROY tracking software and enables us to offer a complete technology tracking solution for online and offline direct response marketing. We believe that iFactz currently provides SendTec with a significant competitive advantage in its marketing services business and we are not aware of any similar technologies available in the market today.

      Historically, a high percentage of SendTec's marketing services revenue has been generated from a few major customers. We believe that a limited number of clients will continue to be the source of a substantial portion of SendTec's marketing services revenue for the foreseeable future. Key factors in maintaining SendTec's relationships with these clients include SendTec's performance on individual campaigns, the strength of SendTec's professional reputation and the relationships of SendTec's key executives with client personnel. To the extent that SendTec's performance does not meet client expectations, or SendTec's reputation or relationships with one or more major clients are impaired, SendTec's marketing services revenue could decline and its operating results could be adversely affected.

INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

      We regard substantial elements of our websites and underlying technology as proprietary. In addition, we have developed in our VoIP business and direct response marketing business certain technologies which we believe are proprietary. Further, we are investigating other opportunities and are seeking to develop additional proprietary technology. We attempt to protect these assets by relying on intellectual property laws. We also generally enter into confidentiality agreements with our employees and consultants and in connection with our license agreements with third parties. We also seek to control access to and distribution of our technology, documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use our proprietary information without authorization or to develop similar technology independently. We pursue the registration of our trademarks in the United States and internationally. We are also currently pursuing patent protection for certain of our VoIP technologies, including certain technology related to our linkage of a telephone number to an IP address and our browser to telephone interface, and for SendTec's direct response marketing business' iFactz Intelligent Sourcing(TM) media technology.

      Effective trademark, service mark, copyright, patent and trade secret protection may not be available in every country in which our services are made available through the Internet. Policing unauthorized use of our proprietary information is difficult. Existing or future trademarks or service marks applied for or registered by other parties and which are similar to ours may prevent us from expanding the use of our trademarks and service marks into other areas. Enforcing our patent rights could result in costly litigation. Our patent applications could be rejected or any patents granted could be invalidated in litigation. Should this happen, we may lose a significant competitive advantage. Additionally, our competitors or others could be awarded patents on technologies and business processes that could require us to significantly alter our technology, change our business processes or pay substantial license and royalty fees.

GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES

In General

      We are subject to laws and regulations that are applicable to various Internet activities. There are an increasing number of federal, state, local and foreign laws and regulations pertaining to the Internet and telecommunications, including Voice over Internet Protocol ("VoIP"). In addition, a number of federal, state, local and foreign legislative and regulatory proposals are under consideration. Laws or regulations have been and may continue to be adopted with respect to the Internet relating to, among other things, fees and taxation of VoIP telephony services, liability for information retrieved from or transmitted over the Internet, online content regulation, user privacy, data protection, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, including public safety issues like enhanced 911 emergency service ("E911"), the Communications Assistance for Law Enforcement Act ("CALEA"), the provision of online payment services, broadband residential Internet access, and the characteristics and quality of products and services.

      Changes in tax laws relating to electronic commerce could materially affect our business, prospects and financial condition. One or more states or foreign countries may seek to impose sales or other tax collection obligations on out-of-jurisdiction companies that engage in electronic commerce. A successful assertion by one or more states or foreign countries that we should collect sales or other taxes on services could result in substantial tax liabilities for past sales, decrease our ability to compete with traditional telephony, and otherwise harm our business.

      Currently, decisions of the U.S. Supreme Court restrict the imposition of obligations to collect state and local sales and use taxes with respect to electronic commerce. However, a number of states, as well as the U.S. Congress, have been considering various initiatives that could limit or supersede the Supreme Court's position regarding sales and use taxes on electronic commerce. If any of these initiatives addressed the Supreme Court's constitutional concerns and resulted in a reversal of its current position, we could be required to collect sales and use taxes. The imposition by state and local governments of various taxes upon electronic commerce could create administrative burdens for us and could adversely affect our VoIP business operations, and ultimately our financial condition, operating results and future prospects.

      Regardless of the type of state tax imposed, the threshold issue involving state taxation of any transaction is always whether sufficient nexus, or contact, exists between the taxing entity and the taxpayer or the transaction to which the tax is being applied. The concept of nexus is constantly changing and no bright line exists that would sufficiently alert a business as to whether it is subject to tax in a specific jurisdiction. All states which have attempted to tax Internet access or online services have done so by asserting that the sale of such telecommunications services, information services, data processing services or other type of transaction is subject to tax in that particular state.

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

      A handful of states impose taxes on computer services, data processing services, information services and other similar types of services. Some of these states have asserted that Internet access and/or online information services are subject to these taxes.

      Most states have telecommunications sales or gross receipts taxes imposed on interstate calls or transmissions of data. A sizable minority tax only intrastate calls. Although these taxes were enacted long before the birth of electronic commerce and VoIP, several states have asserted that Internet access and/or online information services are subject to these taxes.

      For example, in the 2005 Florida legislative session, Florida incorporated into the tax imposed by Chapter 202, Florida Statutes, (the Communications Services Tax) language which establishes tax nexus in Florida for VoIP. The Florida legislature inserted this language to protect the scope of the tax base for the Communications Services Tax. The language could have the effect of imposing the Communications Services Tax on VoIP services not based in the state of Florida.

      The Florida legislature borrowed the language that it used to amend the Florida Statute from the national Streamlined Sales Tax Project. This project is being touted by many states as a proposed tax simplification plan. If adopted by other states, the language included in the Florida law could have a far reaching effect in many states in the United States.

      Moreover, the applicability to the Internet of existing laws governing issues such as intellectual property ownership and infringement, copyright, trademark, trade secret, obscenity, libel, employment and personal privacy is uncertain and developing. It is not clear how existing laws governing issues such as property ownership, sales and other taxes, libel, and personal privacy apply to the Internet and electronic commerce. Any new legislation or regulation, or the application or interpretation of existing laws or regulations, may decrease the growth in the use of the Internet or VoIP telephony services, may impose additional burdens on electronic commerce or may alter how we do business.

      New laws and regulations may increase our costs of compliance and doing business, decrease the growth in Internet use, decrease the demand for our services or otherwise have a material adverse effect on our business.

VoIP Regulation

      The use of the Internet and private IP networks to provide voice services over the Internet is a relatively recent market development. Although the provision of such services is currently permitted by United States federal law and largely unregulated within the United States, several foreign governments have adopted laws and/or regulations that could restrict or prohibit the provision of voice communications services over the Internet or private IP networks.

Federal Communications Commission Regulation

      In the United States, the Federal Communications Commission (the "FCC") has so far declined to make a general conclusion that all forms of VoIP services constitute telecommunications services (rather than information services). The FCC's Internet Policy Working Group was established to assist the FCC in identifying, evaluating, and addressing policy issues that will arise as traditional telecommunications services migrate to Internet based platforms. The FCC has held a forum on VoIP to study and discuss issues including regulatory classification and has held two solutions summits regarding VoIP: the first solutions summit focused on VoIP solutions for E911 issues and the second solutions summit focused on VoIP solutions for disability access issues.

      On March 10, 2004, the FCC released its IP-Enabled Services Notice of Proposed Rulemaking which included guidelines and questions upon which it is seeking public comment to determine what regulation, if any, will govern companies that provide VoIP services. Specifically, the FCC has expressed an intention to further examine the question of whether certain forms of phone-to-phone VoIP services are information services or telecommunications services. The two classifications are treated differently in several respects, with certain information services being regulated to a lesser degree than telecommunications services. The FCC has noted that certain forms of phone-to-phone VoIP services bear many of the same characteristics as more traditional voice telecommunications services and lack the characteristics that would render them information services. The FCC has indicated that the mechanisms for contributing to the Universal Service Fund, issues as to applicability of access charges and other matters will be considered in that context.

      On March 10, 2004, (on the same day that the FCC released its IP-Enabled Services Notice of Proposed Rulemaking), in a response to a petition by Pulver.com which sought a declaration that Pulver.com's Free World Dialup ("FWD") is neither telecommunications nor a telecommunications service, the FCC ruled that Pulver.com's FWD offering is an unregulated information service subject to the FCC's jurisdiction. The ruling specifically does not address whether traditional phone regulations might apply to VoIP services in which end users interconnect with the traditional telephone system.

      In April 2004, in response to a petition by AT&T which sought a declaration to preclude local exchange carriers from imposing access charges on certain AT&T "phone-to-phone" IP telephony services the FCC ruled that the service that AT&T described is a telecommunications service upon which interstate access charges may be assessed. However, the FCC emphasized that its decision is limited to the type of service described by AT&T in that proceeding, i.e., an interexchange service that: (1) uses ordinary customer premises equipment (CPE) with no enhanced functionality; (2) originates and terminates on the public switched telephone network (PSTN); and (3) undergoes no net protocol conversion and provides no enhanced functionality to end users due to the provider's use of IP technology.

      In November 2004, the FCC issued a Memorandum Opinion and Order ("MO&O") which preempted an order of the Minnesota Public Utilities Commission applying its traditional telephone company regulations to Vonage's DigitalVoice service, which provides VoIP service and other communications capabilities. The FCC issued this MO&O in response to a petition that Vonage filed with the FCC. The FCC concluded that the DigitalVoice service cannot be separated into interstate and intrastate communications for compliance with Minnesota's requirements without negating valid federal policies and rules. In so doing, the FCC clarified that it, not the state commissions, has the responsibility and obligation to decide whether certain regulations apply to DigitalVoice and other IP-enabled services having the same capabilities. The FCC stated that for such services, comparable regulations of other states must likewise yield to important federal objectives. However, in this MO&O, the FCC did not express an opinion on the applicability to Vonage of Minnesota's general laws governing entities conducting business within Minnesota, such as laws concerning taxation; fraud; general commercial dealings; and marketing, advertising, and other business practices. The FCC stated that it expects that as it moves forward in establishing policies and rules for DigitalVoice and other IP-enabled services, states will continue to play their vital role in protecting consumers from fraud, enforcing fair business practices, for example, in advertising and billing, and generally responding to consumer inquiries and complaints.

      At the same time as Vonage filed its petition with the FCC, it filed a lawsuit in the district court in Minnesota against the Minnesota Public Utilities Commission ("Minnesota Commission") to challenge the Minnesota Commission's order asserting regulatory jurisdiction over Vonage and ordering Vonage to comply with all state statutes and regulations relating to the offering of telephone service in Minnesota. In October 2003, the district court entered a permanent injunction in favor of Vonage. In January 2004, the court denied a motion by the Minnesota Commission for reconsideration, and an appeal to the U.S. Court of Appeals for the Eighth Circuit is pending. However, other states are not bound by this decision and may reject the VoIP operator's position and may seek to subject us to regulation.

      If the FCC or any state determines to regulate VoIP, they may impose surcharges, taxes, licensing or additional regulations upon providers of VoIP. These surcharges could include access charges payable to local exchange carriers to carry and terminate traffic, contributions to the Universal Service Fund or other charges. In August 2004, the FCC issued a Notice of Proposed Rulemaking in which it tentatively concluded that providers of VoIP services that the Department of Justice, Federal Bureau of Investigation, and Drug Enforcement Agency (collectively, "Law Enforcement") characterize as "managed" or "mediated" are subject to the CALEA as telecommunications carriers under the "Substantial Replacement Provision." The Substantial Replacement Provision describes the unique definition of "telecommunications carrier" in CALEA to include entities that provide "a replacement for a substantial portion of the local telephone exchange service." Law Enforcement describes managed or mediated VoIP services as those services that offer voice communications calling capability whereby the VoIP provider acts as a mediator to manage the communication between its end points and to provide call set up,

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

connection, termination, and party identification features, often generating or modifying dialing, signaling, switching, addressing or routing functions for the user. Law Enforcement distinguishes managed communications from "non-managed" or "peer-to-peer" communications, which involve disintermediated communications that are set up and managed by the end user via its customer premises equipment or personal computer. In these non-managed, or disintermediated, communications, the VoIP provider has minimal or no involvement in the flow of packets during the communication, serving instead primarily as a directory that provides users' Internet web addresses to facilitate peer-to-peer communications. In this proceeding, the FCC has requested comment on the appropriateness of this distinction between managed and non-managed VoIP communications for purposes of CALEA.

      Regulations requiring compliance with CALEA could also place a significant financial burden on us. The imposition of any such additional fees, charges, taxes, licenses and regulations on VoIP services could materially increase our costs and may reduce or eliminate the competitive pricing advantage we seek to enjoy.

      In May 2005, the FCC adopted an Order and Notice of Proposed Rulemaking that requires VoIP providers to supply enhanced emergency 911 ("E911") service. On June 3, 2005, the FCC released the text of the First Report and Order and Notice of Proposed Rulemaking in the E911 proceeding (the "E911 Order"). Previously, Texas and Connecticut Attorneys General filed lawsuits against Vonage, accusing Vonage of not warning customers about limits to its 911 service. As a result of the E911 Order, VoIP service providers that interconnect to the public switched telephone network ("Interconnected VoIP Providers") will be required to mimic the 911 emergency calling capabilities offered by traditional landline phone companies. All Interconnected VoIP Providers must deliver 911 calls to the appropriate local public safety answering point ("PSAP"), along with call back number and location, where the PSAP is able to receive that information. E911 must be included in the basic service offering; it cannot be an optional or extra feature. The PSAP delivery obligation, along with call back number and location information must be provided regardless of whether the service is "fixed" or "nomadic." User registration of location is permissible initially, although the FCC is committed to an advanced form of E911 that will determine user location without user intervention, one of the topics of the further Notice of Proposed Rulemaking to be released.

      Additionally, all Interconnected VoIP Providers must obtain affirmative acknowledgement from all subscribers that they have been advised of the circumstances under which E911 service may not be available. Further, an Interconnected VoIP Provider must make it possible for customers to update their address (i.e., change their registered location) via at least one option that requires no equipment other than that needed to access the VoIP service. All Interconnected VoIP Providers must comply with the requirements of the E911 Order within 120 days of the publication of the E911 Order in the Federal Register, with the exception that the customer notification obligations must be complied with within 30 days of the publication.

      The E911 Order applies to certain of our products. Even with the E911 provisioned, the IP dialtone service provided by us is only as reliable as a customer's underlying broadband data service and Internet service provider (neither service is provided by us), and may not be suitable for use in all emergency situations.

      The E911 Order will increase our cost of doing business and may adversely affect our ability to deliver the VoIP telephony services to new and existing customers in all geographic regions. We cannot guarantee that E911 service will be available to all of our subscribers. There is also risk that specific E911 requirements may impede our ability to offer service in a manner that conforms to these requirements. The E911 Order and subsequent orders or clarifications could have a material adverse effect on our business, financial condition and operating results.

State Regulation

      Although VoIP services are presently largely unregulated by the state governments, such state governments and their regulatory authorities may assert jurisdiction over the provision of intrastate IP communications services where they believe that their telecommunications regulations are broad enough to cover regulation of IP services. A number of state regulators have recently taken the position that VoIP providers are telecommunications providers and must register as such within their states. VoIP operators have resisted such registration on the position that VoIP is not, and should not be, subject to such regulations because VoIP is an information service, not a telecommunication service and because VoIP is interstate in nature, not intrastate. Various state regulatory authorities have initiated proceedings to examine the regulatory status of Internet telephony services, and in several

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cases rulings have been obtained to the effect that the use of the Internet to provide certain intrastate services does not exempt an entity from paying intrastate access charges in the jurisdictions in question. However, in the Vonage MO&O, the FCC found that the characteristics of Vonage's DigitalVoice service preclude any practical identification of, and separation into, interstate and intrastate communications for purposes of effectuating a dual federal/state regulatory scheme. Therefore, because it is a jurisdictionally mixed service, the FCC has exclusive jurisdiction under the Act to determine the policies and rules, if any, that govern the interstate aspect of DigitalVoice service. In fact, the FCC stated that multiple state regulatory regimes would likely violate the Commerce Clause because of the unavoidable effect that regulation on an intrastate component would have on interstate use of the service. As state governments, courts, and regulatory authorities continue to examine the regulatory status of Internet telephony services, they could render decisions or adopt regulations affecting providers of VoIP or requiring such providers to pay intrastate access charges or to make contributions to universal service funding. Should the Commission determine to regulate IP services, states may decide to follow the FCC's lead and impose additional obligations as well.

Other Regulation

      The regulatory treatment of IP communications outside the United States varies significantly from country to country. Some countries currently impose little or no regulation on Internet telephony services, as in the United States. Other countries, including those in which the governments prohibit or limit competition for traditional voice telephony services, generally do not permit Internet telephony services or strictly limit the terms under which those services may be provided. Still other countries regulate Internet telephony services like traditional voice telephony services, requiring Internet telephony companies to make various telecommunications service contributions and pay other taxes. We may incur substantial liabilities for expenses necessary to comply with these laws and regulations or penalties for any failure to comply. Compliance with these laws and regulations may also cause us to have to change or limit our business practices in a manner adverse to our business.

      More aggressive regulation of Internet telephony providers and VoIP services may adversely affect our VoIP business operations, and ultimately our financial condition, operating results and future prospects.

Certain Other Regulation Affecting The Internet

      Today, there are still relatively few laws specifically directed towards online services. However, due to the increasing popularity and use of the Internet and online services, many laws and regulations relating to the Internet are being debated at all levels of governments around the world and it is possible that such laws and regulations will be adopted. It is not clear how existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel and defamation, obscenity, and personal privacy apply to online businesses. The vast majority of these laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. In the United States, Congress has recently adopted legislation that regulates certain aspects of the Internet, including online content, user privacy and taxation. In addition, Congress and other federal entities are considering other legislative and regulatory proposals that would further regulate the Internet. Congress has, for example, considered legislation on a wide range of issues including Internet spamming, database privacy, gambling, pornography and child protection, Internet fraud, privacy and digital signatures. For example, Congress recently passed and the President signed into law several proposals that have been made at the U.S. state and local level that would impose additional taxes on the sale of goods and services through the Internet. These proposals, if adopted, could substantially impair the growth of e-commerce, and could diminish our opportunity to derive financial benefit from our activities. For example, in December 2004, the U.S. federal government enacted the Internet Tax Nondiscrimination Act (the "ITNA"). While the ITNA generally extends through November 2007 the moratorium on taxes on Internet access and multiple and discriminatory taxes on electronic commerce, it does not affect the imposition of tax on a charge for voice or similar service utilizing Internet Protocol or any successor protocol. In addition, the ITNA does not prohibit federal, state, or local authorities from collecting taxes on our income or from collecting taxes that are due under existing tax rules. Various states have adopted and are considering Internet-related legislation. Increased U.S. regulation of the Internet, including Internet tracking technologies, may slow its growth, particularly if other governments follow suit, which may negatively impact the cost of doing business over the Internet and materially adversely affect our business, financial condition, results of operations and future prospects. Legislation has also been proposed that would clarify the regulatory status of VoIP service. The Company has no way of knowing whether legislation will pass or what form it might take. Domain names have been the subject of significant trademark litigation in the United States and internationally. The current system for registering, allocating and managing domain names has been the subject of litigation and may be altered in the future. The regulation of domain names in the United States and in foreign countries may change. Regulatory bodies are anticipated to establish additional top-level domains and may appoint additional domain name registrars or modify the requirements for holding domain names, any or all of which may dilute the strength of our names. We may not acquire or maintain our domain names in all of the countries in which our websites may be accessed, or for any or all of the top-level domain names that may be introduced.

      Internationally, the European Union has also enacted several directives relating to the Internet. The European Union has, for example, adopted a directive that imposes restrictions on the collection and use of personal data. Under the directive, citizens of the European Union are guaranteed rights to access their data, rights to know where the data originated, rights to have inaccurate data rectified, rights to recourse in the event of unlawful processing and rights to withhold permission to use their data for direct marketing. The directive could, among other things, affect U.S. companies that collect or transmit information over the Internet from individuals in European Union member states, and will impose restrictions that are more stringent than current Internet privacy standards in the U.S. In particular, companies with offices located in European Union countries will not be allowed to send personal information to countries that do not maintain adequate standards of privacy. Compliance with these laws is both necessary and difficult. Failure to comply could subject us to lawsuits, fines, criminal penalties, statutory damages, adverse publicity, and other losses that could harm our business. Changes to existing laws or the passage of new laws intended to address these privacy and data protection and retention issues could directly affect the way we do business or could create uncertainty on the Internet. This could reduce demand for our services, increase the cost of doing business as a result of litigation costs or increased service or delivery costs, or otherwise harm our business. Other laws that reference the Internet, such as the European Union's Directive on Distance Selling and Electronic Commerce has begun to be interpreted by the courts and implemented by the European Union member states, but their applicability and scope remain somewhat uncertain. Regulatory agencies or courts may claim or hold that we or our users are either subject to licensure or prohibited from conducting our business in their jurisdiction, either with respect to our services in general, or with respect to certain categories or items of our services. In addition, because our services are accessible worldwide, and we facilitate VoIP telephony services to users worldwide, foreign jurisdictions may claim that we are required to comply with their laws. For example, the Australian high court has ruled that a U.S. website in certain circumstances must comply with Australian laws regarding libel. As we expand our international activities, we become obligated to comply with the laws of the countries in which we operate. Laws regulating Internet companies outside of the U.S. may be less favorable than those in the U.S., giving greater rights to consumers, content owners, and users. Compliance may be more costly or may require us to change our business practices or restrict our service offerings relative to those in the U.S. Our failure to comply with foreign laws could subject us to penalties ranging from criminal prosecution to bans on our services.

               WHERE YOU CAN FIND MORE INFORMATION ABOUT THEGLOBE

      theglobe files annual, quarterly and special reports, proxy statements and other information with the SEC. These materials can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of these materials can also be obtained from the SEC at prescribed rates by writing to the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC maintains a World Wide Web site at http://www.sec.gov that contains annual and quarterly reports, proxy and other information that are filed electronically with the SEC.

                                     ANNEX A
                   (the Asset Purchase Agreement, as Amended)


                            ASSET PURCHASE AGREEMENT


      THIS ASSET PURCHASE AGREEMENT is entered into as of August 10, 2005, by and between RelationServe Media, Inc., a Nevada corporation, or a designated subsidiary thereof (the "BUYER"), theglobe.com, inc., a Delaware corporation ("GLOBE") and SendTec, Inc., a Florida corporation ("SELLER").

      WHEREAS, Seller is engaged in the direct-response marketing business;

      WHEREAS, Seller is a wholly-owned subsidiary of Globe;

      WHEREAS, Seller and Globe desire that Seller sell, and Buyer desires to purchase, substantially all of the business and assets of Seller (the "BUSINESS") on the terms and conditions set forth in this Agreement; and

      NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants contained herein and intending to be legally bound, Buyer and Seller hereby agree as follows:

      ARTICLE 1. SALE AND TRANSFER OF ASSETS.

      1.1. Acquired Assets. Subject to the terms and conditions set forth herein, including, without limitation, satisfaction or waiver of the conditions set forth in Sections 9 and 10 hereof, at the Closing (as defined herein), Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller's right, title and interest in, to and under the business, rights, claims and assets (of every kind, nature and description, whether tangible or intangible, whether accrued, contingent or otherwise, and wherever situated and whether or not reflected on the books and records of Seller) relating to or used in connection with, or necessary for the conduct of, the Business, except the Excluded Assets (as defined herein) (the "ACQUIRED ASSETS"), free and clear of any and all liens, security interests, claims, charges, options, mortgages, debts, leases (or subleases), conditional sales agreements, title retention agreements, material defects as to title or restrictions against the transfer or assignment thereof and encumbrances of any kind (collectively, "ENCUMBRANCES") except for such Encumbrances listed on
Schedule 1.1 hereto ("PERMITTED ENCUMBRANCES"). The Acquired Assets shall include, without limitation, the following:

            (a) All tangible assets used in or necessary to the Business, whether owned or leased and whether located on the property of the Business or elsewhere, including, without limitation, all manufacturing, production, maintenance, testing and other machinery, motor vehicles, furniture, computers, printers and office equipment;

            (b) All intangible assets used or useful in or necessary to the Business, including, without limitation: the name "SendTec" and all derivations thereof, all trade names, domain names, websites, service marks names, trade dress, logos, trade secrets, copyrights, designs, technical information, know-how, processes, techniques, research and development information, supplies, plans, proposals, technical data, computer software, financial, marketing and business data, pricing and cost information, business and marketing plans, formulas, devices, software or compilations of information; all patents, license rights and sublicense rights to all patents and trademarks, and other intangible assets registered in the name of Seller and currently used or proposed to be used by Seller or any of its Affiliates in connection with, or necessary or useful for the conduct of the Business, all registrations and applications therefore and all licenses (as licensee or licensor) and other agreements related thereto (the "INTELLECTUAL PROPERTY") all of which are listed on Schedule 5.11(a) hereto, and all of Seller's rights to use or allow others to use such Intellectual Property and all claims for infringement of any Intellectual Property, and intangible rights relating thereto;

            (c) All current customer or client lists, files, documentation, records and related documentation used in connection with the Business, all of which customers (but not other information) are listed on Schedule 1.1(c) hereto;

            (d) All of Seller's rights to the products, services and product or service line extensions of the Business, whether now existing or currently under development;

            (e) All of the Seller's rights and interests arising under or in connection with Contracts (as defined in Section 5.14 hereof), all of which are listed on Schedule 1.1(e) hereto;

            (f) All franchises, licenses, permits, consents, authorizations, approvals and certificates, or any waiver of the foregoing, required by any person or organization including any Governmental Authority (as defined herein), held, used or otherwise possessed by Seller in connection with and/or necessary to the operation of the Business, to the extent transferable to Buyer under applicable laws, all of which are listed on
      Schedule 1.1(f) (the "PERMITS");

            (g) All leases of equipment, machinery or other tangible personal property used in connection with and/or necessary to the operation of the Business, all of which are listed on Schedule 1.1(g) (the "PERSONAL PROPERTY LEASES" and the personal property subject to such leases to the extent of Seller's leasehold interest therein);

            (h) All leases of real property used in connection with and/or necessary to the operation of the Business as listed on Schedule 1.1(h) (the "REAL PROPERTY LEASES", and the real property subject to such leases to the extent of Seller's leasehold interest therein, the "LEASED REAL PROPERTY");

            (i) All goodwill and going concern value associated with the Business;

            (j) All books of account, general, financial, Tax (as defined herein) and personal records, property records, purchasing and sales records, credit and collections records, personnel and payroll records, invoices, shipping records, warranties on all services, supplies and equipment, correspondence and other documents, files, papers, mailing lists, customer, licensee, representative and vendor lists, and all computer software, programs and data and any rights thereto owned, associated with or employed by Seller or its Affiliates used in, or relating to, the Business;

            (k) All rights with respect to unemployment, workers' and workmen's compensation, and other similar insurance reserves and rebates relating to Transferred Employees (as defined herein);

            (l) All amounts owing Seller or any of its Affiliates as of the Closing for services or products provided by the Business prior to the Closing, whether or not an invoice for such services or products has been submitted, including, without limitation, prepaid assets and expenses, insurance allocations, travel advances, rent and utility deposits and deposits for goods and services relating to the operation of the Business (the "ACCOUNTS RECEIVABLE") as listed on Schedule 1.1(l);

            (m) All cash, commercial paper, cash equivalents and marketable securities of the Business on hand or in any bank accounts or securities accounts owned by Seller, each of which is listed on Schedule 1.1(m).

            (n) All customer deposits of the Business owned by Seller;

            (o) All information services systems and computer hardware and software of the Business;

            (p) All sales data, including all sales representatives, account books, logs and other documents reflecting sales strategies and appointments and suppliers' names of the Business and all sales and promotional materials used by Seller in connection with the Business;

            (q) All of Seller's inventories of the Business existing on the Closing Date (as defined herein), including but not limited to, disposables, spare parts, materials, works-in-process, active shipments, ordered goods and supply items, that are (i) held for sale or rent, (ii) used in connection with the sale or rental or other Acquired Assets, (iii) parts used in the repair of Acquired Assets, or (iv) held by a third party under a rental arrangement whether located on the premises of either Seller, in transit to or from such premises, in warehouses, in premises of manufacturers (collectively "INVENTORY");

            (r) All claims, causes of action, rights of recovery and rights of set-off of any kind (including rights to insurance proceeds, indemnity claims and rights under and pursuant to all warranties, service contracts, representations and guaranties made by suppliers of products, materials or equipment, or components thereof and third-party service providers), pertaining to or arising out of, the Business and inuring to the benefit of Seller with respect to the Business;

            (s) All products, ideas or concepts of the Seller under research on or prior to the Closing Date that relate to the Business;

            (t) All other assets, properties, rights and business of every kind and nature owned or held by Seller or its Affiliates which are used in the Business, or in which Seller has an interest, known or unknown, fixed or unfixed, choate or inchoate, accrued, absolute, contingent or otherwise, whether or not specifically referred to in this Agreement, except the Excluded Assets.

      1.2. Excluded Assets. Notwithstanding the foregoing, the following assets relating to the Business are being retained by Seller, are expressly excluded from the purchase and sale contemplated hereby, and, as such, are not included in the Acquired Assets (the "EXCLUDED ASSETS"):

                  (i) All property and assets of Seller that are not related to the Business;

                  (ii) All insurance policies, other than rights to receive
            proceeds of insurance policies related to the Acquired Assets or the Business, and all rights of offset, counterclaims and insurance coverage thereunder;

                  (iii) All severance, pension, retirement and other employee benefit plans other than the right to any refunds or reimbursements thereunder;

                  (iv) All rights of Seller with respect to the claims, refunds, causes of action, rights of recovery, rights of set-off and all other rights and assets of every kind and nature related to the Excluded Liabilities (as defined below);

                  (v) All monies to be received by Seller and all other rights of Seller under this Agreement including, without limitation, the Purchase Price (as defined herein) and the other agreements, documents, and instruments executed or delivered in connection with this Agreement; and

                  (vi) The right to receive mail and other communications
            addressed to Seller relating to any of the assets described in the foregoing clauses (i) through (v) or the Excluded Liabilities.

      ARTICLE 2. ASSUMPTION OF OBLIGATIONS.

      2.1. Assumption of Certain Liabilities. Buyer is assuming only the following liabilities and obligations of Seller, and Buyer and Seller agree that there will be no other outstanding liabilities, to suppliers or otherwise, of the Business assumed by Buyer, other than those listed in this Section 2.1:

            (a) The liabilities reflected on the Balance Sheet and all other liabilities of the Business incurred thereafter in the Ordinary Course; and

            (b) All other liabilities and obligations of the Business and the Acquired Assets to the extent first arising or maturing (but only to the extent so maturing) after the Closing Date.

      The liabilities and obligations of Seller identified in subsections (a) and (b) of this Section 2.1 are hereinafter collectively referred to as the "ASSUMED LIABILITIES."

      2.2. Liabilities Not Assumed. With the exception of the Assumed Liabilities, Buyer shall not by execution and performance of this Agreement or otherwise, assume or otherwise be responsible in any way for any liability or obligation of any nature, whether absolute, contingent, accrued, or known or unknown, of Seller or any Affiliate of Seller whether or not relating to the Business.

      ARTICLE 3. PURCHASE PRICE.

      The total purchase price for the Acquired Assets to be paid to Seller by Buyer shall be Thirty-Seven Million Five Hundred Thousand Dollars ($37,500,000) (the "PURCHASE PRICE") and shall be paid in the following manner:

      3.1. Closing Payment. At the Closing (as defined herein), against delivery of appropriate instruments of sale, transfer, conveyance and assignment with respect to the Acquired Assets, Buyer shall deliver to Seller:

            (a) Thirty-Six Million Five Hundred Thousand Dollars ($36,500,000) to be paid as follows at Closing:

                  (i) Thirty-Five Million Five Hundred Thousand Dollars
            ($35,500,000) (the "CLOSING AMOUNT") to be paid in immediately available funds by wire transfer to the bank account of Globe; and

                  (ii) One Million Dollars ($1,000,000) (the "ESCROW AMOUNT"),
            which shall be released pursuant to the terms of the that certain Escrow Agreement by and between Buyer, Globe and Proskauer Rose LLP (the "ESCROW AGENT"), dated as of the date hereof, substantially in the form of Exhibit A hereto (the "ESCROW AGREEMENT") and sent by wire transfer to the bank account of Globe; and

            (b) One Million Dollars in cash ($1,000,000) (the "Holdback Cash"), which shall, together with the Escrowed Shares, be held by the Holdback Escrow Agent pursuant to the terms of the Holdback Escrow Agreement (as such terms are defined in Section 3.2 below).

      3.2. Escrowed Shares.

            (a) As additional protection for the Buyer in the event that the Buyer suffers any Losses for which the Buyer is entitled to indemnification hereunder, Globe shall, at the Closing, issue to the Buyer and deposit with Olshan Grundman Frome Rosenzweig & Wolosky, LLP (the "HOLDBACK ESCROW AGENT"), a number of shares of restricted common stock of Globe (the "ESCROWED SHARES") having an aggregate value of Seven Hundred and Fifty Thousand Dollars ($750,000) (valued at the average closing price of Globe common stock over a trailing ten (10) day period prior to the Closing, which shares shall be entitled to customary "piggyback" registration rights). Unless and until any Escrowed Shares are released to the Buyer pursuant to the Holdback Escrow Agreement (as defined below), the Buyer may not sell, assign, pledge, encumber or otherwise transfer such Escrowed Shares, nor shall the Buyer have the right to vote such Escrowed Shares.

            (b) Partial Release of Holdback Cash. On the first to occur of: (i) the date that is six months after the Closing Date; or (ii) the date that Buyer receives audited financial statements of the Business for the fiscal year ended December 31, 2005 (the first of such dates being the "PARTIAL RELEASE DATE"), the parties shall cause the Holdback Escrow Agent to release from the Holdback Escrow Agreement (as defined below) and pay to Globe the sum of Seven Hundred Fifty Thousand Dollars ($750,000) in cash; provided, however, that if, on the Partial Release Date, the Buyer (A) shall have sustained indemnifiable Losses in excess of $100,000 that have already been satisfied by recourse against the Holdback Cash, (B) shall have pending any good faith Claims for indemnifiable Losses that are reasonably estimated by the Buyer to exceed

      $100,000 in the aggregate or (C) shall have pending any good faith Claims for indemnifiable Losses that would, when Buyer's reasonable estimates thereof are aggregated with any indemnifiable Losses sustained by Buyer that have already been satisfied by recourse against the Holdback Cash, exceed $100,000, then such $750,000 sum shall not be paid to Globe on the Partial Release Date and the entire balance of the Holdback Cash remaining on the Partial Release Date shall continue to be held and disbursed by the Holdback Escrow Agent pursuant to the terms of the Holdback Escrow Agreement.

            (c) Holdback Escrow Agreement. The Holdback Cash and the Escrowed Shares shall be held by the Holdback Escrow Agent pursuant to an Escrow Agreement substantially in the form of Exhibit B hereto (the "HOLDBACK ESCROW AGREEMENT") during the Indemnification Period (as defined herein). At the expiration of the Indemnification Period, (i) the then remaining balance of the Holdback Cash shall be paid to Globe and (ii) the then remaining number of Escrowed Shares shall be returned to Globe, whereupon such Escrowed Shares shall be cancelled and shall cease to be issued and outstanding. The Holdback Cash and Escrowed Shares shall not, to the extent permitted by law, be subject to claims of any creditors of Globe or Seller.

            (d) Globe's Election. In the event that the Buyer suffers any Loss(es), for which the Buyer is entitled to indemnification hereunder for which the Holdback Cash shall not be sufficient to fully indemnify Buyer as provided in Article 11, Buyer shall have the right at the time of payment of any such Claim(s) to payment of the deficit by transfer to Buyer by the Holdback Escrow Agent of such number of the Escrowed Shares that shall have an aggregate Fair Market Value that is sufficient to pay such deficit. If the Fair Market Value of the Escrowed Shares is less than the amount required to be remitted to Buyer, then Seller and Globe shall be jointly and severally liable and shall be required at the time required for payment of such Claim(s) to immediately pay to the Buyer the difference between the Fair Market Value of the Escrowed Shares (or the then remaining Escrowed Shares) and the amount of such Loss(es) payable in respect of such Claim(s) (such difference, the "Share Value Deficit"); provided, however, that in no event shall more than an aggregate of $750,000 in value (whether in the transferred Escrowed Shares' Fair Market Value or in cash required to fund a Share Value Deficit) be payable in respect of any Loss(es) that cumulatively become payable for which the Holdback Cash shall not be sufficient to fully indemnify as provided in
      Article 11. In addition, in the event that the Buyer suffers any Loss(es) for which Buyer is entitled to indemnification hereunder for which the Escrowed Shares shall be paid to Buyer, Globe shall have the right to elect to pay all or a portion of such Loss(es) in cash in lieu of Escrowed Shares, provided, further, that Globe (i) gives prompt written notice of such election to Buyer prior to delivery of the Escrowed Shares to Buyer by the Holdback Escrow Agent, and (ii) pays to Buyer by wire transfer of immediately available funds an amount equal to the Fair Market Value of the Escrowed Shares that would have been released to Buyer had Globe not elected to pay such Loss(es) in cash.

      3.3. Adjustments to Purchase Price.

            (a) Closing Date Balance Sheet Adjustment. The Purchase Price shall be adjusted at Closing in accordance with the Closing Date Balance Sheet, as defined below, to the extent that Seller's Net Working Capital as reflected on the Closing Date Balance Sheet is more than or less than $0.

            (b) Closing Date Balance Sheet. Seller shall prepare and deliver an estimated balance sheet dated as of the Closing Date (the "CLOSING DATE BALANCE SHEET"), as soon as practical, but in all cases, within one (1) Business Day (as defined herein) prior to the Closing Date. Such Closing Date Balance Sheet shall be prepared by Seller's accountants in accordance with GAAP applied consistently with past accounting practices of Seller. If the Closing Date Balance Sheet establishes that Seller's Net Working Capital is more or less than $0, then, in that event, the Purchase Price shall be increased or decreased dollar-for-dollar (the "ADJUSTMENT") by the amount of the excess or deficiency. Thus, for example, if the Closing Date Balance Sheet shows Net Working Capital of $250,000, the Purchase Price shall be increased by $250,000. If, on the other hand, the Closing Date Balance Sheet shows Net Working Capital of less than $0, the Purchase Price shall be reduced to the extent of such deficit.

      3.4. Post-Closing Audit Adjustment. Buyer shall direct the preparation of an audit of the Closing Date Balance Sheet and shall deliver the same to the Globe and Seller prior to March 31, 2006. To the extent that the audited Closing Date Balance Sheet shows a different Net Working Capital as of the Closing Date than the estimate previously prepared by Seller, Globe and Seller shall be responsible to pay to Buyer the amount of any deficit by which Net Working Capital is less than the estimate, and Buyer shall pay to Seller, any greater amount by which the audited Closing Date Balance Sheet Net Working Capital exceeds the estimate within 15 days of delivery of the audited Closing Date Balance Sheet to Seller.

      3.5. Allocation of Purchase Price. The parties hereto agree that the taxable purchase of the Acquired Assets shall be an "applicable asset acquisition" governed by Section 1060 of the Code. The parties hereto further agree that the Purchase Price shall be allocated in accordance with Schedule 3.5 hereto (as may be later adjusted in accordance with Section 3.3). Each of Buyer and Seller agrees to complete IRS Form 8594 consistently with such allocation and, if requested by the other, to furnish the other with a copy of such Form prepared in draft form no less than 45 days prior to the filing due date of such Form. None of Buyer, Seller or Seller's Affiliates shall file any return or take a position with any taxing authority or in connection with any tax related litigation that is inconsistent with this Section 3.5, unless required to do so pursuant to a determination within the meaning of Section 1313(a) of the Internal Revenue Code (the "CODE").

      ARTICLE 4. CLOSING.

      4.1. Closing. The closing of the transactions contemplated hereby (the "CLOSING") shall be held at such date, time and place as Buyer and Seller mutually agree but in any event prior to October 31, 2005 (the "CLOSING DATE").

      4.2. Deliveries at Closing. Upon satisfaction or waiver of all conditions set forth herein, at the Closing:

            (a) Seller shall duly execute and deliver to the Buyer bills of sale and instruments of assignment and transfer as may be necessary to vest in the Buyer good and marketable title to all of the Acquired Assets, in each case subject to no Encumbrance, and for assumption of the Assumed Liabilities.

            (b) The Buyer shall deliver or cause to be delivered the Closing Amount to Seller.

            (c) The Escrow Amount shall be released to Seller pursuant to the terms of the Escrow Agreement.

            (d) The Holdback Amount shall be delivered into escrow for the Indemnification Period under the Holdback Escrow Agreement.

            (e) Each of the parties thereto shall execute and deliver each of the documents, instruments or agreements required to be executed and delivered pursuant to Sections 9 and 10 hereof.

      ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF SELLER AND GLOBE. The Seller and Globe, jointly and severally, represent and warrant to the Buyer as of the date hereof (except as otherwise indicated) as follows, provided, however, that Seller's and Globe's representations and warranties contained in Section 5.3(b) or (c) (as it relates to Seller and/or the Business), 5.5 (as it relates to Seller and/or the Business) 5.6, 5.7, 5.8, 5.9 (as it relates to Seller and/or the Business), 5.10 (as it relates to Seller and/or the Business) 5.11, 5.12, 5.13, 5.14, 5.15, 5.16 (as it relates to Seller and/or the Business), 5.17, 5.18, 5.19 and 5.20 (collectively, the "Operational Representations") shall not be deemed to have been made upon execution by Globe hereof, and shall only be deemed made when, and if, comparable representations and warranties are made by Seller Management (as defined in Section 9.11) to Globe (and as to which representations and warranties by Seller Management Buyer shall also be entitled to rely upon hereunder provided, however, neither Seller nor Globe shall be required to obtain Seller Management consent to any such reliance), which may be made in the Globe Redemption Agreement (as defined in Section 9.10) or in any another document or agreement, relating to such matters, and upon obtaining such management representations, the Operational Representations shall be deemed to be made by Globe:

      5.1. Organization; Authority. (a) Globe is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida (i.e., Seller is organized and its status is "active"). Seller and Globe are each duly licensed or qualified to do business as a foreign entity, and are each in good standing in each jurisdiction where such qualification is necessary as listed on Schedule 5.1, which, with respect to Seller, are the only jurisdictions in which qualifications are required in connection with the operation of the Business. True and complete copies of the charter and bylaws, including any amendments thereto through the date hereof (certified as of a recent date hereof by the Secretary of each Seller), of each of Seller and Globe have been delivered to Buyer.

            (b) Seller and Globe each have all requisite corporate power and authority to (i) execute and deliver this Agreement, the other Transaction Documents to which each is a party (the "SELLER TRANSACTION DOCUMENTS") and any related agreements to which either of them is a party and to perform the transactions contemplated hereby and thereby (the "CONTEMPLATED

      TRANSACTIONS"), (ii) to use its corporate name, (iii) to operate its business and to carry on its business as presently conducted, and (iv) to own, lease and otherwise hold its properties and assets. All of the issued and outstanding capital stock of Seller is owned beneficially and of record by Globe.

      5.2. Authority Relative to the Transaction Documents. Seller and Globe have all requisite corporate authority and power to execute and deliver this Agreement and the other Seller Transaction Documents to which it is or will become a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Seller Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all required corporate and stockholder action on the part of Seller and by all required corporate and stockholder action on the part of Globe and no other corporate, shareholder or other proceedings on the part of Seller or Globe (other than stockholder approval by the stockholders of Globe) are necessary to authorize this Agreement or the other Seller Transaction Documents or to consummate the Contemplated Transactions. The Seller Transaction Documents have been duly and validly executed and delivered by Seller and Globe as applicable, and, assuming the Seller Transaction Documents have been duly authorized, executed and delivered by Buyer, the Seller Transaction Documents constitute the valid and binding agreement of Seller and Globe enforceable against Seller and Globe in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers and subject to the limitations imposed by general equitable principles (regardless whether such enforceability is considered in a proceeding at law or in equity).

      5.3. Non-Contravention. Except as listed on Schedule 5.3, the execution and delivery by Seller and Globe of this Agreement and the Seller Transaction Documents and the consummation by the Seller and Globe of the Contemplated Transactions will not (a) violate or conflict with any provision of their respective charters or bylaws, each as amended to date; (b) conflict with or result in the breach or termination of (or constitute a default for any event which, with notice or lapse of time or both would constitute a default) under, or give to others any rights of termination or cancellation of, or accelerate the performance required by, or maturity of, or result in the creation of any Encumbrance pursuant to any of the terms, conditions or provisions of, any Contract which either Seller or Globe is a party; (c) constitute a violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any Encumbrance; or (d) violate any statute, law, ordinance, guideline, interpretation, judgment, decree, order, regulation or rule of any Governmental Authority (as defined herein). The execution and delivery of this Agreement by Seller and Globe and the performance of this Agreement, the Seller Transaction Documents and the related or Contemplated Transactions by Seller and Globe will not require filing or registration with, or the issuance of any Permit by, any Person or Governmental Authority under any applicable Law (other than any obligations to file an Information Statement and other reports as required by the Exchange Act (as defined herein) or any contracts to which Seller and Globe is a party. The Contemplated Transactions will not violate or conflict with any contract, agreement, or understanding relating to the acquisition of Seller by Globe.

      5.4. Compliance with Law. Except as set forth on Schedule 5.4, the Business has been conducted in accordance with all applicable Laws (except, in each such case, for any non-compliance that individually or in the aggregate has not had, and would not reasonably be expected to have, a Material Adverse Effect). Seller has complied with, and is in compliance with (a) all Laws applicable to Seller or any of its properties and (b) all terms and provisions of all Contracts to which Seller is a party, or to which the Acquired Assets or the Business is subject (except, in each such case, for any non-compliance that individually or in the aggregate has not had, and would not reasonably be expected to have, a Material Adverse Effect). Except as set forth in Schedule
5.4 hereto, neither Seller nor Globe has committed, been charged with, or been under investigation with respect to, nor does there exist, any violation of any provision of any Law with respect to the Acquired Assets or the Business. Neither the Seller nor Globe is subject to any decree, injunction, judgment, order, ruling, assessment or writ issued by any Governmental Authority which could impair its ability to consummate the transactions contemplated hereby or adversely affect Buyer's ownership of the Acquired Assets or conduct of the Business from and after Closing.

      5.5. SEC Documents; Financial Statements. (a) Since August 30, 2004, Globe has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission ("SEC") pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements included in the SEC Documents ("SEC FINANCIAL STATEMENTS") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The SEC Financial Statements have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP"), consistently applied during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Seller and Globe (as it relates to Seller and the Business) as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). As at the respective dates of the SEC Financial Statements, there were no material liabilities or obligations of Seller (whether absolute or contingent) except for those liabilities and obligations reflected on or adequately reserved for therein. To the knowledge of the executive officers of Globe, no information provided by or on behalf of Seller to Buyer or which is included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are or were made, not misleading.

            (b) Certain Financial Information. Globe has delivered to Buyer complete and correct copies of (i) audited financial statements for Seller as of and for the calendar year ended December 31, 2004 and the related statements of income and cash flows for the periods ending on such date; and (ii) the unaudited financial statements for Seller as of and for the 6-month period ended June 30, 2005 (the "BALANCE SHEET DATE") and the related statements of income and cash flows for the periods ending on such dates (the "SELLER FINANCIAL STATEMENTS", and together with the SEC Financial Statements, the "FINANCIAL STATEMENTS"), copies of which are attached as Exhibit 5.8(b) hereto. The unaudited balance sheet of Seller as of the Balance Sheet Date is hereinafter referred to as the "BALANCE SHEET". Each of the Seller Financial Statements has been prepared in accordance with GAAP, applied on a consistent basis throughout the relevant periods (except as may be otherwise indicated in such Seller Financial Statements or the notes thereto), and fairly presents in all material respects the assets, liabilities and financial position of Seller as of such dates and for the periods indicated subject, in the case of unaudited financial statements, to normal year end adjustments. Since the Balance Sheet Date, there has been no change in any of the significant accounting policy practices or procedures of Seller or Globe.

      5.6. Absence of Certain Changes and Events. Since the Balance Sheet Date, Seller's business has been conducted only in the ordinary course of business consistent with past practice of Seller (the "ORDINARY Course"). Without limiting the foregoing, except as set forth on Schedule 5.6, since the Balance Sheet Date, there has not been, occurred or arisen:

            (a) any material adverse change in the operations (as now conducted or as presently proposed to be conducted), assets, liabilities, earnings, business, properties, rights, net worth, or condition (financial or otherwise) of Seller, nor are any such changes threatened, anticipated or contemplated;

            (b) any sale, lease or other disposition of any properties or assets of Seller, or any transaction that is material to the business of Seller entered into or carried out, except in the Ordinary Course;

            (c) any material change made in the methods of doing business, nor has a Material Adverse Effect in the accounting principles or practices or the method of application of such principles or practices used by Seller or any change in depreciation or amortization policies or rates theretofore adopted occurred;

            (d) any Encumbrance imposed or agreed to be imposed on or with respect to any of the Acquired Assets or capital stock of Seller, other than the Permitted Encumbrances;

            (e) any modification, waiver, change, amendment, release, rescission or termination of, or accord and satisfaction with respect to, any material term, condition or provision of any Contract (as defined herein), other than any satisfaction by performance in accordance with the terms thereof in the Ordinary Course;

            (f) any actual, threatened, anticipated or contemplated casualty, loss, damage or destruction (whether or not covered by insurance), conversion, termination, cancellation, default or taking by eminent domain or other action by any Governmental Authority that has had or could reasonably be expected to have a Material Adverse Effect;

            (g) any adverse pending, threatened, anticipated or contemplated dispute of any kind with any contractor, subcontractor, customer, supplier, source of financing, employee, landlord, subtenant or licensee of Seller that is reasonably likely to result in any material reduction in the amount, or any change in the material terms or conditions, of business with any material customer, supplier or source of financing of Seller;

            (h) any increase, other than in the Ordinary Course, in the compensation payable or to become payable to any of Seller's officers, employees, agents or consultants (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing or other plan or commitment), or the entering into with or modification of any employment contract or other agreement concerning the compensation of any officer, or employee, or the making of any loan to, or engagement in any transaction with, any officers, directors or shareholders of Seller, or the establishment of any new, or the modification of any existing, employee benefit, compensation or stock plan of Seller that affects the employees of Seller;

            (i) capital expenditures or commitments therefore by Seller in excess of $10,000 in the aggregate for additions, alterations or modifications to the property, plant or equipment of Seller;

            (j) the incurrence of any material obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) or the incurrence or entering into of any transaction, contract or commitment by Seller with respect to its business, other than items incurred or entered into (as the case may be) in the Ordinary Course;

            (k) any payment, discharge or satisfaction of any claim, Encumbrance or liability by Seller other than in the Ordinary Course (whether absolute, accrued, contingent or otherwise and whether due or to become due);

            (l) any labor trouble, problem or grievance that has had or could reasonably be expected to have a Material Adverse Effect;

            (m) any license, sale, transfer, pledge, mortgage or other disposition of any tangible or intangible asset or Intellectual Property of Seller other than in the Ordinary Course;

            (n) any cancellation of any Indebtedness (as defined herein) or claims or any amendment, termination, diminution or waiver of any rights of material value to Seller;

            (o) any change in the customers or the personnel of Seller other than such routine changes which occur in the Ordinary Course;

            (p) any material decrease in the level of maintenance of any material tangible assets of Seller from that level generally in effect prior to the date hereof;

            (q) any material failure to operate the business of Seller in the Ordinary Course, including, but not limited to, any failure by Seller to make capital expenditures or investments in Seller or any failure to pay trade accounts payable consistent with past practice;

            (r) any pending, threatened, anticipated or contemplated occurrence or situation of any kind, nature or description (including, without limitation, the enactment of any Laws (as defined herein)) that has had or could reasonably be expected to have a Material Adverse Effect; and

            (s) any agreement or understanding, whether in writing or otherwise, for Seller to take any of the actions specified in (a) through (r) above.

      5.7. Title to Properties.

            (a) Acquired Assets. Seller has, and is transferring to Buyer, good, clear and valid record and marketable title to, and possession of, all of the Acquired Assets owned by Seller, free and clear of any Encumbrances (other than Permitted Encumbrances). Seller has, and is transferring to Buyer, valid and subsisting leasehold interests or licenses in, and possession of, all of the Acquired Assets that are leased by Seller. Seller has the full right, power and authority to sell, convey, transfer, assign and deliver the Acquired Assets, without the need to obtain the consent or approval of any third party, except as listed on Schedule 5.7(a). At and as of the Closing, Seller will convey the Acquired Assets to Buyer by deeds, bills of sale, certificates of title and other instruments of assignment and transfer effective in each case to vest in Buyer, and Buyer will have, good and valid record and marketable title to all of the Acquired Assets, free and clear of any and all Encumbrances, except for Permitted Encumbrances. The Acquired Assets are, in all material respects, in good condition and repair and are adequate and sufficient for Seller's intended purposes, ordinary wear and tear excepted. The Acquired Assets will transfer to Buyer under this Agreement (and other documents contemplated hereby), and constitute, all of the material assets and properties (personal and mixed, tangible and intangible) and rights necessary or desirable to permit Buyer to conduct the Business consistent with Seller's past business practice.

            (b) Leases. (i) Schedule 1.1(h) contains a list of all material agreements under which real property is leased by Seller and used in connection with the Business. All of the Leased Real Property including any buildings, structures and appurtenances thereon, are, to Seller's knowledge, in good operating condition and repair, are in such condition as to permit surrender by Seller to the lessors thereof without any material cost or expense for repair or restoration if any of the Real Property Leases were terminated on the date hereof, are adequate and suitable for the uses for which intended by Seller, each has adequate rights of ingress and egress for operation of the Business in the Ordinary Course and there does not exist any condition that interferes in any material may with the use or the economic value thereof.

                  (ii) Schedule 1.1(g) contains a list of all leases or material agreements under which Seller, with respect to the Business, is lessee of or holds or operates any items of machinery, equipment, motor vehicles, computer equipment, printers, office furniture or fixtures owned by any third party, true, complete and correct copies (or, in the case of oral leases or agreements, descriptions) of which leases and agreements have been furnished to Buyer. Seller are the owners and holders of all of the leasehold estates purported to be granted by such leases or agreements and all other leases or agreements under which Seller are lessee of or hold or operate any such items owned by a third party, and each of such leases and agreements is in full force and effect and constitutes a legal, valid and binding obligation of the respective parties thereto enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity. There is not under any of such leases any existing default or, to the knowledge of Seller, event, condition or occurrence which, with the giving of notice or lapse of time, or both, would constitute a default thereunder. Except as provided on Schedule 5.7(c)(ii) hereto, to Seller's knowledge, each of the items of machinery, equipment, printers, office furniture and fixtures covered by the Personal Property Leases is in good operating condition and repair, is in such condition as to permit surrender thereof by Seller to the lessors without any material cost or expense for repair or restoration if such leases were terminated on the date hereof, is suitable for the uses for which intended by Seller in the Ordinary Course and there does not exist any condition that interferes in any material way with the use or economic value thereof.

      5.8. Absence of Liabilities. Except for the Assumed Liabilities, and except as set forth on Schedule 5.8 there are no material liabilities or obligations of any nature (whether liquidated, unliquidated, accrued, absolute, contingent or otherwise, and whether due or to become due) probable of assertion relating to the Business except for:

            (a) liabilities set forth or reflected (or reserved against) in the Balance Sheet that have not been paid or discharged since the date thereof;

            (b) liabilities arising under agreements or other commitments listed on Schedule 5.8(b) hereto;

            (c) current liabilities arising in the Ordinary Course subsequent to the Balance Sheet Date, that are accurately reflected on its books and records in a manner consistent with past practice; or

            (d) the Excluded Liabilities, which shall be retained by Seller.

      5.9. Consents; Transferability of Licenses, Etc.

            (a) Except as set forth on Schedule 5.9(a) hereto, no consent, approval or authorization of, or registration, qualification or filing with, any Person or Governmental Authority is required for the execution and delivery by Seller and Globe of this Agreement and the Seller's Transaction Documents or for the consummation by Seller of the Contemplated Transactions. Except as set forth on Schedule 5.9(a), no consent of any third party is required for the transfer of the Acquired Assets as provided in this Agreement.

      5.10. Litigation, etc. Except as set forth on Schedule 5.10 hereto, no claim, action, suit, proceeding or investigation whether civil or criminal, in law or equity, before any arbitration or Governmental Authority is pending or threatened in writing: (i) against Seller, (ii) relating to or affecting the ability of Seller to execute this Agreement or the Seller's Transaction Documents or consummate the transactions contemplated herein or therein, or
(iii) which questions the validity of this Agreement or any of the Seller's Transaction Documents or challenges any of the transactions contemplated hereby or thereby, nor to Seller's and Globe's knowledge is there any basis for any such action, suit, proceeding or investigation. None of the matters set forth in

Schedule 5.10 hereto, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      5.11. Intellectual Property.

            (a) Schedule 5.11(a) hereto sets forth a complete and accurate list of all Intellectual Property, which is the only intellectual property or other proprietary rights of any kind or nature necessary to permit Buyer to carry on the business of Seller after the Closing as presently conducted by Seller. Schedule 5.11(a) also includes a complete and accurate list of all United States and foreign patent, copyright, trademark, service mark, trade dress, domain name and other registrations and applications, indicating for each the applicable jurisdiction, registration number (or application number), and date issued or filed, and all unregistered Intellectual Property. Except to the extent set forth in
      Schedule 5.11(a), Seller owns or has the sole and exclusive right to use all of the Intellectual Property used or necessary for use in connection with the business of Seller as presently conducted or proposed to be conducted, and the consummation of the transactions contemplated by the Transaction Documents will not alter or impair any such right. All Intellectual Property is valid, subsisting, in full force and effect, enforceable and has not been abandoned as of the date hereof. Except as has not or would not reasonably be expected to have a Material Adverse Effect, Seller has taken all action necessary or desirable to maintain and protect each item of Intellectual Property. The Intellectual Property of Seller is free and clear of any Encumbrances other than Permitted Encumbrances and, except as set forth on Schedule 5.11(a), is fully assignable by Seller to any Person, without payment, consent of any person or other condition or restriction. Seller does not use any Intellectual Property in connection with the Business other than as set forth on
      Schedule 5.11(a). No registered Intellectual Property has been or is now involved in any cancellation, dispute or litigation, and, to the knowledge of Seller, no such action is threatened. Except as set forth in Schedule 5.11(a), no patent of Seller included in the Intellectual Property has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

            (b) License Agreements. Schedule 5.11(b) sets forth a complete and accurate list of all licenses, sublicenses, consent, royalty or other agreements concerning Intellectual Property to which Seller is a party or by which any of the assets of Seller is bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) relating to the Business (collectively, "LICENSE AGREEMENTS"). All of the License Agreements are valid and binding obligations of Seller enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity, and to Seller's knowledge, there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by Seller under any such License Agreement. Seller has performed all obligations required to be performed by it, and Seller is not in default (or alleged to be in default) under any Contract relating to any of the foregoing in any way that would or reasonably could be expected to have a Material Adverse Effect. No party to any Contract relating to Intellectual Property has given Seller notice of its intention to cancel, terminate or fail to renew such License Agreement.

            (c) No Infringement. Seller has taken all commercially reasonable steps to maintain, police and protect the Intellectual Property of Seller. Except as disclosed in Schedule 5.11(c), (i) to the knowledge of Seller, the conduct of Seller's businesses as currently conducted does not infringe or otherwise impair or conflict with ("INFRINGE") any Intellectual Property rights of any Person, and the Intellectual Property rights of Seller are not being Infringed by any Person; and to the knowledge of Seller (ii) there is no litigation or order pending or outstanding, or to the knowledge of Seller, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Seller's use of any Intellectual Property owned by a third party, and, to the knowledge of Seller, there is no valid basis for the same.

            (d) Royalties. No royalties, honoraria or other fees are payable by Seller to any Person for the use of or right to use any Intellectual Property, except as set forth in Schedule 5.11(d).

      5.12. Permits. The Permits listed in Schedule 5.12 constitute all of the licenses, permits, certificates, approvals, exemptions, franchises, registrations, variances, accreditations or authorizations currently used in or required for the operation of the Business as operated by Seller prior to the Closing Date except for any Permits the absence of which would not have a Material Adverse Effect. The Permits are valid and in full force and effect and there are no pending proceedings which could result in the termination, revocation, limitation or impairment of any of the Permits. Seller has not received notice of any violations in respect of any of the Permits.

      5.13. Labor and Employment Matters; ERISA Matters.

            (a) Schedule 5.13 contains a list of each employee of Seller (such employees, the "SELLER EMPLOYEES"). Except as set forth on Schedule 5.16, there are no employment, consulting, severance or indemnification contracts between Seller and any of the Seller Employees. Seller either has paid to date or will pay within the normal payroll cycle after the Closing Date all accrued wages, salary, commissions, vacation and sick pay accrued on or before the Closing Date for all of the Seller Employees and, agents and representatives of Seller. Seller is in compliance with Laws respecting employment and employment practices, terms and conditions of employment and wages and hours.

            (b) Except as set forth on Schedule 5.13(b), Seller maintains no employee welfare benefit plans or employee pension benefit plans (within the meaning of Section 3(1) or Section 3(2), respectively, of the Employee Retirement Income Security Act of 1974, as amended (ERISA). Seller shall be solely liable for all obligations with respect to all employee welfare benefit plans (within the meaning of Section 3(1) of ERISA) of which Seller is or ever has been a party or by which it is or ever has been bound.

            (c) To Globe's knowledge, there are no pending investigations involving Seller by the U.S. Department of Labor or any other Governmental Agency. There is no unfair labor practice charge or complaint against Seller pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against Seller. No collective bargaining agreement or modification thereof is currently being negotiated by Seller. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of Seller. No material labor dispute with Seller Employees exists or, to the knowledge of Globe, is imminent.

      5.14. Contracts, Etc. Schedule 1.1(e) sets forth a complete and accurate list of all written Contracts to which Seller is a party. As used in this Agreement, the word "CONTRACT" means:

            (a) agreement for the purchase, sale, lease, or license of services, products, or assets that are not cancelable without penalty and that require total future payments in excess of $50,000 in any fiscal year in any instance, or entered into other than in the Ordinary Course (but excluding, for the avoidance of doubt, any such agreement whereby payments are contingent in nature);

            (b) agreements to purchase all or substantially all of its requirements for a particular product or service from a particular supplier or suppliers, or to supply all of a particular customer's or customers' requirements for a certain service or product;

            (c) agreement or other commitment pursuant to which any Person has agreed to indemnify or hold harmless any other Person;

            (d) employment agreement, consulting agreement, or agreement providing for severance payments or other additional rights or benefits (whether or not optional) in the event of the sale or other change in control;

            (e) agreement with any current or former Affiliate, shareholder, officer, director, employee, or consultant, or with any Person in which any such Affiliate, shareholder, officer, director, employee, or consultant has an interest;

            (f) joint venture or teaming agreement;

            (g) agreement with any domestic or foreign government or agency or executive office thereof or any subcontract and any third party relating to a contract between such third party and any domestic or foreign government or agency or executive office thereof; or

            (h) agreement imposing non-competition or exclusive dealing obligations.

Seller has delivered to the Buyer true, correct and complete copies of all such Contracts, together with all amendments, modifications and supplements thereto. Each of the Contracts listed on Schedule 5.14 hereto is in full force and effect, the Seller is not in breach of any of the provisions of any such Contract (to the extent that any such breach has or could reasonably be expected to have a Material Adverse Effect), nor to Seller's knowledge is Seller or any other party to any such Contract in default thereunder, nor to Seller's knowledge does any event or condition exist which with notice or the passage of time or both would constitute a default thereunder. Seller has performed in all material respects with all obligations required to be performed by Seller to date under each such Contract. Except as set forth in Schedules 5.14(a) and 5.14(b), no approval or consent of any Person is needed in order that the Contracts continue in full force and effect following the consummation of the transactions contemplated by this Agreement, and no such

Contract includes any provision the effect of which may be to enlarge or accelerate any obligations of the Seller thereunder or give additional rights to any other party thereto or shall in any other way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement or the Seller's Transaction Documents.

      5.15. Environmental Matters. Except as set forth on Schedule 5.15: (a) Seller is in material compliance with all applicable Environmental Laws; (b) there is no Environmental Claim pending against the Seller with regard to the Acquired Assets, Leased Real Property, or Business; (c) Seller has obtained all material Permits, approvals, identification numbers, licenses or other authorizations required under any applicable Environmental Laws with regard to the Acquired Assets or Business (the "ENVIRONMENTAL PERMITS") and is in material compliance with their requirements; (d) to the knowledge of Seller, there are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials (as defined herein) are being or have been treated, stored or disposed of on any real property Seller currently owns or leases for the Business other than in material compliance with applicable Environmental Laws; (e) Seller has not undertaken or completed any investigation or assessment or remedial or response action relating to any release, discharge or disposal of or contamination with Hazardous Materials at any site, location or operation of Seller, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and (f) there have been no actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to Environmental Laws, any Environmental Permits or any Hazardous Materials (the "ENVIRONMENTAL CLAIMS") against Seller that remain outstanding or unresolved.

      5.16. Taxes. Except as set forth on Schedule 5.16 hereto:

            (a) Neither Globe nor Seller nor any member of a Relevant Group has failed to file any Tax return required to be filed, which failure could result in the imposition of any Encumbrance (other than Permitted Encumbrances) on or against the Acquired Assets, the Business or the Buyer or in any liability to the Buyer, as transferee or otherwise. All Taxes imposed on the Seller or any member of a Relevant Group, the non-payment of which could result in an Encumbrance (other than Permitted Encumbrances) on or against the Acquired Assets, the Business or the Buyer or in any liability to the Buyer, as transferee or otherwise, have been or will prior to the Closing Date be paid by the Seller. All deposits required to be made by the Seller or any member of a Relevant Group in respect of any material Tax, including, without limitation, withholding taxes, have been or will be made in a timely fashion. There are no material Tax deficiencies or claims asserted against Seller or any member of a Relevant Group the non payment of which could result in any Encumbrances (other than a Permitted Encumbrance) on or against the Acquired Assets or in any liability to Buyer, as transferee or otherwise, nor is there any basis for any such deficiency or claim;

            (b) Neither Globe nor Seller is not party to any Tax allocation or sharing agreement or understanding that could, under any circumstances, require any payment by Buyer, any of its subsidiaries or any affiliate thereof after the Closing Date;

            (c) No waiver of any statute of limitations relating to Taxes has been executed or given by Seller. There are no Encumbrances with respect to Taxes upon any of the Acquired Assets or the Business. All required Tax returns relating to the Business, including amendments to date, have been prepared in good faith without negligence or willful misrepresentation and are complete and accurate in all material respects; and

            (d) No Tax return of either Globe or Seller is currently under audit by the IRS or by any other taxing authority. Neither the IRS nor any other taxing authority is now asserting or, to the knowledge of Globe, threatening to assert against either Globe or Seller any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith or any adjustment that would have a Material Adverse Effect.

      5.17. Insurance. Schedule 5.17 lists all insurance Policies and binders of liability, theft, fidelity, life, fire, product liability, health, unemployment, workers' and workmen's compensation, errors and omissions and other types of insurance, self insurance practices and performance bonds covering Seller (collectively, the "POLICIES"). Seller maintains such policies of insurance with financially sound and reputable insurance companies, funds, or underwriters, of the kinds required to cover such risks and are in such amounts and with such deductibles and exclusions as are consistent with prudent business practice of a comparable business. Seller warrants that all such Policies (a) are valid, enforceable and in full force and effect, (b) are sufficient for compliance by Seller with all requirements of Law and all Contracts to which it is a party and
(c) provide that they will remain in full force and effect and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. All premiums with respect to such Policies are currently paid, and no basis exists for early termination thereof on the part of the insurer. Seller is not in default with respect to its obligations under any of such Policies, nor has Seller received any notification or other indication from any insurer or agent of any intent to cancel or not to renew or increase the premiums on any such Policies. To Seller's knowledge no facts or circumstances exist which would relieve the insurer under any Policy of its obligation to satisfy in full any valid claim of the Seller thereunder. Seller has not, during the last 5 fiscal years, been denied or had revoked or rescinded any policy of insurance.

      5.18. Suppliers and Customers. Schedule 5.18 identifies each contractor, subcontractor, customer and supplier of Seller that in each case is material to the Business. Schedule 5.18 lists the products and services supplied by Seller to such customer. Except as set forth on Exhibit 5.18, there are (i) no customers of Seller accounting for more than 10% of the gross revenues of its business for the last twelve-month period, and (ii) no sole-source suppliers of significant goods or services (other than electricity, gas, telephone or water) to Seller, with respect to which alternative sources of supply are not readily available on comparable terms and conditions. No material supplier or material customer of the business of Seller has, during the past 12 months, cancelled or otherwise terminated its services or supplies to Seller or its use or purchase of the products or services of Seller, or has communicated any threat in writing to Seller to do so. Neither Seller nor Globe has any knowledge that any such supplier or customer intends to cancel, reduce or otherwise terminate its relationship with Seller or the usage or purchase of the products of Seller, or that the transactions contemplated by this Agreement will result in any such cancellation, reduction or termination.

      5.19. Subsidiaries. Seller has no subsidiaries or equity investments in any other corporation, association, partnership, joint venture or other entity.

      5.20. Certain Line Items and Related Items.

            (a) Accounts Receivable. To Seller's knowledge, all Receivables of Seller received in connection with the Business have arisen only from bona fide transactions entered into in the Ordinary Course, are the legal and binding claims of Seller, free and clear of all Encumbrances (other than Permitted Encumbrances), have been recorded in accordance with GAAP and are not and shall not be subject to any counterclaim, set-off or defense (except to the extent reserved against). Since the Balance Sheet Date, no customer has notified Seller, orally or in writing, that they intend to assert any material right to a discount, allowance or chargeback with respect to any products or services. The Receivables are current as of the date hereof. Seller has delivered to the Buyer a complete and accurate aging list of all Receivables as of a date not more than 5 days prior to the Closing Date.

            (b) Accounts Payable. The accounts payable related to Seller, as reflected on the Financial Statements or thereafter and recorded by Seller, have arisen only from bona fide transactions entered into in the Ordinary Course. All payment terms in connection therewith are consistent with past practices of Seller.

      5.21. Potential Conflicts of Interest. Except for compensation to regular employees of Seller, and as set forth on Schedule 5.21, neither Seller nor any officer, director or stockholder of the Seller, nor any Affiliate, (a) owns, directly or indirectly, any interest in (excepting not more than 1% stock holdings for investment purposes in securities of publicly held and traded companies) or is an officer, director, employee or consultant of any Person that is a competitor, lessor, lessee, customer or supplier of Seller; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property which the Seller is using with respect to the Business; (c) is a party to any transaction with Seller providing for the furnishing of services by, or rental or real or personal property from, or otherwise requiring payments to, any such director, officer, employee or shareholder or such Affiliate; or (d) has any cause of action or other claim whatsoever related to Seller against, or owes any amount related to Seller to, Seller, except for claims in the Ordinary Course, such as for accrued vacation pay, accrued benefits under employee benefit plans and similar matters and agreements.

      5.22. Broker. Except as set forth in Schedule 5.23, neither Seller nor Globe has not retained, utilized or been represented by any broker, agent, finder or other intermediary in connection with the negotiation or consummation of this Agreement or the Transaction Documents or the transactions contemplated by this Agreement.

      5.23. Delaware Reincorporation. Seller and Globe have been provided with information regarding the planned Reincorporation Merger (as defined below) and consent thereto.

      5.24. Seller Acquisition Agreements. Globe has not asserted any claim against the "Company" or any "Company Shareholder", as such terms are defined in that certain Agreement and Plan of Merger by and among theglobe.com, inc, Seller, Inc., and Seller Acquisition, Inc. dated August 30, 2004 (the "GLOBE AGREEMENT"), for breach of any of the representations, warranties, or covenants in the Globe Agreement and, to the knowledge of Globe, Globe has no basis to assert any such claim.

      ARTICLE 6. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Seller as follows:

      6.1. Organization of the Buyer; Authority. The Buyer is corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. The Buyer has all requisite corporate power and authority to execute and deliver this Agreement, the other Transaction Documents to which it is a party (the "BUYER TRANSACTION DOCUMENTS") and any related agreements to which it is a party and to perform the Contemplated Transactions.

      6.2. Corporate Approval; Binding Effect. The Buyer has obtained all necessary corporate action, authorizations and approvals required for the execution and delivery of the Buyer Transaction Documents and the consummation of the transactions contemplated hereby and thereby. This Agreement and each of such Buyer Transaction Documents have been duly executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers and subject to the limitations imposed by general equitable principles (regardless whether such enforceability is considered in a proceeding at law or in equity).

      6.3. Non-Contravention. The execution and delivery by the Buyer of the Buyer Transaction Documents and the consummation by the Buyer of the transactions contemplated hereby and thereby will not (a) violate or conflict with any provisions of the charter or bylaws of the Buyer, each as amended to date; (b) conflict with or result in the breach or termination of (or constitute a default for any event which, with notice or lapse of time or both would constitute a default) under, or accelerate the performance required by, any contract, lease, agreement, commitment or other instrument or restriction of any kind to which the Seller is a party, or result in a violation of any Law of any Governmental Authority applicable to the Buyer, or (ii) on the ability of the Buyer to perform its obligations hereunder or under the Transaction Documents.

      6.4. Governmental Consents. Except as set forth in Schedule 6.4 hereto, no consent, approval or authorization of, or registration, qualification or filing with, any Governmental Authority is required for the execution and delivery by the Buyer of this Agreement and the Buyer Transaction Documents to which it is a party or for the consummation by the Buyer of the transactions contemplated hereby or thereby.

      6.5. Broker. Except as set froth in Schedule 6.5, the Buyer has not retained, utilized or been represented by any broker, agent, finder or other intermediary in connection with the negotiation or consummation of this Agreement or of the transactions contemplated by this Agreement.

      6.6. Litigation, etc. Except as set forth on Schedule 6.6 hereto, no claim, action, suit, proceeding or investigation whether civil or criminal, in law or equity, before any arbitration or Governmental Authority is pending or threatened in writing: (i) against Buyer, (ii) relating to or affecting the ability of Buyer to execute this Agreement or the Buyer's Transaction Documents or consummate the transactions contemplated herein or therein, or (iii) which questions the validity of this Agreement or any of the Buyer's Transaction Documents or challenges any of the transactions contemplated hereby or thereby, nor to Buyer's knowledge is there any basis for any such action, suit, proceeding or investigation. None of the matters set forth in
Schedule 6.6 hereto, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      6.7. Financing. Buyer has received financing commitments in an amount of at least $30,000,000.

      6.8. Reincorporation Merger. Buyer has approved a reincorporation of Buyer to the State of Delaware by virtue of a merger of Buyer with and into its wholly-owned Delaware subsidiary named RelationServe, Inc. (the "REINCORPORATION MERGER"). The Reincorporation Merger has been approved by the Board of Directors and the stockholders of Buyer, and will be effective upon the filing of certificates of merger with the Delaware and Nevada Secretary of State. The Reincorporation Merger is expected to occur following the date of execution of this Agreement and prior to the Closing Date. Upon effectiveness of the Reincorporation Merger, the representations and warranties, covenants and conditions of Buyer made herein, and to be made at Closing, and the term "Buyer," as used in this Agreement, will, for all purposes, mean RelationServe, Inc., as Buyer, and as public parent holding company of the businesses owned and operated by Buyer. Following the effective time of the Reincorporation Merger, RelationServe, Inc. shall change its name to RelationServe Media, Inc. and each of the representations and warranties contained herein shall continue to be true and correct, except that references to the Nevada incorporation of Buyer shall be replaced with Delaware and the Delaware corporation shall be bound by all the covenants and conditions of Buyer as stated herein.

      ARTICLE 7. COVENANTS

      7.1. Operations Prior to the Closing Date.

      Except as set forth on Schedule 7.1 and except as otherwise permitted by the prior written consent of Buyer, during the period from the date of this Agreement to the Closing Date: (i) the business of Seller shall be conducted only in, and neither Globe nor the Seller shall take any action except in, the Ordinary Course; and (ii) Globe and Seller shall use their reasonable best efforts to preserve the business of Seller substantially intact, to preserve the value of the assets and properties, wherever located, that are material to Seller in existence on the date hereof, to comply with all Laws and requirements of any Governmental Authority applicable to Seller and to preserve the present relationships of Seller with customers, suppliers and other persons with which Seller has business relations. By way of amplification and not limitation, except as contemplated by this Agreement, Seller shall not, between the date of this Agreement and the Closing Date, directly or indirectly, do, or propose or agree to do, any of the following, except as set forth on Schedule 7.1 hereto and except as permitted by the prior written consent of Buyer:

            (a) either (i) split, combine or reclassify any of its Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its Capital Stock, or (ii) purchase, redeem or otherwise acquire any shares of Capital Stock or the Capital Stock of any of its subsidiaries or any other securities thereof or any rights, warrants, or options to acquire any such shares or other securities. Buyer understands and agrees that Globe relies upon Seller to meet Globe's liquidity needs and that, prior to Closing, Globe will continue to cause Seller to distribute funds to Globe;

            (b) issue, deliver, sell, pledge or otherwise encumber any shares of its Capital Stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

            (c) amend its charter or bylaws or other comparable organizational documents, as applicable;

            (d) agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, joint venture or other entity or division thereof or (y) any assets that individually or in the aggregate are material to Seller, except for purchases of inventory in the Ordinary Course;

            (e) either (i) incur any Indebtedness or guarantee any Indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the Ordinary Course consistent with the Ordinary Course, or (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than Seller or any direct or indirect subsidiary of Seller or to officers and employees of Seller or any of its subsidiaries for travel, business or relocation expenses in the Ordinary Course;

            (f) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise, other than the payment discharge, settlement or satisfaction in the Ordinary Course of liabilities reflected or reserved against in, or contemplated by, the Financial Statements, incurred since the date of such Financial Statements in the Ordinary Course, or which do not in the aggregate have a Material Adverse Effect;

            (g) either (i) amend (other than as required by Laws) any benefit plan of Seller in any material respect, (ii) increase the compensation or bonus opportunity of any employee of Seller, except for any increases in the Ordinary Course, or (iii) grant any additional equity based compensation to any employee of Seller, except for grants in the Ordinary Course;

            (h) make or agree to make any new capital expenditure or capital expenditures which individually is in excess of $10,000 or in the aggregate are in excess of $25,000;

            (i) make any change to its accounting methods, principles or practices, except as may be required by GAAP;

            (j) make any tax election with respect to Seller;

            (k) sell (except in the Ordinary Course), assign, pledge, dispose of or encumber any of the assets or properties of Seller;

            (l) fail to defend or initiate any matter or proceed with any matter before any governmental, regulatory or administrative authorities that is necessary to protect Seller;

            (m) fail to (i) maintain the assets or properties of Seller in customary repair, order and condition in all respects, (ii) maintain insurance for Seller reasonably comparable in all material respects to that in effect on the date of this Agreement or (iii) in the event of a casualty, loss or damage to any of the assets or properties of Seller prior to the Closing Date for which the Seller are insured, either repair or replace such damaged assets or, at the option of the Buyer, transfer the proceeds of such insurance to the Buyer;

            (n) fail to comply with all Laws and all material contractual obligations applicable to Seller;

            (o) terminate, replace, settle any dispute under, amend or otherwise modify any material Contract or waive any of the obligations of the parties (other than the Seller's) to such material Contracts or the Seller's rights under any of such agreements relating to the Business; or

            (p) enter into or agree to any contract, commitment, arrangement or understanding in relation to the Business which, if entered into on the date hereof, would be required to be disclosed on a Schedule to this Agreement, unless disclosed to Buyer.

      7.2. Preserve Accuracy of Representations and Warranties. Each of the parties hereto shall refrain from taking any action which would render any representation or warranty contained in Articles 5 or 6 of this Agreement inaccurate as of the Closing Date. Each party hereto shall promptly notify the other of any proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of the Contemplated Transactions. Globe and Seller shall promptly notify the Buyer of
(a) any proceeding that may be threatened, brought, asserted or commenced against it which if such proceeding had arisen prior to the date hereof would have been required to be disclosed to Buyer hereunder; (b) any fact which, if known on the date of this Agreement, would have been required to be set forth or disclosed pursuant to this Agreement; and (c) any actual, impending or threatened breach of any of the representations and warranties contained in this Agreement and with respect to the latter, shall use their best efforts to remedy such actual, impending or threatened breach.

      7.3. Notification by the Seller of Certain Matters. During the period prior to the Closing Date, the Seller will promptly advise the Buyer in writing of (a) any adverse change in the Business, (b) any written notice or other formal communication from any third Person alleging that the consent of such third Person is or may be required in connection with the Contemplated Transactions and (c) any material default under any Contract or event of which, with notice or lapse of time or both, would become such a default on or prior to the Closing Date.

      7.4. Access to Information. From and after the date hereof, the Seller shall give, or cause to be given, to Buyer and its representatives, employees and financing sources, timely access to all of its the titles, contracts, books, records, files, documents, and personnel as the Buyer shall reasonably request, furnish to the Buyer all such information concerning its business and affairs as the Buyer reasonably may request and cause its independent public accountants to permit Buyer and its representatives to examine all records and working papers in order to permit an independent accounting firm selected by the Buyer to conduct an audit of the Business's financial statements in a diligent manner.

      7.5. No Negotiation. (a) Except as specifically set forth in this Section
7.5 hereof, until the earlier of the Closing or the termination of this Agreement pursuant to Article 12 hereof (the "EXCLUSIVITY PERIOD"), neither Globe nor Seller shall, directly or indirectly, individually or through any of their respective officers, directors, stockholders, employees, representatives, agents, affiliates, or otherwise (collectively, the "REPRESENTATIVES") initiate, solicit or encourage, or respond to (other than to say that they are contractually obligated not to respond, and referring such party to public disclosure regarding this Agreement, but shall not otherwise respond, including, without limitation, by way of furnishing non-public information or assistance) any proposals, inquiries or offers from any person or entity, including, but not limited to, any stockholder of Globe or Seller ("THIRD-PARTY"), or enter into any confidentiality agreement, due diligence agreement, letter of intent, purchase agreement, merger agreement or other arrangement, regarding any proposed sale of all or any portion of the Acquired Assets or control thereof, whether by means of a sale or exchange of shares, sale of assets, whether in whole or in part, merger, recapitalization, liquidation or otherwise ("THIRD-PARTY ACQUISITION"). Except as specifically set forth in this Section 7.5, during the Exclusivity Period, neither Globe nor Seller shall have, and shall take reasonable efforts to cause their Representatives not to have, any discussions, conversations, negotiations or other communications relating to any Third-Party Acquisition with any Third-Party expressing interest therein, and shall immediately discontinue negotiations with any Third-Party with which it heretofore has engaged in negotiations or discussions regarding any Third-Party Acquisition (an "EXISTING POTENTIAL ACQUIROR"). During the Exclusivity Period, Globe and Seller immediately shall notify Buyer of all terms of any written inquiry, contact, communication, or proposal by any Third-Party with respect to any Third-Party Acquisition that is received by either of them or any of their Representatives (including the response thereto), and promptly (within 72 hours of receipt) shall provide Buyer with a copy of any such written inquiry, contact, communication or proposal. With respect to any oral inquiry, contact, communication or proposal, Globe and Seller shall document the same in writing (including the response thereto) and reasonably promptly provide Buyer with a copy of the same. Seller agrees that: if this Agreement is terminated by Seller as a result of its acceptance of a Superior Proposal, then upon the earlier of such termination or acceptance, Globe and Seller immediately shall become obligated to pay and shall pay to Buyer by wire transfer (in immediately available funds) liquidated damages in the amount of One Million Dollars ($1,000,000) (the "FEE"), which Globe and Seller acknowledge is reasonable under the circumstances and designed to compensate Buyer for the lost opportunity to consummate the Contemplated Transactions. This Fee will serve as the exclusive remedy to Buyer hereunder in the event of payment required as a result of the arrangements set forth herein, including, but not limited to, Buyer's damages relative to its efforts, expenses and costs incurred in evaluating the Contemplated Transactions. The parties acknowledge that the foregoing provisions do not necessarily require Globe or Seller to provide Buyer a written summary of on-going discussions with a third party, nor shall Seller be required to document to Buyer any oral inquiry, contact, communication or proposal that does not materially change any inquiry, contact, communication or proposal previously provided by Buyer.

            (b) The parties acknowledge that prior to the Closing, in response to a bona fide unsolicited written proposal for a Third-Party Acquisition that did not result from the breach of this Section 7.5 (a "THIRD-PARTY PROPOSAL") and following delivery to Buyer of notice and a copy of the Third-Party Proposal in compliance with its obligations under Section 7.5 hereof, Globe and Seller may participate in discussions or negotiations with or furnish information (pursuant to a confidentiality agreement with customary terms comparable to those in place with Buyer or already in place with regard to Existing Potential Acquirors) to any Third-Party which makes a bona fide written Third-Party Proposal if, and only if, prior to taking such action: (A) a majority of Globe's Board of Directors determines in good faith (after consultation with its financial advisors) that the transactions contemplated by such Third-Party Proposal are capable of being completed and that such Third-Party Proposal is or is reasonably expected to result in a Superior Transaction (as defined herein) and (B) a majority of Globe's Board of Directors determines in good faith (after receiving the advice of outside legal counsel) that the failure to pursue such Superior Proposal would likely result in a reasonable possibility of a breach of their fiduciary duties as directors under applicable law and (C) Sellers comply in all material respects with the information and notice obligations set forth in this Section 7.5.

            (c) For purposes of this Agreement, "SUPERIOR PROPOSAL" means a bona fide Third-Party Proposal to purchase at least a majority of the outstanding equity securities of either Globe or Seller pursuant to a stock purchase agreement, tender offer or exchange offer or to effect any merger, consolidation, business combination or sale of all or substantially all of the Acquired Assets, recapitalization or similar transaction involving the Seller, on terms which a majority of Globe's Board of Directors determines in good faith (after consultation with its financial advisors) to be superior to Globe and its shareholders (in their capacity as shareholders) from a financial point of view (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and identity of the offeror) as compared to (i) the transactions contemplated hereby and (ii) any alternative proposed by Buyer in accordance with Section 7.5(d) (taking into account the same factors, including whether it is reasonably capable of being consummated) (any such transaction being referred to herein as a "SUPERIOR TRANSACTION").

            (d) Seller and Buyer agree that, notwithstanding anything to the contrary herein, prior to the Closing, Globe and Seller, and/or their Board of Directors, may take the actions otherwise prohibited by Section 7.5(a), subject to the conditions of and as limited by Section 7.5(b)

            (e) Buyer agrees that nothing contained in this Section 7.5 shall prohibit Globe from taking and disclosing to its shareholders a position contemplated by Rule 14d-9 and Rule 14e-2 promulgated under the Securities Exchange Act of 1934, as amended, with respect to any tender offer or from making any disclosure to Globe shareholders which the Board of Directors determines, on the advice of counsel, that it is required to disclose under applicable law.

            (f) If at any time prior to the Closing, a Superior Proposal is received by the Seller and the Board of Directors of Globe determines in good faith (after receiving the advice of outside legal counsel) that it is necessary to withhold or withdraw its recommendation of the Contemplated Transaction (as defined herein) and to enter into an agreement to effect the

Superior Proposal in order to comply with its fiduciary duties to its shareholders under applicable law, then the Globe Board of Directors may withhold or withdraw its recommendation of this Transaction; provided that the Globe Board of Directors may not withdraw its recommendation pursuant to this
Section 7.5(f) unless and until (i) four (4) Business Days have elapsed following delivery to Buyer of a written notice of such determination by the Board of Directors of Globe, and during such four (4) Business Day period Globe has fully cooperated with Buyer, including, without limitation, informing Buyer of the terms and conditions of such Superior Proposal and the identity of the Third-Party making such Superior Proposal and providing to Buyer copies of all documents required by Section 7.5(a), with the intent of enabling the parties hereto the opportunity to Buyer to negotiate and attempt to agree to a modification of the terms and conditions of this Agreement to provide at least equivalent value to the Seller as determined in the reasonable and good faith exercise of the discretion of the Board of Directors of Globe, so that the transactions contemplated hereby may be effected; and (ii) at the end of such four (4) Business Day period the Third-Party Proposal continues in the good faith judgment of the Board of Directors of Globe to constitute a Superior Proposal compared to the Contemplated Transaction or any other offer made by Buyer and the Board of Directors of Globe confirms its determination (after receiving the advice of outside legal counsel) that it is necessary to withhold or withdraw its recommendation of the Transaction and enter into an agreement to effect the Superior Proposal to comply with its fiduciary duties to its shareholders under applicable law.

            (g) Notwithstanding anything herein to the contrary, this Section
      7.5 shall survive the termination of this Agreement.

      7.6. Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Articles 8 and 9 of this Agreement.

      7.7. Escrowed Funds. On the date hereof, the Buyer shall place the Escrow Amount into escrow pursuant to the Escrow Agreement. Prior to Closing, the Escrow Amount shall only be payable to Seller pursuant to Section 12.2 hereof.

      7.8. Confidentiality. Prior to, on and after the Closing Date and for a period of two (2) years thereafter, Globe, Seller and Buyer agree to (and shall cause their respective Affiliates and representatives to) maintain the confidentiality of all confidential or proprietary information of Seller and Buyer, and agree not to, directly or indirectly, disclose any such confidential or proprietary information except to the extent that disclosure of any portion thereof is required by law or determined to be necessary to comply with any legal or regulatory order, regulation or requirement or to the extent the information becomes generally available to the public other than as a result of a disclosure by Seller or Buyer.

      7.9. Expenses. Except as otherwise set forth herein, Buyer on the one hand, and Globe and Seller on the other hand, shall each bear their own respective expenses incurred in connection with the preparation, execution, delivery and performance of this Agreement and the Transaction Documents and in connection with all obligations required to be performed by each of them under this Agreement and the Transaction Documents, whether or not the transactions contemplated hereby and thereby are consummated.

      7.10. Public Announcements. Globe, Seller and Buyer shall consult with each other before issuing any press release, public announcement or other public statement concerning the contemplated Transactions or any transaction contemplated by this Agreement or any of the Transaction Documents, and shall not issue any such public announcement, press release or public statement prior to such consultation, except as may be required by law. Copies of any such announcement or filings shall be delivered to the other parties hereto prior to release.

      7.11. Information Statement.

            (a) As promptly as reasonably practicable following the date of this Agreement, Globe shall, with the assistance of Buyer, prepare and mail the information statement to be sent to the stockholders of Globe in connection with obtaining stockholder approval of the Contemplated Transactions (as amended or supplement, the "Information Statement"). Buyer and Globe will cooperate with each other in the preparation of the Information Statement. Without limiting the generality of the foregoing,
      (i) Globe will provide Buyer with a reasonable opportunity to review and comment on the Information Statement and (ii) Buyer will furnish to Globe true and correct information relating to it and its arrangements with Seller Management required by applicable securities laws to be set forth in the Information Statement.

            (b) Globe agrees that none of the information supplied or to be supplied by Globe for inclusion or incorporated by reference in the Information statement will, at the date it is first mailed to the stockholders of Globe, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statement therein, in the light of the circumstances under which they are made, not misleading.

            (c) Globe shall use its reasonable best efforts, after consultation with buyer, to resolve all SEC comments with respect to the Information Statement as promptly as practicable after receipt thereof. Each of Buyer and Globe agree to correct any information provided by it for use in the Information Statement which shall have become false or misleading. Globe shall as soon as reasonably practicable notify Buyer of the receipt of any comments from or other correspondence with the SEC staff with respect to the Information Statement and any request by the SEC for any amendment to the Information Statement or for additional information (and promptly deliver a copy of such comments, correspondence or request to Buyer). Globe shall use its reasonable best efforts to cause the Information Statement to be mailed to Globe's stockholders as promptly as practicable after the Information Statement is cleared by the SEC.

      7.12. Stockholder Approval. Glove shall obtain stockholder approval of the Contemplated Transactions by written consent within seven (7) days following the date hereof.

      7.13. Operational Representations. Globe shall use its reasonable best efforts (but shall not be required to incur any separate payment therefore) to secure the Operational Representations as to which Globe and Seller (and/or Buyer for the purpose of any of the rights of Buyer under any of the Management Agreements, including, without limitation, any escrowed property provided by Seller Management) shall be beneficiaries. The foregoing shall not require the Seller or Globe to procure the agreement of Seller Management that their Operational Representations may be relied upon by management.

      7.14. Availability of Financing. Buyer shall use its reasonable best efforts to provide that there shall have been funded into one or more escrow accounts within thirty (30) days of the date of this Agreement not less than $30,000,000 which shall be available to Buyer for the purposes of the Purchase Price payable at the Closing pursuant to this Agreement, without condition other than as relate to closing of the Contemplated Transactions, execution and delivery by Buyer of definitive securities purchase and related agreements (including, without limitation, perfection of any security interest in and to any Acquired Assets), and issuance of securities to the purchasers thereof. In the event that within such thirty (30) day period, Seller shall not have been provided evidence that such funds have been received in escrow, Seller and Globe may, at any time thereafter, (i) terminate this Agreement and receive the Termination Fee (as defined herein); (ii) terminate Section 7.5 hereof and seek an alternative transaction which Seller and Globe shall have the right to close such transaction without any liability to Buyer for payment of a Fee under
Section 7.5; and/or (iii) take no action.

      ARTICLE 8. POST-CLOSING COVENANTS.

      8.1. Transferred Employees.

            (a) Offer of Employment. Subject to and in accordance with the provisions of this Section 8.1, Buyer shall, effective upon the Closing, offer full-time employment to each of the Seller employees employed by Seller as of the Closing Date that Buyer, in its sole discretion, elects to offer employment, as listed on Schedule 5.16 hereof, on terms and conditions substantially equivalent to the terms and conditions of employment and benefits for current employees of Buyer in similar job classifications and grades. Buyer shall hire all of the Seller employees who accept such offer. Buyer will deliver to Seller a list of all of the Seller employees who have accepted an offer of employment from Buyer promptly after the Closing. Each of the Seller employees who actually becomes a full-time employee of Buyer upon the Closing is hereinafter referred to as a "TRANSFERRED EMPLOYEE."

            (b) Transition. The employment of each Transferred Employee by Seller shall end effective as of the close of business on the day before the Closing Date and the employment of the Transferred Employees by Buyer shall commence at or after 12:01 a.m. on the Closing Date.

            (c) Retention of Employees Prior to Closing. Seller shall expend its reasonable efforts to assist Buyer in securing the employment on the Closing Date of the Seller employees; provided, however, that Seller shall not be required to incur any financial obligation beyond continuing to pay for current employee compensation and benefits prior to the Closing in connection with the foregoing unless otherwise required by this Agreement.

            (d) Compensation and Benefits of Transferred Employees. Coverage for Transferred Employees under Buyer's benefit plans and programs shall commence as of 12:01 a.m. on the Closing Date. Buyer shall give each Transferred Employee credit for such Transferred Employee's years of most recent continuous service (including time during approved leaves of absences of less than 26 weeks) with Seller for purpose of determining participation and benefit levels under all of Buyer's vacation policies and benefit plans and programs, unless otherwise prohibited by law or the terms of any of Buyer's benefit plans and programs, and shall give each Transferred Employee credit for any accrued vacation time to which each Transferred Employee would be entitled immediately prior to Closing under Seller's current vacation policy. Seller shall retain responsibility for any claims under their health insurance policies made by Transferred Employees arising out of insurable losses incurred or claims accrued on or prior to the Closing Date.

            (e) Employees Other than Transferred Employees. Seller shall retain responsibility for Employees that are neither offered nor accepted employment with Buyer and for employees of the Business listed on Schedule 8.1(e).

            (f) All liabilities or obligations to any Seller Employee resulting from Buyer's failure to offer employment to any Seller Employee shall be and remain the sole responsibility and liability of the Seller.

      8.2. Access.

            (a) After the Closing Date, Globe and Seller agree to make available to the Buyer for inspection and copying at the Buyer's expense, at reasonable times upon request, any records and documents relating to the Business which were not delivered to the Buyer at Closing and were retained by Globe or Seller which, at the time of such request, are in the possession or control of the Seller and all Tax returns. In addition, Globe and Seller agree to provide reasonable assistance in the collection of information or documents and make available to Buyer any financial data and other information retained by Seller relating to Seller, and will make available such former employees of the Business that at the time shall be employed by Globe or Seller, as Buyer shall from time to time reasonably request, in connection with claims or actions brought by or against third parties based on events or circumstances concerning Seller and to permit Buyer to prepare any Tax returns and in connection with any examination by any Governmental Authority of Tax returns relating to the Business or Seller, as applicable, for periods from and after the Closing Date. Seller's reasonable expenses in connection therewith shall be reimbursed by Buyer. Seller and its principals shall cooperate with Buyer and its accountants in the preparation of all financial statements contemplated by this Agreement or required to be filed by Buyer under applicable Law. Such cooperation shall include, but not be limited to, issuing representation letters to the Buyer's accountants with respect to all financial statements of Globe and Seller covering dates or periods on or prior to the Closing Date.

            (b) Subsequent to the Closing Date, Buyer shall provide Globe and Seller with such assistance (including provision of records) as may reasonably be requested by Globe and Seller in connection with the preparation of any Tax Return, the response to any audit or other examination by any Governmental Authority, or an judicial or administrative proceedings relating to any liability for Taxes.

      8.3. Covenant Not to Compete.

            (a) Seller and Globe acknowledge and recognize the highly competitive nature of the industry in which Seller and the Business operate. Accordingly, in consideration of the premises contained herein and the consideration to be received hereunder, neither Globe nor Seller shall, during the Non-Competition Period (as defined below), anywhere in North America:

      (i) directly or indirectly engage, whether or not such engagement shall be as a member, partner, stockholder, affiliate or other participant, in any Competitive Business (as defined herein), or represent in any way any Competitive Business, whether or not such engagement or representation shall be for profit, (ii) knowingly or intentionally interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between Buyer and any other person or entity, including, without limitation, any customer, supplier, employee or consultant of Buyer with respect to the Business, (iii) induce any employee of Buyer to terminate his or her employment with Buyer or to engage in any Competitive Business in any manner described in the foregoing clause (i) or (iv) affirmatively assist or induce any other person or entity to engage in any Competitive Business in any manner described in the foregoing clause (i). Anything contained in this Section 8.3 to the contrary notwithstanding, an investment by Globe or Seller in any publicly traded company in which either Globe or Seller and their affiliates exercise no operational or strategic control and which, collectively, constitutes less than 5% of the capital of such entity shall not constitute a breach of this Section 8.3.

            (b) As used herein, "NON COMPETITION PERIOD" shall mean the period commencing on the Closing Date hereof and terminating 5 years from the Closing Date.

            (c) "COMPETITIVE BUSINESS" shall mean any business engaged in the development, sales and support of online and offline direct-response marketing services or that is substantially similar to the services and products offered by the Seller as of the date hereof.

            (d) Seller and Seller understand that the foregoing restrictions may limit their ability to earn income in a business similar to that of the Buyer, following Closing but they nevertheless acknowledge that they have received and will receive sufficient consideration and other benefits provided hereunder to clearly justify such restrictions.

            (e) Globe, Seller and Buyer recognize and acknowledge that the restrictions set forth herein are reasonable as to form and scope. Notwithstanding the foregoing, it is the desire and intent of the parties that the provisions of this Section 8.3 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Section 8.3 shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to (i) delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made or (ii) otherwise to render it enforceable in such jurisdiction.

            (f) Each of Buyer, Globe and Seller acknowledges and understands that the provisions of this Section 8.3 are of a special and unique nature, the loss of which cannot be adequately compensated for in damages by an action at law, and that the breach or threatened breach of the provisions of this Section 8.3 would cause the Buyer irreparable harm. In the event of a breach or threatened breach by Globe or Seller of the provisions of this Agreement, the Buyer shall be entitled to an injunction restraining Globe and Seller from such breach without requirement to post bond or otherwise prove damage. Nothing contained in this Section 8.3 shall be construed as prohibiting the Buyer from or limiting the Buyer in pursuing any other remedies available for any breach or threatened breach of this Agreement.

      8.4. Nondisparagement. After the Closing Date, none of the parties will disparage any other party hereto or any of such party's managers, directors, officers, employees, representatives or agents, successors or assigns.

      8.5. Forwarding of Inquiries. After the Closing Date, Globe and Seller shall forward, in a reasonable and prompt manner, all inquiries relating to the Business to such persons, offices or locations as the Buyer shall designate in writing.

      8.6. Name Change. From and after the Closing Date Seller shall not use for any commercial purposes a name containing "Seller" or any derivative thereof, in any manner and for any purpose whatsoever.

      8.7. Further Assurances. At any time and from time to time after the Closing Date, each party shall, without further consideration, execute and deliver to the other such other instruments of transfer and assumption and shall take such other action as the other may reasonably request to carry out the transactions contemplated by this Agreement. Globe and Seller agree to perform all acts that are reasonably within their purview, authority and/or ability and deliver all documents reasonably requested by Buyer to perfect and confirm Buyer's rights to the Acquired Assets, including, without limitation, the Intellectual Property being transferred to Buyer hereunder, including documents for filing with the U.S. Patent and Trademark Office, the U.S. Copyright Office, Network Solutions, Inc., and other administering parties or offices concerning intellectual property.

      8.8. Taxes; Tax Treatment. All sales Taxes and transfer Taxes incurred in connection with the Contemplated Transactions shall be borne by Seller.

      8.9. Collection of Accounts Receivable. After the Closing Date, Seller shall use commercially reasonable efforts to collect any Accounts Receivable that were generated in connection with the Business prior to the Closing Date which shall be retained by Buyer for its own accounting, Globe and Seller shall promptly remit to Buyer (within 2 business days) any payments on Accounts Receivable received by Seller or Globe after the Closing Date. After the Closing Date, Buyer shall have the right to notify any customers who owe Seller any amounts properly payable to Buyer to send their payments directly to Buyer.

      ARTICLE 9. CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS. The obligation of the Buyer to consummate the Closing and to make all payments of the Purchase Price shall be subject to the satisfaction at or prior to the Closing of each of the following the parties shall have (A) to meet our obligations to deliver, (B) sign our management conditions (to the extent noncompliance is not waived in writing by the Buyer):

      9.1. Representations and Warranties True at Closing; Compliance with Covenants; Corporate Approvals.

            (a) The representations and warranties made by Globe and Seller in or pursuant to this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date with the same effect as though such representations and warranties had been made or given at and as of the Closing Date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date);

            (b) Globe and Seller shall each have performed and complied in all material respects with all of their covenants, obligations and conditions under this Agreement to be performed or complied with by each of them on or prior to the Closing;

            (c) all corporate approvals necessary to authorize the Contemplated Transactions shall have been obtained by Globe and Seller.

The Buyer shall have received a certificate, executed by an executive officer of each or Globe and Seller and dated as of the Closing Date, to the foregoing effect and certifying to (x) the adoption and copies of resolutions of the Board of Directors and shareholders, each Seller approving the Contemplated Transactions; (y) the incumbency of officers of each of Globe and Seller who are executing this Agreement or any of the Seller's Transaction Documents or certificates contemplated hereunder; and (z) attached copies of Seller's charter and bylaws.

            (d) Globe and Seller shall deliver to Buyer (i) a certificate of good standing of Globe and Seller, as of the most recent practicable date, from the Secretary of State of the states of incorporation of each of Globe and Seller; and (ii) certificates from the Secretary of State of the appropriate official in each state in which such Globe and Seller is qualified to do business to the effect that Globe and Seller are in good standing in such state; in each case, dated as of a date not more than 5 Business Days prior to the Closing Date.

      9.2. Consents. Globe, Seller and Buyer shall have obtained all necessary consents of third parties to the Contemplated Transactions, including, without limitation, any consents required by the Contracts and any required consents of any creditors, lessors, suppliers and Governmental Authorities, including, without limitation, those set forth in Schedules 5.9(a) and 5.9(b), copies of which shall have been delivered to Buyer;

      9.3. No Litigation. No restraining order or injunction shall prevent the transactions contemplated by this Agreement and no action, suit or proceeding shall be pending or threatened before any court or administrative body: (a) in which it will be or is sought to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby or (b) in connection with any claim for damages in excess of $5,000 against the Seller.

      9.4. Release of Encumbrances. All Encumbrances (other than Permitted Encumbrances) shall have been released on or prior to Closing.

      9.5. Governmental Permits and Approvals. The parties shall have received all necessary Permits and approvals from any Governmental Authority.

      9.6. Opinion of Counsel. Proskauer Rose LLP, counsel to Seller, and Delaware counsel to Seller, shall have delivered to the Buyer a written opinion, addressed to the Buyer and dated the Closing Date, substantially in the form of Exhibit C hereto (the "SELLER'S OPINIONS").

      9.7. Documents of Transfer. The Seller shall have delivered to Buyer all documents of transfer representing all of the Acquired Assets, duly endorsed in blank or with duly executed powers attached, in proper form for transfer and with required transfer stamps, if any, affixed.

      9.8. Records. Seller shall have delivered to Buyer all of the minute books, stock ledgers and similar records of Seller.

      9.9. Holdback Escrow Agreement. Seller and Escrow Agent shall have delivered a duly executed copy of the Holdback Escrow Agreement to Buyer.

      9.10. Management Agreements. Each of the individuals listed on Schedule
9.11 hereto shall have delivered to Buyer a duly executed copy of that certain:
(a) Representation Certification substantially in the form annexed hereto as Exhibit D hereto; (b) Employment Agreement, substantially in the form annexed hereto as Exhibit E hereto; and (c) Stock Agreement, substantially in the form annexed hereto as Exhibit F hereto; and (d) Escrow Agreement, substantially in the form of Exhibit G hereto, between each of the individuals listed on Schedule 9.11, and Buyer, dated as of the date hereof, (the "MANAGEMENT AGREEMENTS").

      9.11. Seller Management. Paul Soltoff, Eric Obeck, Donald Gould, Harry Greene, Irvine Brechner, Nadine Brechner, and Allen Vance (collectively, "Seller Management") shall have executed and delivered to Globe a Securities Redemption Agreement providing for, among other things, the repurchase of certain shares of the common stock of Globe held by Seller Management on terms acceptable to Globe (the "Redemption Agreement").

      9.12. Termination Agreement. Seller Management shall have executed and delivered to Globe a Termination Agreement providing for, among other things, the cancellation of certain options and warrants on terms acceptable to Globe (the "Termination Agreement").

      9.13. No Material Adverse Change. There shall not have occurred a Material Adverse Effect since the date hereof.

      9.14. Proceedings and Documents Satisfactory. All proceedings in connection with the transactions contemplated by this Agreement and all certificates and documents delivered to the Buyer in connection with the transactions contemplated by this Agreement shall be satisfactory in all reasonable respects to the Buyer and its counsel and the Buyer shall have received the originals or certified or other copies of all such records and documents as the Buyer may reasonably request.

      9.15. Operational Representations. Globe shall have received the Operational Representations from Seller Management (but shall not be required to incur any separate payment therefore) in form and substance satisfactory to Globe on which Buyer shall be able to rely for the purpose of any of the rights of Buyer under any of the Management Agreements, including, without limitation, against any escrowed property. The foregoing shall not require the Seller or Globe to procure the agreement of Seller Management that their Operational Representations may be relied upon by management.

      9.16. Fairness Opinion. Globe shall have received a favorable fairness opinion from Thomas Weisel Partners.

      ARTICLE 10. CONDITIONS PRECEDENT TO OBLIGATIONS OF GLOBE AND SELLER. The obligation of Globe and Seller to consummate the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (to the extent noncompliance is not waived in writing by Globe and Seller):

      10.1. Representations and Warranties True at Closing; Compliance with Covenants; Corporate Approvals.

            (a) The representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date with the same effect as though such representations and warranties had been made or given at and as of the Closing Date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date);

            (b) Buyer shall have performed and complied with all of its covenants, obligations and conditions under this Agreement that are to be performed or complied with by it at or prior to the Closing;

            (c) all corporate approvals necessary to authorize the Contemplated Transactions shall have been obtained by Buyer; and

            (d) Buyer shall have delivered a certificate of good standing of Buyer, as of the most recent practicable date, from the Secretary of State of the state of incorporation of Buyer.

Seller shall have received a certificate, executed by an executive officer of Buyer and dated as of the Closing Date, to the foregoing effect and certifying to: (a) the adoption and copies of resolutions of the Board of Directors of Buyer approving the Contemplated Transactions; (y) the incumbency of officers of Buyer who are executing this Agreement or any of the Buyer Transaction Documents or certificates contemplated hereunder; and (z) attached copies of the Buyer's charter and bylaws.

      10.2. Consents. Globe, Seller and Buyer shall have obtained any necessary consents of third parties to the Contemplated Transactions including, without limitation, any consents required by the Contracts and any required consents of any creditors, suppliers and Governmental Authorities, including, without limitation, those set forth in Schedules 5.9(a) and 5.9(b).

      10.3. No Litigation. No restraining order or injunction shall prevent the transactions contemplated by this Agreement and no action, suit or proceeding shall be pending or threatened before any court or administrative body in which it will be or is sought to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

      10.4. Governmental Permits and Approvals. The parties shall have received all necessary approvals from any Governmental Authority.

      10.5. Purchase Price. Buyer shall have delivered to Seller the Closing Amount to Seller and delivered to the Escrow Agent the Holdback Amount.

      10.6. Escrow Agreement. Buyer and Escrow Agent shall have delivered a duly executed copy of the Holdback Escrow Agreement to Buyer and deposited the Holdback Amount with the escrow agent therefore.

      10.7. Seller Management. Seller Management shall have executed and delivered to Globe the Redemption Agreement and the Termination Agreement, each on terms acceptable to Globe.

      10.8. Options and Warrants. Certain Persons (as designated by Globe) whose options and/or warrants to purchase Globe common stock shall have agreed to the termination of such options and/or warrants on terms reasonably satisfactory to Globe

      10.9. Opinion of Counsel. Olshan Grundman Frome Rosenzweig & Wolosky, LLP, counsel to Buyer, shall have delivered to the Seller and Globe a written opinion, addressed to the Seller and Globe, and dated the Closing Date, substantially in the form of Exhibit H hereto (the "BUYER'S OPINION").

      10.10. Proceedings and Documents Satisfactory. All proceedings in connection with the transactions contemplated by this Agreement and all certificates and documents delivered to Seller in connection with the transactions contemplated by this Agreement (including expiration of the applicable waiting period after distribution of the Information Statement to Globe's stockholders) shall be satisfactory in all reasonable respects to Seller and their counsel, and Seller shall have received the originals or certified or other copies of all such records and documents as the Seller may reasonably request.

      10.11. Operational Representations. Globe shall have received the Operational Representations from Seller Management in form and substance satisfactory to Globe.

      10.12. Fairness Opinion. Globe shall have received a favorable fairness opinion from Thomas Weisel Partners.

      ARTICLE 11. INDEMNIFICATION.

      11.1. Survival of Representations and Warranties. The representations and warranties of the parties hereto contained in this Agreement, the Transaction Documents or otherwise made in writing in connection with the Contemplated Transactions (in each case except as affected by the transactions contemplated by this Agreement) shall be deemed material and, notwithstanding any pre-Closing investigations, examinations, or prior knowledge of Buyer or any due diligence conducted by Buyer, shall be deemed to have been relied on by the Buyer and shall survive the consummation of the transactions contemplated hereby and the payment of the Purchase Price until 5:00 p.m. EST on the date that is one year and forty-five days following the Closing Date (such period, the "INDEMNIFICATION PERIOD"), and thereafter until resolved if a claim in respect thereof has been made prior to such date), except that (i) any representation of Globe or Seller with respect to Tax matters, environmental matters and employee benefit matters shall survive until expiration of the statute of limitations applicable to claims with respect to such matters, and (ii) any representation of Globe or Seller with respect to title matters shall survive for five years. Each representation and warranty made by Globe or Seller or the Buyer in this Agreement shall expire on the last day, if any, that Claims (as defined herein) for breaches of such representation or warranty may be made pursuant to this
Article 11, except that any such representation or warranty that has been made the subject of a Claim prior to such expiration date shall survive with respect to such Claim until the final resolution of such Claim pursuant to this Article 11.

      11.2. Indemnity by Globe, Seller and Their Affiliates. Regardless of any pre-Closing investigations, examinations or prior knowledge of the Buyer or any due diligence conducted by Buyer, each of Globe and Seller, severally and not jointly, agrees to indemnify and hold Buyer and its Affiliates and their respective officers, directors, stockholder, employees and agents (collectively, the "Buyer Indemnified Group") harmless from and with respect to any and all losses, assessments, liabilities, claims, damages, deficiencies, costs and expenses, including, without limitation, reasonable attorneys' and accountants' fees and disbursements ("LOSSES") related to, or arising directly or indirectly out of:

            (a) any failure to perform or breach by either Globe or Seller of any representation or warranty (other than an Operational Representation, which is addressed in clause (d) below), covenant, obligation or undertaking made by either Globe or Seller in any Transaction Document (including the Schedules and Exhibits hereto or thereto), or in any other statement, certificate or other instrument delivered pursuant hereto or thereto, or any misrepresentation contained therein;

            (b) the ownership or operation of the Business prior to the Closing Date other than Assumed Liabilities;

            (c) the Excluded Assets and all liabilities other than Assumed Liabilities; and

            (d) any breach of an Operational Representation made by Globe or Seller, but only to the extent that such breach of an Operational Representation is not also a breach of the corresponding Operational Representation made by Seller Management in the Redemption Agreement (or other agreement that contains Operational Representations) by Seller Management.

      11.3. Indemnity by the Buyer. The Buyer agrees to indemnify and hold Seller harmless from and with respect to any and all Losses related to, or arising directly or indirectly out of, any failure to perform or breach by the Buyer of any representation or warranty, covenant, obligation or undertaking made by the Buyer in any Transaction Document (including the Schedules and Exhibits hereto and thereto), or in any other statement, certificate or other instrument delivered pursuant hereto and as a result of Buyer's ownership and operation of the Business following Closing.

      11.4. Claims.

            (a) Notice. Any party seeking indemnification hereunder (the "INDEMNIFIED PARTY") shall promptly notify the other party hereto (the "INDEMNIFYING PARTY") of any action, suit, proceeding, claim, demand, assessment, judgment, cost, expense or breach (a "CLAIM") with respect to which the Indemnified Party claims indemnification hereunder, by delivering a written notice thereof together with a statement setting forth such information with respect to such Claim as the Indemnified Party shall then have (an "INDEMNIFICATION NOTICE") provided that failure of the Indemnified Party to give an Indemnification Notice shall not relieve the Indemnifying Party of its obligations under this Section 11.4 except to the extent, if at all, that such Indemnifying Party shall have been prejudiced thereby in its ability to defend the suit, action, claim, proceeding or investigation for which such indemnification is sought by reason of such failure.

            (b) Third-Party Claims. If such Claim relates to any action, suit, proceeding or demand instituted against the Indemnified Party by a third party (a "THIRD-PARTY CLAIM"), the Indemnifying Party shall be entitled to participate in the defense of such Third-Party Claim after receipt of the Indemnification Notice from the Indemnified Party, as follows. Within 30 days after receipt of the Indemnification Notice of a particular matter from the Indemnified Party, the Indemnifying Party may assume the defense of such Third-Party Claim, in which case the Indemnifying Party shall have the authority to negotiate, compromise and settle such Third-Party Claim, if and only if the following conditions are satisfied:

                  (i) the Indemnifying Party shall have confirmed in writing that it is obligated hereunder to indemnify the Indemnified Party with respect to such Third-Party Claim;

                  (ii) the Indemnifying Party retains counsel that is acceptable to the Indemnified Party, which acceptance shall not be unreasonably withheld or delayed; and

                  (iii) the Indemnified Party is kept reasonably informed of such action, suit or proceeding at all stages thereof whether or not it is represented by separate counsel.

      However, notwithstanding the preceding sentence, if (a) the Indemnifying Party fails or refuses to defend the Claim then Indemnified Party may defend and/or settle such Claim, after giving notice of proposed settlement to the Indemnifying Party, on such terms as the Indemnified Party may reasonably deem appropriate and no such action taken by the Indemnified Party in defending or settling such Claim will release the Indemnifying Party of any obligation hereunder. Except under the circumstances described in the preceding sentence, the Indemnified Party will not enter into any settlement agreement without the consent of the Indemnifying Party which consent shall not be unreasonably withheld or delayed. The Indemnifying Party will not, without the prior written consent of the Indemnified Party (which will not be unreasonably withheld), enter into any settlement of a Claim, if pursuant to or as a result of such settlement, injunctive or other equitable relief will be imposed against the Indemnified Party or if such settlement does not expressly unconditionally release the Indemnified Party from all liabilities or obligations with respect to such Claim, with prejudice. The Indemnified Party and the Indemnifying Party will cooperate with the each other in the defense, compromise or settlement of any Claim for which indemnification is sought.

            (c) Limitation on Indemnity. Other than any amounts that are payable pursuant to Section 3.3 or Section 3.4 hereof which amounts shall be payable in full, an Indemnifying Party shall be liable under Section 11.4(a) hereof for Claims only if the aggregate amount of all Claims against Globe and Seller, collectively, on the one hand, or against Buyer, on the other hand, exceed $175,000, and in such case, such the Indemnifying Party shall be liable only for Indemnification of an amount that is in excess of $75,000 (for the absence of doubt, and by way of example, a $200,000 Claim shall be entitled to $125,000 in indemnification payments).

      11.5. Cooperation. If requested by the Indemnifying Party, the Indemnified Party shall cooperate to the extend reasonably requested in the defense or prosecution of any suit, action, demand, assessment, judgment, claim, proceeding or investigation for which such Indemnifying Party is being called upon to indemnify the Indemnified Party pursuant to this Article 11, and the Indemnified Party shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearing, trials and appeals as may be reasonably requested in connection therewith and, if appropriate, the Indemnified Party shall make any counterclaim against the party asserting such suit, action, demand, assessment, judgment, claim, proceeding or investigation or any cross-complaint against any person in connection therewith and the Indemnified Party further agrees to take such other actions as reasonably may be requested by an Indemnifying Party to reduce or eliminate any Loss for which the Indemnifying Party would have responsibility, but the Indemnifying Party will reimburse the Indemnified Party for any fees or expenses incurred by it in so cooperating or acting at the request of the Indemnifying Party.

      11.6. Buyer's Right of Offset; Sole Recourse Against Seller/Globe. Notwithstanding anything to the contrary contained in this Agreement or the other Transaction Documents, Buyer and each other member of the Buyer Indemnified Group shall have, as their sole and exclusive recourse for Losses against Seller and Globe, the right to (i) offset Losses against the Holdback Cash and the Escrowed Shares pursuant to the Holdback Escrow Agreement; (ii) to require payment of the Share Value Deficit as provided in Section 3.2(d); and
(iii) to require payment arising in connection with any adjustment under Section
3.3 or Section 3.4 hereof. Buyer shall provide written notice to the Seller at least 2 days prior to the date of such offset. The foregoing shall not constitute a limitation on or prevent Buyer from exercising any rights as against any Seller Management or for intentional fraud.

      11.7. Remedies Exclusive. The remedies provided in this Article 11 shall be the sole and exclusive remedies, and shall preclude assertion by an Indemnified Person of any and all other remedies against an Indemnified Party.

      11.8. Insurance. The amount of any indemnification under this Article 11 shall be reduced by any amount recovered by the Indemnified Party (net of reasonable expenses incurred in obtaining such recovery) under any insurance policy or from any Third Party (which recovery the Indemnified Party shall use it reasonably commercial efforts to pursue, but shall not be obligated to commence litigation) and by the amount of any direct and immediate income tax benefit, related to the indemnified Loss obtained by the Indemnified Party. If, after an indemnification payment has been made with respect to a Loss, the Indemnified Party has any recovery, or obtains any income Tax benefit, with respect to that Loss, the Indemnified Party shall promptly pay to the Indemnifying Party the amount of that recovery or income Tax benefit, net of reasonably expenses incurred in obtaining recovery.

      11.9. Adjustment. Any payment of indemnification amount under this Article 11 shall be accounted for as an adjustment to the Purchase Price.

      ARTICLE 12. TERMINATION

      12.1. Termination. (a) Anything contained in the Transaction Documents to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

                  (i) by the mutual consent of Buyer, Globe and Seller; or

                  (ii) by Buyer or Seller (the "TERMINATING PARTY") if the
            Closing shall not have occurred on or before 11:59 p.m. on October 31, 2005 (or such later date as may be mutually agreed to by Buyer and the Seller); provided that if the Closing shall not have occurred as a result of the willful act or omission of one of the parties, then such Terminating Party may not terminate this Agreement pursuant to this Section 12.1(a).

            (b) Globe and Seller may, on or prior to the Closing Date, terminate this Agreement without liability if:

                  (i) there shall have been a material breach of any
            representations or warranties set forth in this Agreement on the part of Buyer or if any representations or warranties of Buyer shall have become untrue, provided that neither Globe nor Seller have materially breached any of their obligations hereunder;

                  (ii) there shall have been a material breach by Buyer of any of its covenants of agreements hereunder and such breach would materially and adversely affect the ability Buyer or Seller to consummate the transactions contemplated by this Agreement, and Buyer has not cured such breach within 10 Business Days after notice by Seller thereof setting forth in reasonable detail the nature of such breach; provided that neither Globe nor Seller has materially breached any of their obligations hereunder; or

                  (iii) any condition to Closing set forth in Article 10 shall not have been fulfilled by Buyer or waived by Seller by the Closing Date.

            (c) Buyer may, on or prior to the Closing Date, terminate this Agreement without liability if:

                  (i) there shall have been a material breach of any
            representations or warranties set forth in this Agreement on the part of either Globe or Seller or if any representations or warranties of either Globe or Seller shall have become untrue to the extent it would have a Material Adverse Effect provided that Buyer has not materially breached any of its obligations hereunder;

                  (ii) there shall have been a material breach by Seller or
            Globe of one or more of their respective covenants or agreements hereunder having a Material Adverse Effect on Seller or the Business or materially adversely affecting (or materially delaying) the ability of Seller and Buyer to consummate transactions contemplated by this Agreement, and neither Globe nor Seller has cured such breach within 10 Business Days after notice by Buyer thereof setting forth in reasonable detail the nature of such breach, provided that Buyer has not materially breached any of its obligations hereunder;

                  (iii) any condition to Closing set forth in Article 9 shall not have been fulfilled or waived by Buyer by the Closing Date.

      12.2. Certain Termination Rights.

            (a) Notwithstanding anything to the contrary contained herein, in the event that: (A) none of the events in 12.1(c)(i)-(iii) has occurred and Seller terminates this Agreement pursuant to Section 12.1(b); or (B) in the event that Seller terminates this Agreement pursuant to Section 7.14, Buyer shall immediately pay to Seller the Escrow Amount (the "TERMINATION FEE") which Buyer and Globe acknowledge is reasonable under the circumstances and designed to compensate Seller and Globe for the lost opportunity to consummate the Contemplated Transactions. The termination Fee will serve as the exclusive remedy to Globe, Seller and any Affiliates hereunder in the event of a breach by Buyer, including, but not limited to, damages relative to their efforts, expenses and costs incurred in evaluating the Contemplated Transactions.

            (b) This Agreement may be terminated by Globe or Seller pursuant to
      Section 7.5 and as provided therein.

      12.3. Notice of Termination. Any party desiring to terminate this Agreement pursuant to Section 12.(a)(ii), 12.1(b) or 12.2 shall give written notice of such termination to the other party to this Agreement specifying the reason for such termination.

      12.4. Effect of Termination. In the event that this Agreement shall be terminated pursuant to Section 12.1, each party shall pay all expenses incurred by it in connection with this Agreement, and no party shall have any further obligations or liability for any damages or expenses under this Agreement. In the event of any termination, all further obligations of the parties under this Agreement (other than those set forth in Sections 7.10, 7.11 and provisions which by their terms are intended to survive termination, including, without limitation, this Article 12) shall be terminated without further liability of any party to the other; provided, however, that nothing contained herein shall be construed to prevent any parties hereto from pursuing any remedy available at law or in equity for any breach, violation, default or other failure of performance of any other party hereto prior to Closing.

      ARTICLE 13. GENERAL.

      13.1. Notices. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by overnight courier, or sent by written telecommunication, as follows:

If to the Seller:

theglobe.com, inc.
110 East Broward Boulevard
Suite 1400
Ft. Lauderdale, FL 33301

with copies to:

Proskauer Rose LLP
2255 Glades Road
Suite 340W
Boca Raton, FL 33434
Attn:  Donald E. "Rocky" Thompson II, Esq.
Fax:  561-241-7145

If to the Buyer, to:

RelationServe Media, Inc.
6700 North Andrews Avenue
Ft. Lauderdale, FL 33309
Attn:  Mandee Heller Adler
Fax:  954-202-6160

with copies to:

Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, NY 10022
Attn:  Harvey J. Kesner, Esq.
Fax:  212-451-2222

      Any such notice shall be effective (a) if delivered personally, when received, (b) if sent by overnight courier, when receipted for, (c) if mailed, five (5) days after being mailed as described above, and (d) if sent by written telecommunication, when dispatched; provided that notice is sent simultaneously via another permitted method.

      13.2. Entire Agreement. This Agreement contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by all of the parties hereto.

      13.3. Expenses, Taxes. Except as otherwise specifically set forth herein, each party shall pay its own fees and expenses incident to the preparation and carrying out of this Agreement, whether or not the Contemplated Transactions are consummated (other than any excise, sales, use or transfer Taxes or any other such Taxes which are payable or arise as a result of execution of this Agreement or the transfer of the Acquired Assets to the Buyer pursuant to this Agreement, which shall be paid by Seller).

      13.4. Partial Invalidity. If any term or provision of this Agreement or the application hereof to any person, property or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

      13.5. Amendment, Modification and Waiver. This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by each of the parties hereto. The waiver by one party of the performance of any covenant, condition or promise shall not invalidate this Agreement, nor shall it be considered a waiver by such party of any other covenant, condition or promise. The delay in pursuing any remedy or in insisting upon full performance for any breach or failure of any covenant, condition or promise shall not prevent a party from later pursuing any remedies or insisting upon full performance for the same or any similar breach or failure.

      13.6. Headings. The various section headings in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

      13.7. Construction. This Agreement shall be construed according to its fair meaning and neither for nor against any party hereto irrespective of which party caused the same to be drafted. Each of the parties acknowledges that it has been represented by an attorney in connection with the preparation and execution of this Agreement.

      13.8. Governing Law. The validity and construction of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

      13.9. Arbitration of Disputes.

            (a) Any controversy or claim arising out of, relating to, or in connection with, this Agreement or the Seller Transaction Documents, or the breach, termination or validity thereof, shall be settled by arbitration in accordance with the Center for Public Resources for Non-Administered Arbitration by a sole arbitrator. The Parties expressly waive any right to punitive, exemplary or similar damages and the arbitrator is expressly prohibited from awarding any such damages. Judgment upon the award rendered by the Arbitrator shall be entered by an court having jurisdiction thereof. The seat of the arbitration shall be Broward County, Florida.

            (b) In order to facilitate the comprehensive resolution of related disputes, and upon request of any party to the arbitration proceeding, the arbitrator may, within 90 days of his or her appointment, consolidate the arbitration proceeding involving any of the parties relating to this Agreement or any Seller Transaction Documents. The arbitration shall not consolidate such arbitrations unless he or she determines that (i) there are issues of fact or law common to the two proceedings so that a consolidated proceeding would be more efficient than separate proceedings, and (ii) on party would be prejudiced as a result of such consolidation through undue delay or otherwise. In the case of a consolidated proceeding, the arbitration shall be conducted in the manner provided in subparagraph (a) of this paragraph.

      13.10. Sections and Section Headings. The headings of sections and subsections are for reference only and shall not limit or control the meaning thereof.

      13.11. Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. This agreement shall be fully assignable by Buyer to any majority-owned subsidiary of Buyer formed for the purpose of acquiring the Business and the Acquired Assets from Seller. Except as provided herein, neither this Agreement nor the obligations of any party hereunder shall be assignable or transferable by such party without the prior written consent of the other party hereto.

      13.12. Severability. In the event that any covenant, condition, or other provision herein contained is held to be invalid, void, or illegal by any court of competent jurisdiction, the same shall be deemed to be severable from the remainder of this Agreement and shall in no way affect, impair, or invalidate any other covenant, condition, or other provision contained herein.

      13.13. No Implied Rights or Remedies. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, other than the Seller and the Buyer and their respective shareholders, any rights or remedies under or by reason of this Agreement.

      13.14. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      ARTICLE 14. CERTAIN DEFINITIONS. As used herein the following terms not otherwise defined have the following respective meanings:

      "AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the specified Person and shall include (a) any Person who is a director or beneficial holder of at least 10% of any class of the then-outstanding capital stock (or other shares of beneficial interest) of such Person and family members of any such Person, (b) any Person of which such Person or an Affiliate of such Person under clause (a) hereof shall, directly or indirectly, either beneficially own at least 10% of any class of the then outstanding capital stock (or other shares of beneficial interest) or constitute at least a 10% equity participant, and (c) in the case of a specified Person who is an individual, family members of such Person.

      "BUSINESS DAY" shall mean any day excluding Saturday, Sunday and any day on which banks in New York City are authorized by law or other governmental action to close.

      "ENVIRONMENTAL CLAIM" shall mean any written claim, action, demand, order, or notice by or on behalf of, any Governmental Authority or person alleging potential liability arising out of, based on or resulting from the violation of any applicable Environmental Law or Environmental Permit or relating to any Hazardous Materials.

      "ENVIRONMENTAL LAWS" shall mean all Laws that are applicable to Seller relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to (A) the Releases or threatened releases of Hazardous Materials or materials containing Hazardous Materials or (B) the manufacture, generation, handling, treatment, storage, transport, disposal or handling of Hazardous Materials or materials containing Hazardous Materials.

      14.1. "FAIR MARKET VALUE" shall mean the average for the ten (10) trading days immediately preceding the date of determination of the daily high and low prices of publicly traded shares of stock, rounded to the nearest cent, on the principal national securities exchange on which shares of stock are listed (if the shares of stock are so listed), or on the Nasdaq Stock Market (if the shares of stock are regularly quoted on the Nasdaq Stock Market), or, if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded shares of stock in the over-the-counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by Buyer, or as determined by the Board in a manner consistent with the provisions of the Code.

      "GOVERNMENTAL AUTHORITY" shall mean any domestic or foreign federal, state or local agency, authority, board, bureau, court, instrumentality or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers, in each case, to the extent having jurisdiction over the Seller or Globe, as applicable

      "HAZARDOUS MATERIALS" shall mean all substances, matters and other particles defined or listed as "hazardous" or "toxic" under Environmental Laws or that are otherwise regulated by Environmental Laws.

      "INDEBTEDNESS" shall mean as applied to any Person, (a) all indebtedness of such Person for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness of such Person for the deferred purchase price of property or services represented by a note, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the sellers or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all indebtedness of such Person secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (e) all obligations under leases which shall have been or must be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which such Person is liable as lessee, (f) any liability of such Person in respect of banker's acceptances or letters of credit, (g) all interest, fees and other expenses owed with respect to indebtedness described in the foregoing clause (a), (b), (c), (d), (e) or (f) above, and (h) all indebtedness referred to in clause (a), (b), (c), (d), (e), (f) or (g) above which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

      "INTELLECTUAL PROPERTY" shall mean all intangible assets used in or necessary to the conduct of the business of Seller, including, without limitation: the name "Seller" and all derivations thereof, all trade names, domain names, websites, service marks names, trade dress, logos, trade secrets, copyrights and registrations and applications therefore, designs, technical information, know-how, processes and techniques, research and development information, and supplies, plans, proposals, technical data, computer software, financial, marketing and business data, pricing and cost information, and business and marketing plans, formulas, devices, software or compilations of information; patents, license rights and sublicense rights to all patents and trademarks, and other intangible assets registered in the name of Seller or any of its Affiliates and currently used by Seller in connection with, or necessary for the conduct of the business of

Seller, all applications therefore and all licenses (as licensee or licensor) and other agreements related thereto as described on Schedule 5.12(a) hereto, and all of Seller's rights to use or allow others to use such names, all registrations and applications for registration and all claims for infringement of any intellectual property and intangible rights relating thereto.

      "IRS" shall man the United States Internal Revenue Service.

      "LAWS" shall mean any federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, rule, regulation, statute or treaty or any order of any Governmental Authority, or any license, franchise, consent, approval, permit or similar right granted under any of the foregoing including, without limitation, all federal, state and local privacy laws, rules and regulations, and all other applicable laws of similar tenor and effect, all laws relating to occupational health and safety, equal employment opportunities, fair employment practices and discrimination, privacy, security and exchange of information, the Sarbanes Oxley Act of 2002, the Digital Millennium Copyright Act, the CAN-SPAM Act of 2003, the Children's Online Protection Act, the Children's Online Privacy Protection Act, the Protection of Children from Sexual Predators Act, rules and regulations promulgated by the Federal Trade Commission and the Federal Communications Commission, and other laws, rules, and regulations, applicable to the Business or any of its properties or assets.

      "MATERIAL ADVERSE EFFECT" shall mean circumstance, change in, or effect on the Business, or the Seller that, individually or in the aggregate: (a) is, or would reasonably be expected to be, materially adverse to the business, operations, assets or liabilities, employee relationships, customer or supplier relationships, results of operations or the financial condition or prospects of the Business or (b) would materially and adversely affect the ability to operate or conduct the Business in the Ordinary Course.

      "NET WORKING CAPITAL" shall mean the current assets minus the current liabilities, in each case acquired by the Buyer, less intercompany transactions.

      "PERMITS" shall mean all franchises, licenses, permits, consents, authorizations, approvals and certificates, or any waiver of the foregoing, required by any person or organization including any Governmental Authority (as defined herein), and held, used or otherwise possessed by Seller in connection with and/or necessary to the operation of the business of Seller, to the extent transferable to Buyer under applicable Laws as listed on Schedule 4.13.

      "PERMITTED ENCUMBRANCES" means (i) liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established; (ii) rights reserved to any Governmental Authority to regulate the affected property; (iii) statutory liens of banks and rights of set-off; (iv) as to leased assets, interests of the lessors and sublessors thereof and liens affecting the interests of the lessors and sublessors thereof; (v) inchoate materialmen's, mechanics', workmen's, repairmen's or other like liens arising in the Ordinary Course; (vi) liens incurred or deposits made in the Ordinary Course in connection with workers' compensation and other types of social security; (vii) licenses of trademarks or other intellectual property rights granted by the Seller in the Ordinary Course and not interfering in any material respect with the Ordinary Course of the Business of Seller; and

(viii) as to real property, any encumbrance, adverse interest, constructive or other trust, claim, attachment, exception to or defect in title or other ownership interest (including, but not limited to, reservations, rights of entry, rights of first refusal, possibilities of reverter, encroachments, easement, rights of way, restrictive covenants, leases, and licenses) of any kind, which otherwise constitutes an interest in or claim against property, whether arising pursuant to any Laws, under any contract or otherwise, that do not, individually or in the aggregate, have a Material Adverse Effect on Seller's use thereof as currently used in the Ordinary Course.

      "PERSON" shall mean a corporation, an association, a partnership, an organization, a business, an individual, a limited liability company, a government or political subdivision thereof or a governmental agency (including without limitation, any federal, state, local or municipal regulatory or administrative body).

      "PRE-CLOSING TAX PERIOD" shall mean all taxable periods ending on or before the Closing Date and the portion ending on the Closing Date of any taxable period that includes (but does not end on) the Closing Date.

      "RELEASE" shall mean any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment, including the movement of Hazardous Materials through the air, soil, surface water or groundwater.

      "RELEVANT GROUP" shall mean any combined, consolidated, affiliated, unitary or similar group of which either Seller is or was a member.

      "TAX" shall mean any federal, state, local, foreign and other income, profits, franchise, capital, withholding, unemployment insurance, social security, occupational, production, severance, gross receipts, value added, sales, use, excise, real and personal property, ad valorem, occupancy, transfer, employment, disability, workers' compensation or other similar tax, duty or other governmental charge (including all interest and penalties thereon and additions thereto).

      "TRANSACTION DOCUMENTS" shall mean this Agreement, the Bill of Sale and other documents and agreements of even date herewith or delivered at Closing.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Asset Purchase Agreement to be duly executed and delivered as a sealed instrument as of the 10th day of August, 2005.



                                  SELLERS:

                                  theglobe.com, inc.


                                  By:
                                      -----------------------------------------
                                                    Title:


                                  SENDTEC, INC.


                                  By:
                                      -----------------------------------------
                                                    Title:


                                  BUYER:

                                  RELATIONSERVE MEDIA, INC.


                                  By:
                                      -----------------------------------------
                                                    Title:

                                 AMENDMENT NO. 1
                                       TO
                            ASSET PURCHASE AGREEMENT

      THIS AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (this "Amendment") is entered into as of this 23rd day of August, 2005, by and among RelationServe Media, Inc., a Nevada corporation ("Buyer"), theglobe.com, inc., a Delaware corporation ("Globe") and SendTec, Inc., a Florida corporation ("Seller"). Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Asset Purchase Agreement (as defined below).

                                    RECITALS:

      WHEREAS, Buyer, Globe and Seller are parties to that certain Asset Purchase Agreement dated as of August 10, 2005 (the "Asset Purchase Agreement"); and

      WHEREAS, Buyer, Globe and Seller desire to amend the Asset Purchase Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.    Amendment.

      (a) Section 7.14 of the Asset Purchase Agreement is deleted in its entirety;

      (b) Section 8.3(b) of the Asset Purchase Agreement shall delete the words "5 years" and insert the words "12 months" in their place;

      (c) Section 8.3(c) of the Asset Purchase Agreement shall be deleted in its entirety and shall be replaced with the following:

            "Competitive Business" shall mean: (i) any advertising agency or similar business that, in either case, is primarily engaged in, and derives the majority of its annual revenues from, managing or procuring Internet-based advertising services on behalf of third-parties in exchange for a fee; or (ii) any business engaged in the development, sale, or support of offline (i.e. non-Internet) direct-response marketing technology on behalf of third-parties. Notwithstanding anything herein to the contrary, Competitive Business shall not include the delivery by Globe (or any of its Affiliates) of marketing services and/or products (including without limitation, the sale or licensing of marketing tools, the generation of leads and/or the sale, licensing, acquisition or sharing of data), which services and products are understood and agreed to involve marketing activities and not the management or procurement of advertising services.

      (d) Section 8.3(d) shall be amended to replace the first word thereof with "The Globe";

      (e) Section 8.3(g) shall be added to the Asset Purchase Agreement as follows:

            "The Globe and Seller agree that during the Non Competition Period, neither of them shall, directly or indirectly:

            (i) solicit, raid, entice or induce any present or former (since September 1, 2004) client, customer or vendor of the Seller ("Customer") or of Buyer to become a client, customer or vendor of any other person or entity for any Competitive Business, or authorize, encourage or assist the taking of such actions by any other person or entity; or

            (ii) solicit, raid, entice or induce any employee, agent, consultant, advisor, independent contractor or person otherwise engaged by Seller at any time since September 1, 2004 or of Buyer ("Personnel") to become employed or otherwise engaged by any other person or entity for the purpose of any Competitive Business or rendering services the same as, or similar to, those services as from time-to-time had been provided by such Personnel to or on behalf of Seller or Buyer or authorize, encourage or assist the taking of such actions by any other person or entity; or

            (iii) contact or communicate with any Customer or Personnel for any business purpose restricted hereby without the presence or prior consent of Buyer.";

      (f) Section 8.6 shall be amended by deleting the word "Seller" within the parenthetical and replacing it with the word "SendTec";

      (g) The preamble of ARTICLE 5, "REPRESENTATIONS AND WARRANTIES OF SELLER AND GLOBE" preceding the individual section paragraphs of Article 5 thereof is deleted in its entirety and shall be replaced with the following: "The Seller and Globe, jointly and severally, represent and warrant to the Buyer as of the date hereof (except as otherwise indicated) as follows:";

      (h) Each of the specific representations that are set forth on Exhibit A hereto shall replace the identical numbered representation and warranty that is set forth in Article 5 of the Asset Purchase Agreement, with each such identical numbered representation and warranty (or subparagraph thereof as the case may be) amended in its entirety to read as set forth on Exhibit A hereto and all representations and warranties that are not included on Exhibit A (including any subparagraphs) remaining unchanged and in full force and effect.

      (i) Notwithstanding Section 11.1 or anything else to the contrary in the Asset Purchase Agreement, the parties agree that the representations and warranties set forth on Exhibit A attached hereto, as well as each other representation and warranty made by Seller Management in the Redemption Agreement, may be updated by any member(s) of Seller Management prior to Closing in accordance with Section 7(a) of the Redemption Agreement (without any liability to Globe) for the period between the date they are first deemed given pursuant to Article 5 of the Asset Purchase Agreement (which is understood and agreed to be the date hereof) and the Closing Date (including for this purpose, the closing of the Redemption Agreement) for any schedules or changes to the Operational Representations made to Globe pursuant to the Redemption Agreement, provided that (i) Buyer is informed in writing of such updating under the Redemption Agreement and (ii) proceeds to Closing without claiming that such update is a breach of an Operational Representation as opposed to an update thereof. If any one or more of such Operational Representations is updated by any member(s) of Seller Management pursuant to the Redemption Agreement, then the Operational Representations set forth on Exhibit A hereto and, to the extent not set forth on Exhibit A, the Asset Purchase Agreement, shall, without further action, be automatically updated to precisely match the updated Operational Representation(s) made by such member(s) of Seller Management, with all other representations and warranties not so revised continuing in full force and effect unchanged.

      (j) Section 9.10 is deleted in its entirety and shall be replaced with the following: "Management Agreements. Each of the individuals listed on Schedule 9.10 hereto shall have delivered to Buyer a duly executed copy of that certain: (a) Representation Certification substantially in the form annexed hereto as Exhibit D hereto; (b) Employment Agreement, substantially in the form annexed hereto as Exhibit E hereto; and (c) Stock Agreement, substantially in the form annexed hereto as Exhibit F hereto. In addition, Seller Management shall have executed and delivered to Buyer an escrow agreement on terms and conditions satisfactory to Buyer, including, without limitation, terms providing for a minimum of 200,000 shares of Buyer's common stock being placed in escrow for the purpose of permitting Buyer to satisfy any losses suffered by Buyer as a result of the breach by any member(s) of Seller Management of any one or more Operational Representations set forth in the Redemption Agreement (the agreements referred to in this Section 9.10 being collectively referred to herein as the "Management Agreements")."

      (k) Section 10.7 is deleted in its entirety and shall be replaced with the following: "Seller Management. Seller Management shall have executed and delivered to Globe the Redemption Agreement and the Termination Agreement, each on terms acceptable to Globe. Seller Management shall have executed and delivered an escrow agreement on terms and conditions satisfactory to Globe and Seller, including, without limitation, terms providing for a minimum of 200,000 shares of Buyer's common stock being placed in escrow for the purpose of permitting Buyer to satisfy any losses suffered by Buyer as a result of the breach by any member(s) of Seller Management of any one or more Operational Representations set forth in the Redemption Agreement (the "Management Escrow Agreement")."

      (l) Section 11.1 is amended by deleting the words "and employee benefit matters" in (i) and inserting the word "and" between "Tax matters" and "environmental matters" and deleting the "'" between such phrases.

      (m) Section 11.1 is amended by deleting ", and (ii) any representation of Globe or Seller with respect to title matters shall survive for five years".

      (n) Section 11.2 (d) is deleted in its entirety and shall be replaced with the following: "subject to Section 11.10 hereof, any breach of any representation or warranty that is also made by any member of Seller Management in the Redemption Agreement (an "Operational Representation")."; and

      (o) Section 11.10 shall be added to the Asset Purchase Agreement as follows: "In the event that a Claim is made against Globe or Seller that is in whole or in part based upon breach of an Operational Representation, Globe shall give prompt written notice thereof to Seller Management in accordance with the requirements of the Redemption Agreement, with notice thereof to Buyer, identifying the basis therefore. Buyer agrees that Buyer's first recourse for breach of any Operational Representation shall be pursuant to the Redemption Agreement, the Management Escrow Agreement and any Seller Management property then held in escrow under the Management Escrow Agrement (collectively, "Escrow Property"). In the event that Buyer is able to satisfy in full any Claim for breach of an Operational Representation against the Escrow Property, then Buyer's sole recourse shall be against such Escrow Property. If, however, the value of the Escrow Property is less than the amount of the losses arising from the breach of an Operational Representation by any member(s) of Seller Management, then Buyer shall be entitled to recourse against the Holdback Cash and the Escrowed Shares then in the possession of the Holdback Escrow Agent, with such rights as are provided in Section 3.2(d). Seller and Globe agree that without the prior written consent of Buyer, neither Seller nor Globe shall modify or amend the Redemption Agreement, nor waive any rights thereunder, if such action would have an adverse effect on Buyer's rights. Buyer agrees that without the prior written consent of Seller and Globe, Buyer shall not modify, waive, or amend any of Buyer's rights under or with respect to the Redemption Agreement, the Escrow Agreement or the Escrow Property.

2. Ratification. Except as specifically provided in this Amendment, the Asset Purchase Agreement is ratified and confirmed as written and shall remain in full force and effect. The provisions of Article 8 of the Asset Purchase Agreement and other provisions which by their terms are intended to have effect following the Closing Date, as amended hereby, shall survive the Closing for the periods set forth. To the extent that this Amendment incorporates any terms or requires reference to external facts or conditions, the provisions of Section 13.2 "Entire Agreement" are hereby amended for the purposes of such incorporation and references.

3. Execution in Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and both of which when taken together shall constitute one and the same agreement.

4. Governing Law. This Amendment shall be governed by the internal laws of the State of Delaware without regard to principles of conflicts of law.

                        [SIGNATURES APPEAR ON NEXT PAGE]

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

                                  BUYER:

                                  RELATIONSERVE MEDIA, INC.

                                  By:
                                     -------------------------------------------
                                     Title:

                                  GLOBE:

                                  theglobe.com, inc.

                                  By:
                                     -------------------------------------------
                                     Title:

                                  SELLER:

                                  SENDTEC, INC.

                                  By:
                                     -------------------------------------------
                                     Title:

                                    EXHIBIT A

5.3 Non-Contravention. Except as listed on Schedule 5.3, the execution and delivery by Seller and Globe of this Agreement and the Seller Transaction Documents and the consummation by the Seller and Globe of the Contemplated Transactions will not . . . ; (b) conflict with or result in the breach or termination of (or constitute a default for any event which, with notice or lapse of time or both would constitute a default) under, or give to others any rights of termination or cancellation of, or accelerate the performance required by, or maturity of, or result in the creation of any Encumbrance pursuant to any of the terms, conditions or provisions of, any Contract which either Seller or Globe is a party; (c) constitute a violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any Encumbrance (except a Permitted Encumbrance). [except as noted above, remainder of 5.3 is unchanged].

5.5 [unchanged].

5.6 Absence of Certain Changes and Events. Since June 30, 2005 (the "Balance Sheet Date"), the business of Seller has been conducted only in the ordinary course of business consistent with past practice of Seller (the "Ordinary Course"). Without limiting the foregoing, except as set forth on Schedule 5.6, since the Balance Sheet Date, there has not been, occurred or arisen:

            (a) any material adverse change, taken as a whole, in the assets, liabilities, financial condition or results of operation of Seller;

            (b) any sale, lease or other disposition of any properties or assets of Seller in excess of $10,000 individually or in the aggregate except in the Ordinary Course;

            (c) any material change in the methods of doing business that has had or would reasonably be expected to have a Material Adverse Effect (as defined below);

            (d) any material change in the accounting principles or practices or the method of application of such principles or practices used by Seller, or any change in depreciation or amortization policies or rates previously adopted, that has had or would reasonably be expected to have a Material Adverse Effect;

            (e) any Encumbrance imposed or agreed to be imposed on or with respect to any of the Acquired Assets other than Permitted Encumbrances;

            (f) any material modification, waiver, change, amendment, release, rescission or termination of, or accord and satisfaction with respect to, any material term, condition or provision of any Contract, other than any satisfaction by performance in accordance with the terms thereof in the Ordinary Course;

            (g) any casualty, loss, damage or destruction (whether or not covered by insurance), or taking by eminent domain or other action by any Governmental Authority, that has had or would reasonably be expected to have a Material Adverse Effect;

            (h) any adverse pending, or threatened dispute of any kind with any contractor, subcontractor, customer, supplier, employee, landlord, subtenant or licensee of Seller that is reasonably likely to result in any material reduction in the amount, or any change in the material terms or conditions or any material customer, supplier or other relationship of Seller that has had, or would reasonably be expected to have a Material Adverse Effect;

            (i) other than in the Ordinary Course, any increase in the compensation payable or to become payable to any of Seller's officers, employees, agents or consultants (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing or other plan or commitment), or the entering into or modification of any employment contract or other agreement concerning the compensation of any officer, or employee, or the making of any loan to, or engagement in any transaction with, any officers, directors or shareholders of Seller, or the establishment of any new, or the modification of any existing, employee benefit, compensation or stock plan of Seller that affects the employees of Seller;

            (j) any capital expenditure or commitment therefor by Seller in excess of $25,000 in the aggregate for additions, alterations or modifications to the property, plant or equipment of Seller;

            (k) the incurrence or entering into of any transaction, contract or commitment by Seller with respect to its business, other than items incurred or entered into (as the case may be) in the Ordinary Course;

            (l) any payment, discharge or satisfaction of any claim, Encumbrance or liability by Seller in excess of $25,000 individually or in the aggregate, other than in the Ordinary Course;

            (m) any organized labor strike or grievance that has had or could reasonably be expected to have a Material Adverse Effect;

            (n) any license, sale, transfer, pledge, mortgage or other disposition of any tangible or intangible asset or Intellectual Property of Seller in excess of $25,000 individually or in the aggregate other than in the Ordinary Course;

            (o) any cancellation of any Indebtedness or claims or any amendment, termination, diminution or waiver of any rights of material value to Seller in excess of $25,000 individually or in the aggregate; and

            (p) any agreement or understanding, whether in writing or otherwise, for Seller to take any of the actions specified in (a) through (o) above.

For purposes of this Schedule, the term "Material Adverse Effect" shall mean any material adverse effect on the business, operations, financial condition, or results of operations of the Business.

      5.7 Title to Properties.

(a) Acquired Assets. Seller has, and upon Closing, will transfer to Buyer, good, clear and valid title to, and possession of, all of the Acquired Assets owned by Seller, free and clear of any Encumbrances (other than Permitted Encumbrances). Seller has, and upon Closing, will transfer to Buyer, valid and subsisting leasehold interests or licenses in, and possession of, all of the Acquired Assets that are leased by Seller. Seller has the full right, power and authority to sell, convey, transfer, assign and deliver the Acquired Assets, without the need to obtain the consent or approval of any third party, except as listed on
Schedule 5.7(a). At and as of the Closing, Seller will convey the Acquired Assets to Buyer by deeds, bills of sale, certificates of title and other instruments of assignment and transfer effective in each case to vest in Buyer, and Buyer will have, good and valid title to all of the Acquired Assets, free and clear of any and all Encumbrances, except for Permitted Encumbrances. The Acquired Assets are, in all material respects, in good condition and repair and are adequate and sufficient for Seller's intended purposes, ordinary wear and tear excepted. The Acquired Assets will transfer to Buyer under this Agreement (and other documents contemplated hereby), and constitute, all of the material assets and properties (personal and mixed, tangible and intangible) and rights necessary or desirable to permit Buyer to conduct the Business consistent with Seller's past business practice.

(b) Leases. (i) Schedule 1.1(h) contains a list of all material agreements under which real property is leased by Seller and used in connection with the Business. All of the Leased Real Property including any buildings, structures and appurtenances thereon, are, to Seller's knowledge, in good operating condition and repair, ordinary wear and tear excepted, are in such condition as to permit surrender by Seller to the lessors thereof without any material cost or expense for repair or restoration if any of the Real Property Leases were terminated on the date hereof, are adequate and suitable for the uses for which intended by Seller, each has adequate rights of ingress and egress for operation of the Business in the Ordinary Course and there does not exist any condition that interferes in any material way with the use or the economic value thereof.

(ii) Schedule 1.1(g) contains a list of all leases or material agreements under which Seller, with respect to the Business, is lessee of or holds or operates any items of machinery, equipment, motor vehicles, computer equipment, printers, office furniture or fixtures owned by any third party, true, complete and correct copies (or, in the case of oral leases or agreements, descriptions) of which leases and agreements have been furnished to Buyer. Seller is the owner and holder of all of the leasehold estates purported to be granted by such leases or agreements and all other leases or agreements under which Seller is lessee of or holds or operates any such items owned by a third party, and each of such leases and agreements is in full force and effect and constitutes a legal, valid and binding obligation of the respective parties thereto enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity. There is not under any of such leases any existing default or, to the knowledge of Seller, event, condition or occurrence which, with the giving of notice or lapse of time, or both, would constitute a default thereunder. Except as provided on Schedule 5.7(c)(ii) hereto, to Seller's knowledge, each of the items of machinery, equipment, printers, office furniture and fixtures covered by the Personal Property Leases is in good operating condition and repair, is in such condition as to permit surrender thereof by Seller to the lessors without any material cost or expense for repair, ordinary wear and tear excepted, or restoration if such leases were terminated on the date hereof, is suitable for the uses for which intended by Seller in the Ordinary Course and there does not exist any condition that interferes in any material way with the use or economic value thereof.

5.8 Absence of Liabilities. Except for the Assumed Liabilities, and except as set forth on Schedule 5.8 there are no material liabilities or obligations of Seller of any nature (whether liquidated, unliquidated, accrued, absolute or contingent (within the meaning of GAAP), and whether due or to become due) probable of assertion relating to the Business except for:

(a) liabilities set forth or reflected (or reserved against) in the Balance Sheet that have not been paid or discharged since the date thereof;

(b) liabilities or obligations arising under agreements or other commitments listed on Schedule 5.8(b);

(c) current liabilities arising in the Ordinary Course subsequent to the Balance Sheet Date, that are accurately reflected on its books and records in a manner consistent with past practice; or

(d)   the Excluded Liabilities (which shall be retained by Seller); or

(e) liabilities or obligations that do not or would not, either individually or in the aggregate, have a Material Adverse Effect

5.9   [unchanged]

5.10  [unchanged]

5.11  Intellectual Property.

(a) Schedule 5.11(a) hereto sets forth a complete and accurate list of all registered Intellectual Property used in the Business as presently conducted by Seller and any applications therefor. Except to the extent set forth in Schedule 5.11(a), Seller owns or has the right to use all of the Intellectual Property used in the Business as presently conducted, and the consummation of the transactions contemplated by the Transaction Documents will not alter or impair any such right. All Intellectual Property is valid, subsisting, in full force and effect, enforceable (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity), and has not been abandoned as of the date hereof. Except as has not or is not reasonably likely to have a Material Adverse Effect, Seller has taken all reasonable action to maintain and protect each item of Intellectual Property. The Intellectual Property is free and clear of any Encumbrances other than Permitted Encumbrances and, except for generally commercially available, non-custom, off-the-shelf software application programs, or except as set forth on Schedule 5.11(a), is fully assignable by Seller to any Person, without payment, consent of any person or other condition or restriction. No registered Intellectual Property has been or is now involved in any cancellation, dispute or litigation, and, to the knowledge of Seller, no such action is threatened. Except as set forth in Schedule 5.11(a), no patent of Seller included in the Intellectual Property has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

(b) License Agreements. Schedule 5.11(b) sets forth a complete and accurate list of all licenses, sublicenses, consents, royalties or other agreements concerning Intellectual Property to which Seller is a party or by which any of the assets of Seller is bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) relating to the Business (collectively, "License Agreements"). All of the License Agreements are valid and binding obligations of Seller enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity, and to Seller's knowledge, except for generally commercially available, non-custom, off-the-shelf software application programs, there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by Seller under any such License Agreement. Seller has performed all obligations required to be performed by it, and Seller is not in default (or alleged to be in default) under any Contract relating to any of the foregoing in any way that is reasonably likely to have a Material Adverse Effect. No party to any Contract relating to Intellectual Property has given Seller notice of its intention to cancel, terminate or fail to renew such License Agreement.

(c) No Infringement. Except as disclosed in Schedule 5.11(c): (i) to the knowledge of Seller, the conduct of Seller's businesses as currently conducted does not infringe any Intellectual Property rights of any Person, and the Intellectual Property rights of Seller are not being infringed by any Person, except for such infringements in (i) or (ii) that would not have a Material Adverse Effect; and (ii) there is no litigation or order pending or outstanding, or, to the knowledge of Seller, threatened, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Seller's use of any Intellectual Property owned by a third party, and, to the knowledge of Seller, there is no valid basis for the same.

(d) Royalties. No royalties, honoraria or other fees are payable by Seller to any Person for the use of or right to use any Intellectual Property, except as set forth in Schedule 5.11(d).

(e) Intellectual Property. For purposes of this Section 5.11, the term "Intellectual Property" includes the following that are owned by or licensed to Seller: (i) all domain names, websites, service marks, trade dress, logos, copyrights; (ii) computer software; (iii) trade secrets;
      (iv) confidential and proprietary (A) technical information, (B) know-how, processes, (C) techniques, (D) research and development information, and
      (E) business and marketing plans; (v) patents; (vi) license rights and sublicense rights to all patents and trademarks; (vii) other intangible assets registered in the name of Seller or any Affiliate currently used by Seller in connection with business of Seller; and (viii) all registrations and applications of patents, copyrights, trademarks and service marks, and all licenses (as licensee or licensor) and other agreements related thereto.

5.12 Permits. The Permits (as defined below) listed in Schedule 5.12 constitute all of the material licenses, permits, certificates, approvals, exemptions, franchises, registrations, variances, accreditations or authorizations currently used in or required for the operation of the Business as operated by Seller prior to the Closing Date except for any Permits the absence of which would not have a Material Adverse Effect. The Permits are valid and in full force and effect and there are no pending proceedings against Seller which could result in the termination, revocation, limitation or impairment of any of the Permits. Seller has not received notice of any violations in respect of any of the Permits. For purposes of this Schedule, the term "Permits" means all franchises, licenses, permits, consents, authorizations, approvals and certificates, or any waiver of the foregoing, issued or granted by any Governmental Authority, to the extent transferable to Buyer under applicable Laws as listed on Schedule 4.13.

5.13 Labor and Employment Matters.

(a) Schedule 5.13 contains a list of each employee of Seller (such employees, the "Seller Employees"). Except as set forth on Schedule 5.13, there are no employment, consulting, severance or indemnification contracts between Seller and any of the Seller Employees. Except as provided on Schedule 5.13, Seller has paid all accrued wages, salary, and commissions, and paid or made available all vacation and sick pay, accrued as of the date of this Agreement for all of the Seller Employees, agents and representatives of Seller. Seller is in material compliance with Laws respecting employment and employment practices, terms and conditions of employment and wages and hours.

(b) Seller maintains no employee welfare benefit plans or employee pension benefit plans (within the meaning of Section 3(1) or Section 3(2), respectively, of the Employee Retirement Income Security Act of 1974, as amended (ERISA). Seller shall be solely liable for all obligations with respect to all employee welfare benefit plans (within the meaning of Section 3(1) of ERISA) of which Seller is or ever has been a party or by which it is or ever has been bound.

(c) To Globe's knowledge, there are no pending investigations against Seller by the U.S. Department of Labor or any other Governmental Agency. There is no unfair labor practice charge or complaint against Seller pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against Seller. No collective bargaining agreement or modification thereof is currently being negotiated by Seller. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of Seller. No material labor dispute with Seller Employees exists or, to the knowledge of Globe, is imminent.

5.14 Contracts. Schedule 5.14 sets forth a complete and accurate list of all written Contracts to which Seller is a party. As used in this Agreement, the word "Contract" means:

      (a) agreement for the purchase, sale, lease, or license of services, products, or assets that are not cancelable without penalty and that require total future payments in excess of $75,000 in any fiscal year in any instance, or entered into other than in the Ordinary Course (but excluding, for the avoidance of doubt, any such agreement whereby payments are contingent in nature);

      (b) agreements to purchase all or substantially all of its requirements for a particular product or service from a particular supplier or suppliers, or to supply all of a particular customer's or customers' requirements for a certain service or product;

      (c) agreement or other commitment pursuant to which any Person has agreed to indemnify or hold harmless any other Person;

      (d) agreement with any current or former Affiliate, shareholder, officer, director, employee, or consultant, or with any Person in which any such Affiliate, shareholder, officer, director, employee, or consultant has an interest;

      (e) joint venture or teaming agreement;

      (f) agreement with any domestic or foreign government or agency or department thereof; or

      (g) agreement imposing non-competition or exclusive dealing obligations.

Seller has delivered to the Buyer true, correct and complete copies of all such Contracts, together with all amendments, modifications and supplements thereto. Except as provided in Schedule 5.14, each of the Contracts listed on Schedule
5.14 hereto is in full force and effect, the Seller is not in breach of any of the provisions of any such Contract (to the extent that any such breach has or is reasonably likely to have a Material Adverse Effect), nor, to Seller's knowledge, is Seller or any other party to any such Contract in material default thereunder, nor, to Seller's knowledge, does any event or condition exist which with notice or the passage of time or both would constitute a default thereunder that is reasonably likely to have a Material Adverse Effect. Seller has performed in all material respects all obligations required to be performed by Seller to date under each such Contract. Except as set forth in Schedules 5.14(a) and 5.14(b), no approval or consent of any Person is needed in order that such Contracts continue in full force and effect following the consummation of the transactions contemplated by this Agreement, and no such Contract includes any provision the effect of which may be to enlarge or accelerate any obligations of the Seller thereunder or give additional rights to any other party thereto or shall in any other way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement or the Seller's Transaction Documents.

5.15 Environmental Matters. Except as set forth on Schedule 5.15: (a) Seller is in material compliance with all applicable Environmental Laws; (b) there is no Environmental Claim pending against the Seller with regard to the Acquired Assets, including, without limitation, the Seller's leasehold interest in the current St. Petersburg, Florida location of Seller, or Business; (c) Seller has obtained all material Permits, approvals, identification numbers, licenses or other authorizations required under any applicable Environmental Laws with regard to the Acquired Assets or Business (the "Environmental Permits") and is in material compliance with their requirements; (d) to the knowledge of Seller, there are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed of on any real property Seller currently owns or leases for the Business other than in material compliance with applicable Environmental Laws; (e) Seller has not undertaken or completed any investigation or assessment or remedial or response action relating to any release, discharge or disposal of or contamination with Hazardous Materials at any site, location or operation of Seller, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and (f) there have been no actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to Environmental Laws, any Environmental Permits or any Hazardous Materials (the "Environmental Claims") against Seller that remain outstanding or unresolved.

5.16 [unchanged]

5.17 Insurance. Schedule 5.17 lists all insurance policies and binders of liability, theft, fidelity, life, fire, product liability, health, unemployment, workers' and workmen's compensation, errors and omissions and other types of insurance, self insurance practices and performance bonds covering Seller (collectively, the "Policies"). All of such Policies are valid, enforceable and in full force and effect. All premiums with respect to such Policies are currently paid, and no basis exists for early termination thereof on the part of the insurer. Seller is not in default with respect to its obligations under any of such Policies, nor has Seller received any written notification from any insurer or agent of any intent to cancel or not to renew or increase the premiums on any such Policies. To Seller's knowledge, no facts or circumstances exist which would relieve the insurer under any Policy of its obligation to satisfy in full any valid claim of the Seller thereunder. Seller has not, during the last 5 fiscal years, been denied or had revoked or rescinded any policy of insurance.

5.18 Suppliers and Customers. Schedule 5.18 identifies each contractor, subcontractor, customer and supplier of Seller that in each case is material to the Business. For purposes of this Section, a material customer is one that produced more than 10% of Seller's revenues during the last year and a material supplier is one to which Seller paid more than $75,000 during the last year.
Schedule 5.18 lists the products and services supplied by Seller to each material customer. Except as set forth on Exhibit 5.18, there are no material suppliers, or sole-source suppliers of significant goods or services (other than electricity, gas, telephone or water) to Seller, with respect to which alternative sources of supply are not readily available on comparable terms and conditions. No material supplier or material customer of the business of Seller has, during the past 12 months, cancelled or otherwise terminated its services or supplies to Seller or its use or purchase of the products or services of Seller, or has communicated any threat in writing to Seller to do so. No such supplier or customer has given Seller written notice that it intends to cancel, reduce or otherwise terminate its relationship with Seller or the usage or purchase of the products of Seller, or that the transactions contemplated by this Agreement will result in any such cancellation, reduction or termination.

5.19 [unchanged]

5.20 Certain Line Items and Related Items.

            (a) Accounts Receivable. To Seller's knowledge, all accounts receivable of Seller received in connection with the Business (the "Receivables") have arisen only from bona fide transactions entered into in the Ordinary Course, are the legal and binding claims of Seller, free and clear of all Encumbrances (other than Permitted Encumbrances), have been recorded in accordance with GAAP and are not subject to any counterclaim, set-off or defense (except to the extent reserved against). Since the Balance Sheet Date, no customer has given Seller written notice that it intends to assert any material right to a discount, allowance or chargeback with respect to any products or services, except for any discounts, allowances or chargebacks that have not had and would not reasonably be expected to have a Material Adverse Effect. The Receivables are current as of the date hereof. Seller has delivered to the Buyer a complete and accurate aging list of all Receivables as of a date not more than 5 days prior to the date of this Agreement.

            (b) Accounts Payable. The accounts payable related to Seller, as reflected on the Financial Statements or thereafter and recorded by Seller, have arisen only from bona fide transactions entered into in the Ordinary Course. Except as provided in Schedule 5.20(b), all payment terms in connection therewith are consistent with past practices of Seller.

                              REDEMPTION AGREEMENT

      This Redemption Agreement (this "Agreement") is made effective as of August 23, 2005, by and among theglobe.com, inc., a Delaware corporation (the "Corporation"), and Paul Soltoff ("Soltoff"), Eric Obeck ("Obeck"), Donald Gould ("Gould"), Harry Greene ("Greene"), Irvine and Nadine Brechner, as tenants by the entirety ("Brechner") and Allen Vance ("Vance") (each a "Shareholder" and collectively, the "Shareholders"). Michael Egan, Edward Cespedes, E&C Capital Partners LLLP and Dancing Bear Investments, Inc. (each, a "Globe Principal" and collectively, the "Globe Principals") are entering into this Agreement solely for the purposes of Sections 3(a) and 8(b) hereof.

                                    Recitals

      A. Each Shareholder is the owner of that number of shares ("Shares") of the common stock, $.001 par value (the "Common Stock") of the Corporation as set forth opposite such Shareholder's name on Schedule A attached hereto and made a part hereof (collectively, the "Shares").

      B. The Corporation owns all of the shares of capital stock of SendTec, Inc., a Florida corporation (the "Seller").

      C. The Seller and the Corporation are parties to an Asset Purchase Agreement with RelationServe Media, Inc. (the "Buyer") providing for the sale by the Seller and the purchase by the Buyer or its designated subsidiary of substantially all of the Seller's assets (the "Asset Purchase Agreement"). A copy of the Asset Purchase Agreement has been furnished to the Shareholders.

      D. The Corporation and the Shareholders, other than Vance, among others, are parties to a Stockholders' Agreement dated as of September 1, 2004 (the "Stockholders' Agreement").

      E. The Shareholders have agreed to sell all 28,879,097 of their Shares of Common Stock in exchange for the consideration set forth opposite such Shareholder's name on Schedule A, and the Corporation has agreed to purchase and redeem the Shares upon the terms set forth herein. The Shareholders and the Corporation have negotiated the redemption price for the Shares on an arm's length basis taking into account the large block of Common Stock represented by the Shares and believe that the redemption price reflects the fair market value of such block of Shares.

      F. In connection with the Asset Purchase Agreement, the Corporation has requested that the Shareholders, who hold or have held various management positions with the Seller, provide to the Corporation, in this Agreement, certain representations and warranties about the Seller, as set forth in Section 4(e) of this Agreement, and that the Seller and the Buyer (even though the Buyer is not a party to this Agreement) be entitled to rely on such representations solely to the extent, and subject to the terms and limitations, provided in this Agreement.

      G. As security to the Buyer, and as the Buyer's sole remedy (except to the extent expressly provided in Section 9(d)) against the Shareholders with respect to any breach of the representations and warranties in Section 4(e), at the Closing (as such term is defined in the Asset Purchase Agreement), the Shareholders shall deposit or caused to be deposited certain assets (the "Escrow Assets") into escrow under an escrow agreement entered into as of the date of this Agreement among the Shareholders, the Buyer and Olshan Gundman Frome Rosenzweig & Wolosky LLP, New York, NY, as Escrow Agent (the "Escrow Agreement").

      H. The Shareholders are willing to provide the representations and warranties in Section 4(e) of this Agreement subject to the terms and limitations of this Agreement.

                                 Operative Terms

      In consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. Redemption of Shares. Concurrently with the Closing, the Corporation will purchase and redeem from each Shareholder, and each Shareholder will sell to the Corporation, the Shares listed on Schedule A as being owned by such Shareholder ("such Shareholder's Shares"), and each Shareholder will deliver to the Corporation all of the Shareholders' stock certificates representing such Shareholder's Shares, accompanied by appropriate stock transfer powers duly executed to the Corporation (the "Redemption").

      2. Redemption Price. Concurrently with the Closing, the Corporation will pay to each Shareholder, as complete consideration for the Redemption of such Shareholder's Shares and such Shareholders' other obligations and undertakings under this Agreement, a cash payment in the amount set forth opposite such Shareholder's name on Schedule A (the "Redemption Price"). The parties intend that the transaction be a capital transaction and that Shareholders will obtain long term capital gains treatment with respect to the Redemption, and the parties shall report on their respective state and federal income tax returns the Redemption on such basis.

      3. Other Agreements.

            (a) Termination of Stockholders' Agreement. Each of the parties agrees that the Stockholders' Agreement shall be terminated concurrently with the closing of the Redemption without further right of, or obligation or restriction on, any party thereto.

            (b) Directors' and Officers' Liability Insurance; and Indemnification. For so long as any of Michael Egan, Edward Cespedes and Robin Segaul Lebowitz is covered by a policy of directors and officers liability insurance with respect to his or her service as a current or former director and/or officer of the Corporation (a "D&O Policy"), but for not more than six (6) years following the Closing, Soltoff will be afforded the same coverage as is available to Mr. Egan, Mr. Cespedes and/or Ms. Segaul Lebowitz under such D&O Policy. Soltoff acknowledges that he has been provided with a copy of the Corporation's current D&O Policy.

      4. Shareholders' Representations and Warranties. Each Shareholder represents and warrants to the Corporation that:

            (a) Such Shareholder has the right, power and legal capacity to enter into and perform his or her obligations under this Agreement, and this Agreement constitutes, and each document or instrument to be executed by such Shareholder pursuant to the terms hereof will be, upon its execution and delivery, the valid and legally binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms.

            (b) Such Shareholder exclusively owns all right, title and interest in and holds full legal, equitable and beneficial ownership of the Shares that are listed opposite such Shareholder's name on Schedule A, free and clear of any liens, security interests, encumbrances and restrictions on or conditions to transfer or assignment other than those set forth in the Stockholders' Agreement. There are no outstanding agreements or commitments of any nature obligating such Shareholder to transfer the Shares owned by such Shareholder or any interest therein to any other party. The sale, transfer and assignment to the Corporation of the Shares owned by such Shareholder shall transfer to the Corporation good and valid title to the Shares owned by such Shareholder, free and clear of any lien, security interest, encumbrance or restriction.

            (c) The execution and delivery by such Shareholder of this Agreement and the performance of such Shareholder's obligations under this Agreement does not and will not (i) violate and law, rule or regulation to which such Shareholder is subject; or (ii) breach or violate any judgment, order, decree, mortgage, lease or other contract or commitment to which such Shareholder is a party or by which he or she is bound the violation or breach of which (in either clause (i) or (ii) above) could have an adverse effect on this Agreement or the transactions contemplated by this Agreement.

            (d) There is no claim, suit, action, legal, administrative, or other proceeding pending or, to such Shareholder's knowledge, threatened, against such Shareholder with respect to this Agreement, the Shares, any interest therein or the transactions contemplated hereby.

            (e) The representations and warranties on Schedule B attached to this Agreement and made a part hereof are correct to the best of such Shareholder's knowledge.

            (f) By reason of the Shareholder's business or financial experience, or the business or financial experience of his or her professional advisor who is unaffiliated with and who is not compensated by the Corporation, such Shareholder has the ability to evaluate the business of the Corporation, the value of the Shares owned by the Shareholder, the tax consequences of the transactions contemplated by this Agreement and the sufficiency of the Redemption Price.

            (g) Such Shareholder acknowledges that such Shareholder has had the opportunity to obtain additional information regarding the Corporation and its business, and has been given the opportunity to meet with officials of the Corporation and to have such officials answer any questions regarding the Corporation and its business and all such questions have been answered to such Shareholder's satisfaction.

      5. Corporation's Representations and Warranties. The Corporation hereby represents and warrant to the Shareholders that:

            (a) The Corporation has the right, power and legal capacity to enter into and perform its obligations under this Agreement.

            (b) This Agreement has been duly authorized by all necessary corporate and other action on the part of the Corporation and constitutes, and each document or instrument to be executed by the Corporation pursuant to the terms hereof will be, upon its execution and delivery, the valid and legally binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms.

            (c) The execution and delivery by the Corporation of this Agreement and the performance of its obligations under this Agreement does not and will not: (i) violate any law, rule or regulation to which the Corporation is subject or by which it is bound; or (ii) breach or violate any judgment, order, decree, mortgage, lease or other contract or commitment to which the Corporation is a party or by which it is bound, the violation or breach of which (in either clause (i) or (ii) above) could have an adverse effect on this Agreement or the transactions contemplated by this Agreement.

            (d) There is no claim, suit, action, legal, administrative, or other proceeding pending or, to the knowledge of the Corporation, threatened, against the Corporation with respect to this Agreement, the Shares or any interest therein or the transactions contemplated under this Agreement.

            (e) Neither the entering into of this Agreement by the Corporation nor the purchase, redemption and payment by the Corporation of the Redemption Price to the Shareholders will violate the Delaware General Corporation Law.

      6. Conditions Precedent to Obligations of the Shareholders. The obligation of the Shareholders to consummate the sale and purchase under this Agreement shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (to the extent satisfaction is not waived in writing by the Shareholders):

            (a) The representations and warranties made by the Corporation in
      Section 5 of this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing with the same effect as though such representations and warranties had been made or given at and as of the Closing (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date);

            (b) The Corporation shall have performed and complied with all of its covenants, obligations and conditions under this Agreement that are to be performed or complied with by it at or prior to the Closing;

            (c) The Shareholders shall have received a certificate, executed by an executive officer of the Corporation and dated as of the Closing Date, as defined in the Asset Purchase Agreement, reasonably satisfactory to the Shareholders, certifying the matters set forth in Section 6(a) and Section 6(b) and further certifying to: (i) the adoption of the board of directors of the Corporation of a resolution, that has not been amended, modified or rescinded, approving the transactions contemplated by this Agreement (the "Contemplated Transactions"); (ii) the incumbency of officers of the Corporation who are executing this Agreement or any of the documents with respect to the Contemplated Transactions or certificates contemplated hereunder; and (iii) the Corporation's charter and bylaws; and

            (d) The Closing under the Asset Purchase Agreement will have occurred and such Closing will have taken place not later than November 30, 2005.

      7. Conditions Precedent to Obligations of the Corporation. The obligation of the Corporation to consummate the purchase and redemption under this Agreement shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (to the extent satisfaction is not waived in writing by the Corporation):

            (a) The representations and warranties made by the Shareholders in
      Section 4 of this Agreement shall be true and correct in all material respects as of the date hereof and, as modified by any updates to the representations and warranties contained in Section 4(e) that have been furnished by the Shareholders to the Corporation, as of the Closing, with the same effect as though such representations and warranties (as modified by such updates) had been made or given at and as of the Closing (except for representations and warranties that speak as of a specific date, which, as modified by the updates described above, shall be true and correct in all material respects as of such specific date);

            (b) The Shareholders shall have performed and complied with all of their covenants, obligations and conditions under this Agreement that are to be performed or complied with by them at or prior to the Closing;

            (c) The Corporation shall have received a certificate, executed by the Shareholders, and dated as of the Closing Date, reasonably satisfactory to the Shareholders, certifying the matters set forth in
      Section 7(a) and Section 7(b); and (d) The Closing under the Asset Purchase Agreement will have occurred and such Closing will have taken place not later than November 30, 2005.

      8. General Releases.

            (a) By the Shareholders. At the Closing, each of the Shareholders will execute and deliver to the Corporation a general release containing the terms set forth in Schedule C.

            (b) By the Corporation and the Globe Principals. At the Closing, the Corporation and each of the Globe Principals will execute and deliver to each Shareholder, and the Corporation shall cause the Seller to execute and deliver to each Shareholder, a general release containing the terms set forth in Schedule D.

      9. Survival; Notice of Claims; Burden of Proof; and Limited Recourse.

            (a) Survival of Representations and Warranties. The representations and warranties of the parties hereto contained in this Agreement shall survive the Closing; provided, however, that each of the representations and warranties in Section 4(e) shall expire and be of no force or effect at 5:00 p.m. Eastern Time on the date that is one year and 45 days after the Closing Date (the "Survival Period"), except to the extent that, prior to the end of the Survival Period, the Shareholders' Representative (as defined in Section 10), shall have received notice of a claimed breach of a representation or warranty in Section 4(e), together with a reasonable summary of the facts or allegations then known to the Corporation that relate to such claim; provided, however, that the receipt by the Shareholders' Representative of notice of a breach of a representation or warranty in Section 4(e) prior to the expiration of the Survival Period, as required in the immediately preceding sentence, shall be an absolute condition precedent to the bringing of any claim with respect to such breach. In the event that notice of a claim is so received within the Survival Period, the Buyer shall be entitled to assert such claim of breach under the terms of the Escrow Agreement as the Buyer's sole and exclusive remedy (except to the extent expressly provided in Section 9(d)) against the Shareholders with respect to such breach.

            (b) Notice of Claims; and Defense of Claims. In the event that the Buyer notifies the Corporation of a claim for breach of representation or warranty made by the Seller or the Corporation in the Asset Purchase Agreement, and the Corporation wishes to assert that such breach by the Seller or the Corporation resulted from the breach by the Shareholders (or any of them) of a corresponding representation in Section 4(e) of this Agreement, the Corporation shall give to the Shareholders' Representative prompt notice of such claim prior to the end of the Survival Period. In the case that such claim arises out of or is related to a claim of a third party, the Buyer or the Corporation shall give prompt notice to the Shareholders' Representative of such third party claim. The Shareholders will be entitled to participate in the defense of such third party claim at the cost of the Shareholders and, upon notice given by the Shareholder's Representative to the Corporation and the Buyer within a reasonable time after receipt by the Shareholders' Representative of the notice described in the immediately preceding sentence, the Shareholders shall be entitled to assume the defense of such third party claim, on behalf of the Corporation and the Buyer, with counsel reasonably satisfactory to the Buyer.

            (c) Limited Remedies in Favor of the Corporation as to Section 4(e) Representations. None of the Shareholders shall be liable to the Corporation with respect to the breach of any representation or warranty in Section 4(e), except that the Shareholders shall reimburse the Corporation for fifty percent (50%) of the legal fees and costs incurred by the Corporation in proving a breach of one or more of the representations and warranties in Section 4(e) (provided, however, that the aggregate obligation of the Shareholders to reimburse the Corporation for legal fees and costs under this Section 9(c) shall not exceed Fifty Thousand Dollars ($50,000) and shall be payable only to the extent that the Corporation (rather than the Buyer) proves that the Shareholders have breached one or more of such representations and warranties).

            (d) Limited Remedies in Favor of the Buyer as to Representations. The Buyer shall have no recourse against any or all of the Shareholders in the event of a breach of a representation in Section 4(a), (b), (c), (d),
      (f) or (g). In the event of a breach of a representation in Section 4(e), and subject to the terms and limitations of this Section 9, the sole remedy of the Buyer against the Shareholders with respect to the breach of such representation (except in the case of a fraudulent misrepresentation by the Shareholders as to such representation) shall be under the Escrow Agreement.

      10. Termination.

            (a) Events of Termination. This Agreement may be terminated at any time prior to the Closing:

                  (i) by the mutual written consent of the Corporation and Paul
            Soltoff (the "Shareholders' Representative"), with the consent of the Buyer, which consent of the Buyer shall be deemed to have been given if the Escrow Agreement is terminated prior to the Closing;

                  (ii) by the Corporation or by the Shareholders' Representative
            (the "Terminating Party") if the Closing under the Asset Purchase Agreement shall not have occurred on or before 11:59 p.m. Eastern Time on November 30, 2005 (or such later date as may be mutually agreed to by the Corporation and the Shareholders' Representative); or

                  (iii) by the Corporation or the Shareholders' Representative,
            upon any event of termination of the Asset Purchase Agreement.

            (b) Notice of Termination. Any party desiring to terminate this Agreement pursuant to Section 10(a) shall give notice of such termination to the other party to this Agreement (which other party shall mean the Shareholders' Representative, in the case of a termination by the Corporation) specifying the reason for such termination.

            (c) Effect of Termination. In the event that this Agreement shall be terminated pursuant to Section 10, all further obligations of the parties under this Agreement shall be terminated without further liability of any party to the other; provided, however, that nothing contained herein shall be construed to prevent any party hereto from pursuing any remedy available at law or in equity for any breach, violation, default or other failure of performance under this Agreement of any other party hereto prior to Closing.

      11. Indemnification.

            (a) Indemnification by the Shareholders. The Shareholders will, severally and not jointly, indemnify, defend and hold harmless the Corporation (which, for purposes of this Section 11(a) shall include each other "Released Party" (as defined in Schedule C hereto)) from and against all losses, liabilities, costs, damages and expenses (including reasonable attorneys' fees) (collectively, "Losses") incurred by the Corporation in connection with: (i) a breach by any Shareholder of any of his or her respective representations and warranties contained in this Agreement, subject to the limitations set forth in Section 9(c) with respect to any breach of the representations set forth in Section 4(e), or (ii) the failure of any Shareholder to comply with his or her covenants contained in this Agreement or his or her General Release.

            (b) Indemnification by the Corporation. The Corporation will indemnify, defend and hold harmless the Shareholders (which, for purposes of this Section 11(b) shall include each other "Released Party" (as defined in Schedule D hereto)) from and against all losses, liabilities, costs, damages and expenses (including reasonable attorneys' fees) incurred by them (individually or collectively) in connection with: (i) a breach by the Corporation of any of its representations and warranties contained in this Agreement or (ii) the failure of the Corporation to comply with its covenants contained in this Agreement or the General Release.

      12. General Provisions.

            (a) Notices. All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by overnight courier, as follows:

If to the Corporation:        theglobe.com, inc.
                              110 East Broward Boulevard
                              Suite 1400
                              Ft. Lauderdale, FL 33301
                              Attn:  Edward Cespedes

         with a copy to:      Proskauer Rose LLP
                              2255 Glades Road
                              Suite 340W
                              Boca Raton, FL 33434
                              Attention:  Donald E. "Rocky" Thompson II, Esq.

If to the Shareholders:       Paul Soltoff, as Shareholders' Representative
                              80 Sand Pine Drive N.E.
                              St. Petersburg, FL  33703

         with copies to:      Carlton Fields, P.A.
                              P.O. Box 3239
                              Tampa, Florida 33601
                              Attention: Nathaniel L. Doliner, Attorney at Law and

                              RelationServe Media, Inc.
                              Attention:  Chairman
                              6700 N. Andrews Avenue
                              Ft.  Lauderdale, FL  33309

                              and

                              Olshan Gundman Frome Rosenzweig & Wolosky LLP 65 East 55th Street
                              New York, NY 10022
                              Attention:  Harvey J. Kesner, Esq.

      Any such notice shall be deemed given and received (a) if delivered personally, when received, (b) if sent by overnight courier, when receipted for, or (c) if mailed, five (5) days after being mailed as described above.

            (b) Successors and Assigns. This Agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, representatives, administrators, successors, and assigns.

            (c) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (d) Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all proposals, communications, representations, warranties or agreements, either oral or written, between the parties hereto prior to the date hereof with respect to the subject matter hereof. No representations or warranties are being made by any or all of the Shareholders to the Corporation or the Buyer with respect to the Seller, this Agreement, the Asset Purchase Agreement or the transactions contemplated by this Agreement or the Asset Purchase Agreement except to the extent set forth in Section 4 and subject to the other terms and limitations of this Agreement.

            (e) Further Assurances. Each of the parties hereto shall, at the requesting party's expense, take such further actions as are reasonably deemed by the requesting party to be necessary or desirable in order to effectively carry out the intent and purpose of this Agreement and the transactions contemplated hereby.

            (f) Attorneys' Fees and Costs. If any legal action or other proceeding is brought by a party hereto for the enforcement of this Agreement, or because of an alleged breach, default or misrepresentation by the other party in connection with any provision of this Agreement, such party, if successful in such legal action or other proceeding, shall (subject to the terms and limitations in Section 9(c) with respect to the Corporation's right to recover legal fees and costs), be entitled to recover reasonable attorneys' fees and court costs incurred in that action or proceeding, in addition to any other relief to which such party may be entitled.

            (g) Construction. Should any provision of this Agreement require interpretation or construction, it is agreed by the parties that the court interpreting or construing this Agreement shall not apply a presumption that the provisions hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the Agreement, it being agreed that all parties have participated in the preparation of all provisions of this Agreement.

            (h) Governing Law. This Agreement shall be enforced, governed and interpreted by the laws of the State of Delaware without regard to Delaware's conflict of laws principles that would result in the application of the laws of any other jurisdiction.

            (i) Jurisdiction and Venue. The parties acknowledge that a substantial portion of negotiations and anticipated performance and execution of this Agreement occurred or shall occur in Broward County, Florida, and that, therefore, each of the parties irrevocably and unconditionally (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement shall be brought only in the courts of record of the State of Florida in Broward County or the United States District Court, Southern District of Florida; (b) consents to the jurisdiction of each such court in any suit, action or proceeding; and (c) waives any objection which it may have to the laying of the venue of any such suit, action or proceeding in any of such courts.

            (j) Amendments. This Agreement may be amended only in writing by the Corporation and the Shareholders and, to the extent that any amendment would adversely affect the rights of the Buyer, the Buyer.

            (k) Limited Power of Attorney. The Shareholders hereby grant to the Shareholders' Representative a limited power of attorney to take actions on their behalf to the extent that the Shareholders' Representative is expressly granted the right to act or consent under this Agreement.

                       [Signatures begin on the next page]

         The parties have executed this Redemption Agreement as of the day and year first above written.


CORPORATION:                theglobe.com, inc.


                            By:___________________________________
                            Printed Name:_________________________
                            Title:________________________________

SHAREHOLDERS:

                            ______________________________________
                            Paul Soltoff


                            ______________________________________
                            Eric Obeck


                            ______________________________________
                            Donald Gould


                            ______________________________________
                            Harry Greene


                            ______________________________________
                            Irv Brechner, as a tenant by the entireties


                            ______________________________________
                            Nadine Brechner, as a tenant by the entireties


                            ______________________________________
                            Allen Vance

      The undersigned are executing this Agreement solely for the purpose of agreeing to the provisions of Section 3(a) and 8(b) hereof.

GLOBAL PRINCIPALS:


                            ______________________________________
                            Michael S. Egan


                            ______________________________________
                            Edward Cespedes

                            E&C CAPITAL PARTNERS, LLLP


                            By:___________________________________
                            Printed Name:_________________________
                            Title:________________________________

                            DANCING BEAR INVESTMENTS, INC.

                            By:___________________________________
                            Printed Name:_________________________
                            Title:________________________________

                                   SCHEDULE A

               List of Shareholders, Shares, and Redemption Prices

------------------------------------------------------------------------------
Name                           Shares Owned Subject to
                           Redemption under this Agreement   Redemption Price
------------------------------------------------------------------------------
Paul Soltoff                             10,183,190             $4,091,731
------------------------------------------------------------------------------
Eric Obeck                                4,629,171              1,860,048
------------------------------------------------------------------------------
Donald Gould                              4,629,171              1,860,048
------------------------------------------------------------------------------
Harry Greene                              4,629,171              1,860,048
------------------------------------------------------------------------------
Irv and Nadine Brechner, as               4,629,171              1,860,048
tenants by the entireties
------------------------------------------------------------------------------
Allen Vance                                 179,223                 72,023
------------------------------------------------------------------------------
Total:                                   28,879,097 Shares     $11,603,946
------------------------------------------------------------------------------

                                   Schedule B

                         Representations and Warranties

Note: Defined terms in this Schedule B that are not otherwise defined in this Schedule B shall be as defined in the Asset Purchase Agreement by and between theglobe.com, inc., SendTec, Inc. and RelationServe Media, Inc dated as of August 10, 2005 (as amended prior on or prior to the date of the Redemption Agreement), a copy of which has been furnished to the Shareholders (the "Asset Purchase Agreement").

      5.3 Non-Contravention. Except as listed on Schedule 5.3, the execution and delivery by Seller of the Asset Purchase Agreement and the Seller's Transaction Documents and the consummation by the Seller of the Contemplated Transactions will not (a) [intentionally omitted] (b) conflict with or result in the breach or termination of (or constitute a default for any event which, with notice or lapse of time or both would constitute a default) under, or give to others any rights of termination or cancellation of, or accelerate the performance required by, or maturity of, or result in the creation of any Encumbrance pursuant to any of the terms, conditions or provisions of, any Contract which Seller is a party; or (c) constitute a violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any Encumbrance (except a Permitted Encumbrance).

      5.5 SEC Documents; Financial Statements.

            (a) Since August 30, 2004, the Shareholders, in their capacity as management of the Seller (the "Seller Management") have overseen the preparation of and provided to Globe information with respect to the Seller for the purpose of inclusion by Globe in reports, schedules, forms, statements and other documents required to be filed by Globe with the Securities and Exchange Commission ("SEC") pursuant to Globe's reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all of the foregoing information provided by the Seller Management to Globe prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "Documents"). None of the Documents, at the time they were included in any reports, schedules, forms, statements, or other documents filed with the SEC, contained, with respect to the Seller, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (b) Financial Statements. The (i) unaudited financial statements of the Seller as of and for the calendar year ended December 31, 2004 and the related statements of income and cash flows for the periods ending on such date (the "Annual Financial Statements"); and (ii) the unaudited financial statements for Seller as of and for the 6-month period ended June 30, 2005 (the "Balance Sheet Date") and the related statements of income and cash flows for the periods ending on such dates (the "Interim Financial Statements", and together with the Annual Financial Statements, the "Financial Statements"), have been prepared by and delivered to Globe have been prepared in accordance with GAAP, applied on a consistent basis throughout the relevant periods (except as may be otherwise indicated in such Seller Financial Statements or the notes thereto), and fairly present in all material respects the assets, liabilities and financial position of Seller as of such dates and for the periods indicated subject, in the case of unaudited financial statements, to normal year end adjustments and the absence of footnotes. Since the Balance Sheet Date, there has been no change made by Seller in any of the significant accounting policies, practices or procedures of Seller.

      5.6 Absence of Certain Changes and Events. Since the Balance Sheet Date, the business of Seller has been conducted only in the ordinary course of business consistent with past practice of Seller (the "Ordinary Course"). Without limiting the foregoing, except as set forth on Schedule 5.6, since the Balance Sheet Date, there has not been, occurred or arisen:

            (a) any material adverse change, taken as a whole, in the assets, liabilities, financial condition or results of operation of Seller;

            (b) any sale, lease or other disposition of any properties or assets of Seller in excess of $10,000 individually or in the aggregate except in the Ordinary Course;

            (c) any material change in the methods of doing business that has had or would reasonably be expected to have a Material Adverse Effect (as defined below);

            (d) any material change in the accounting principles or practices or the method of application of such principles or practices used by Seller, or any change in depreciation or amortization policies or rates previously adopted, that has had or would reasonably be expected to have a Material Adverse Effect;

            (e) any Encumbrance imposed or agreed to be imposed on or with respect to any of the Acquired Assets other than Permitted Encumbrances;

            (f) any material modification, waiver, change, amendment, release, rescission or termination of, or accord and satisfaction with respect to, any material term, condition or provision of any Contract, other than any satisfaction by performance in accordance with the terms thereof in the Ordinary Course;

            (g) any casualty, loss, damage or destruction (whether or not covered by insurance), or taking by eminent domain or other action by any Governmental Authority, that has had or would reasonably be expected to have a Material Adverse Effect;

            (h) any adverse pending, or threatened dispute of any kind with any contractor, subcontractor, customer, supplier, employee, landlord, subtenant or licensee of Seller that is reasonably likely to result in any material reduction in the amount, or any change in the material terms or conditions or any material customer, supplier or other relationship of Seller that has had, or would reasonably be expected to have a Material Adverse Effect;

            (i) other than in the Ordinary Course, any increase in the compensation payable or to become payable to any of Seller's officers, employees, agents or consultants (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing or other plan or commitment), or the entering into or modification of any employment contract or other agreement concerning the compensation of any officer, or employee, or the making of any loan to, or engagement in any transaction with, any officers, directors or shareholders of Seller, or the establishment of any new, or the modification of any existing, employee benefit, compensation or stock plan of Seller that affects the employees of Seller;

            (j) any capital expenditure or commitment therefor by Seller in excess of $25,000 in the aggregate for additions, alterations or modifications to the property, plant or equipment of Seller;

            (k) the incurrence or entering into of any transaction, contract or commitment by Seller with respect to its business, other than items incurred or entered into (as the case may be) in the Ordinary Course;

            (l) any payment, discharge or satisfaction of any claim, Encumbrance or liability by Seller in excess of $25,000 individually or in the aggregate, other than in the Ordinary Course;

            (m) any organized labor strike or grievance that has had or could reasonably be expected to have a Material Adverse Effect;

            (n) any license, sale, transfer, pledge, mortgage or other disposition of any tangible or intangible asset or Intellectual Property of Seller in excess of $25,000 individually or in the aggregate other than in the Ordinary Course;

            (o) any cancellation of any Indebtedness or claims or any amendment, termination, diminution or waiver of any rights of material value to Seller in excess of $25,000 individually or in the aggregate; and

            (p) any agreement or understanding, whether in writing or otherwise, for Seller to take any of the actions specified in (a) through (o) above.

For purposes of this Schedule, the term "Material Adverse Effect" shall mean any material adverse effect on the business, operations, financial condition, or results of operations of the Business.

      5.7 Title to Properties.

            (a) Acquired Assets. Seller has, and, upon Closing, will transfer to Buyer, good, clear and valid title to, and possession of, all of the Acquired Assets owned by Seller, free and clear of any Encumbrances (other than Permitted Encumbrances). Seller has, and upon the Closing, will transfer to Buyer, valid and subsisting leasehold interests or licenses in, and possession of, all of the Acquired Assets that are leased by Seller. Seller has the full right, power and authority to sell, convey, transfer, assign and deliver the Acquired Assets, without the need to obtain the consent or approval of any third party, except as listed on Schedule 5.7(a). At and as of the Closing, Seller will convey the Acquired Assets to Buyer by deeds, bills of sale, certificates of title and other instruments of assignment and transfer effective in each case to vest in Buyer, and Buyer will have, good and valid title to all of the Acquired Assets, free and clear of any and all Encumbrances, except for Permitted Encumbrances. The Acquired Assets are, in all material respects, in good condition and repair and are adequate and sufficient for Seller's intended purposes, ordinary wear and tear excepted. The Acquired Assets will transfer to Buyer under this Agreement (and other documents contemplated hereby), and constitute, all of the material assets and properties (personal and mixed, tangible and intangible) and rights necessary or desirable to permit Buyer to conduct the Business consistent with Seller's past business practice.

            (b) Leases.

            (i) Schedule 1.1(h) contains a list of all material agreements under which real property is leased by Seller and used in connection with the Business. All of the Leased Real Property including any buildings, structures and appurtenances thereon, are in good operating condition and repair, ordinary wear and tear excepted, are in such condition as to permit surrender by Seller to the lessors thereof without any material cost or expense for repair or restoration if any of the Real Property Leases were terminated on the date hereof, are adequate and suitable for the uses for which intended by Seller, each has adequate rights of ingress and egress for operation of the Business in the Ordinary Course and there does not exist any condition that interferes in any material way with the use or the economic value thereof.

            (ii) Schedule 1.1(g) contains a list of all leases or material agreements under which Seller, with respect to the Business, is lessee of or holds or operates any items of machinery, equipment, motor vehicles, computer equipment, printers, office furniture or fixtures owned by any third party, true, complete and correct copies (or, in the case of oral leases or agreements, descriptions) of which leases and agreements have been furnished to Buyer. Seller is the owner and holder of all of the leasehold estates purported to be granted by such leases or agreements and all other leases or agreements under which Seller is lessee of or holds or operates any such items owned by a third party, and each of such leases and agreements is in full force and effect and constitutes a legal, valid and binding obligation of the respective parties thereto enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity. There is not under any of such leases any existing default or event, condition or occurrence which, with the giving of notice or lapse of time, or both, would constitute a default thereunder. Except as provided on Schedule 5.7(c)(ii) hereto, each of the items of machinery, equipment, printers, office furniture and fixtures covered by the Personal Property Leases is in good operating condition and repair, ordinary wear and tear excepted, is in such condition as to permit surrender thereof by Seller to the lessors without any material cost or expense for repair or restoration if such leases were terminated on the date hereof, is suitable for the uses for which intended by Seller in the Ordinary Course and there does not exist any condition that interferes in any material way with the use or economic value thereof.

      5.8 Absence of Liabilities. Except for the Assumed Liabilities, and except as set forth on Schedule 5.8, there are no material liabilities or obligations of Seller of any nature (whether liquidated, unliquidated, accrued, absolute, or contingent (within the meaning of GAAP) and whether due or to become due) probable of assertion relating to the Business except for:

            (a) liabilities set forth or reflected (or reserved against) in the Balance Sheet that have not been paid or discharged since the date thereof;

            (b) liabilities or obligations arising under agreements or other commitments listed on Schedule 5.8(b);

            (c) current liabilities arising in the Ordinary Course subsequent to the Balance Sheet Date, that are accurately reflected on its books and records in a manner consistent with past practice;

            (d) the Excluded Liabilities; or

            (e) liabilities or obligations that do not or would not, either individually or in the aggregate, have a Material Adverse Effect.

      5.9 Consents; Transferability of Licenses, Etc. Except as set forth on
Schedule 5.9(a) hereto, no consent, approval or authorization of, or registration, qualification or filing with, any Person or Governmental Authority is required for the execution and delivery by Seller of the Asset Purchase Agreement or the Seller's Transaction Documents or for the consummation by Seller of the Contemplated Transactions. Except as set forth on Schedule 5.9(a), no consent of any third party is required for the transfer of the Acquired Assets as provided in this Agreement.

      5.10. Litigation, etc. Except as set forth on Schedule 5.10 hereto, no claim, action, suit, proceeding or investigation whether civil or criminal, in law or equity, before any arbitration or Governmental Authority is pending or threatened in writing: (i) against Seller, (ii) relating to or affecting the ability of Seller to execute this Agreement or the Seller's Transaction Documents or consummate the transactions contemplated herein or therein, or
(iii) which questions the validity of this Agreement or any of the Seller's Transaction Documents or challenges any of the transactions contemplated hereby or thereby, nor is there any basis for any such action, suit, proceeding or investigation. None of the matters set forth in Schedule 5.10 hereto, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      5.11. Intellectual Property.

            (a) Schedule 5.11(a) hereto sets forth a complete and accurate list of all registered Intellectual Property used in the Business as presently conducted by Seller and any applications pending therefor. Except to the extent set forth in Schedule 5.11(a), Seller owns or has the right to use all of the Intellectual Property used in the Business as presently conducted, and the consummation of the transactions contemplated by the Asset Purchase Agreement will not alter or impair any such right. All Intellectual Property is valid, subsisting, in full force and effect, enforceable (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity), and has not been abandoned as of the date hereof. Except as has not or is not reasonably likely to have a Material Adverse Effect, Seller has taken reasonable action to maintain and protect each item of Intellectual Property. The Intellectual Property is free and clear of any Encumbrances other than Permitted Encumbrances and, except for generally commercially available, non-custom, off-the-shelf software application programs, or except as set forth on Schedule 5.11(a), is fully assignable by Seller to any Person, without payment, consent of any person or other condition or restriction. No Intellectual Property has been or is now involved in any cancellation, dispute or litigation, and no such action is threatened. Except as set forth in Schedule 5.11(a), no patent of Seller included in the Intellectual Property has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

            (b) License Agreements. Schedule 5.11(b) sets forth a complete and accurate list of all licenses, sublicenses, consents, royalties or other agreements concerning Intellectual Property to which Seller is a party or by which any of the assets of Seller is bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) relating to the Business (collectively, "License Agreements"). All of the License Agreements are valid and binding obligations of Seller enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity, and, except for the non-assignability of generally commercially available, non-custom, off-the-shelf software application programs, there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by Seller under any such License Agreement. Seller has performed all obligations required to be performed by it, and Seller is not in default (or alleged to be in default) under any Contract relating to any of the foregoing in any way that is reasonably likely to have a Material Adverse Effect. No party to any Contract relating to Intellectual Property has given Seller notice of its intention to cancel, terminate or fail to renew such License Agreement.

            (c) No Infringement. Except as disclosed in Schedule 5.11(c): (i) the conduct of Seller's businesses as currently conducted does not infringe any Intellectual Property rights of any Person, and the Intellectual Property rights of Seller are not being infringed by any Person, except for such infringements in (i) or (ii) that would not have a Material Adverse Effect; and (ii) there is no litigation or order pending or outstanding, or threatened, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Seller's use of any Intellectual Property owned by a third party, and there is no valid basis for the same.

            (d) Royalties. No royalties, honoraria or other fees are payable by Seller to any Person for the use of or right to use any Intellectual Property, except as set forth in Schedule 5.11(d).

            (e) Intellectual Property. For purposes of this Section 5.11, the term "Intellectual Property" includes the following that are owned by or licensed to Seller: (i) all domain names, websites, service marks, trade dress, logos, copyrights; (ii) computer software; (iii) trade secrets; (iv) confidential and proprietary (A) technical information, (B) know-how, processes,
(C) techniques, (D) research and development information, and (E) business and marketing plans; (v) patents; (vi) license rights and sublicense rights to all patents and trademarks; (vii) other intangible assets registered in the name of Seller or any Affiliate currently used by Seller in connection with business of Seller; and (viii) all registrations and applications of patents, copyrights, trademarks and service marks, and all licenses (as licensee or licensor) and other agreements related thereto.

      5.12 Permits. The Permits (as defined below) listed in Schedule 5.12 constitute all of the material licenses, permits, certificates, approvals, exemptions, franchises, registrations, variances, accreditations or authorizations currently used in or required for the operation of the Business as operated by Seller prior to the Closing Date except for any Permits the absence of which would not have a Material Adverse Effect. The Permits are valid and in full force and effect and there are no pending proceedings against Seller which could result in the termination, revocation, limitation or impairment of any of the Permits. Seller has not received notice of any violations in respect of any of the Permits. For purposes of this Schedule, the term "Permits" means all franchises, licenses, permits, consents, authorizations, approvals and certificates, or any waiver of the foregoing, issued or granted by any Governmental Authority, to the extent transferable to Buyer under applicable Laws as listed on Schedule 4.13.

      5.13 Labor and Employment Matters.

            (a) Schedule 5.13 contains a list of each employee of Seller (such employees, the "Seller Employees"). Except as set forth on Schedule 5.13, there are no employment, consulting, severance or indemnification contracts between Seller and any of the Seller Employees. Except as provided on Schedule 5.13, Seller has paid all accrued wages, salary, and commissions, and paid or made available all vacation and sick pay, accrued as of the date of this Agreement for all of the Seller Employees, agents and representatives of Seller. Seller is in material compliance with Laws respecting employment and employment practices, terms and conditions of employment and wages and hours.

            (b) Seller maintains no employee welfare benefit plans or employee pension benefit plans (within the meaning of Section 3(1) or Section 3(2), respectively, of the Employee Retirement Income Security Act of 1974, as amended (ERISA)).

            (c) There are no pending investigations against Seller by the U.S. Department of Labor or any other Governmental Agency. There is no unfair labor practice charge or complaint against Seller pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against Seller. No collective bargaining agreement or modification thereof is currently being negotiated by Seller. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of Seller. No material labor dispute with Seller Employees exists or is imminent.

      5.14 Contracts. Schedule 5.14 sets forth a complete and accurate list of all written Contracts to which Seller is a party. As used in this Agreement, the word "Contract" means:

            (a) agreement for the purchase, sale, lease, or license of services, products, or assets that are not cancelable without penalty and that require total future payments in excess of $75,000 in any fiscal year in any instance, or entered into other than in the Ordinary Course (but excluding, for the avoidance of doubt, any such agreement whereby payments are contingent in nature);

            (b) agreements to purchase all or substantially all of its requirements for a particular product or service from a particular supplier or suppliers, or to supply all of a particular customer's or customers' requirements for a certain service or product;

            (c) agreement or other commitment pursuant to which any Person has agreed to indemnify or hold harmless any other Person;

            (d) agreement with any current or former Affiliate, shareholder, officer, director, employee, or consultant, or with any Person in which any such Affiliate, shareholder, officer, director, employee, or consultant has an interest;

            (e) joint venture or teaming agreement;

            (f) agreement with any domestic or foreign government or agency or department thereof; or

            (g) agreement imposing non-competition or exclusive dealing obligations.

Seller has delivered to the Buyer true, correct and complete copies of all such Contracts, together with all amendments, modifications and supplements thereto. Except as provided in Schedule 5.14, each of the Contracts listed on Schedule
5.14 hereto is in full force and effect, the Seller is not in breach of any of the provisions of any such Contract (to the extent that any such breach has or is reasonably likely to have a Material Adverse Effect), nor is Seller or any other party to any such Contract in material default thereunder, nor does any event or condition exist which with notice or the passage of time or both would constitute a default thereunder that is reasonably likely to have a Material Adverse Effect. Seller has performed in all material respects all obligations required to be performed by Seller to date under each such Contract. Except as set forth in Schedules 5.14(a) and 5.14(b), no approval or consent of any Person is needed in order that such Contracts continue in full force and effect following the consummation of the transactions contemplated by this Agreement, and no such Contract includes any provision the effect of which may be to enlarge or accelerate any obligations of the Seller thereunder or give additional rights to any other party thereto or shall in any other way be affected by, or terminate or lapse by reason of, the transactions contemplated by the Asset Purchase Agreement.

      5.15 Environmental Matters. Except as set forth on Schedule 5.15: (a) Seller is in material compliance with all applicable Environmental Laws; (b) there is no Environmental Claim pending against the Seller with regard to the Acquired Assets, including, without limitation, the Seller's leasehold interest in the current St. Petersburg, Florida location of Seller, or Business; (c) Seller has obtained all material Permits, approvals, identification numbers, licenses or other authorizations required under any applicable Environmental Laws with regard to the Acquired Assets or Business (the "Environmental Permits") and is in material compliance with their requirements; (d) there are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed of on any real property Seller currently owns or leases for the Business other than in material compliance with applicable Environmental Laws; (e) Seller has not undertaken or completed any investigation or assessment or remedial or response action relating to any release, discharge or disposal of or contamination with Hazardous Materials at any site, location or operation of Seller, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and (f) there have been no actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to Environmental Laws, any Environmental Permits or any Hazardous Materials (the "Environmental Claims") against Seller that remain outstanding or unresolved.

      5.16 Taxes. Except as set forth on Schedule 5.16 hereto:

            (a) Seller has not failed to file any Tax return required to be filed, which failure could result in the imposition of any Encumbrance (other than Permitted Encumbrances) on or against the Acquired Assets, the Business or the Buyer or in any liability to the Buyer, as transferee or otherwise. All Taxes imposed on the Seller, the non-payment of which could result in an Encumbrance (other than Permitted Encumbrances) on or against the Acquired Assets, the Business or the Buyer or in any liability to the Buyer, as transferee or otherwise, have been or will prior to the Closing Date be paid by the Seller. All deposits required to be made by the Seller in respect of any material Tax, including, without limitation, withholding taxes, have been or will be made in a timely fashion. There are no material Tax deficiencies or claims asserted against Seller the non payment of which could result in any Encumbrances (other than a Permitted Encumbrance) on or against the Acquired Assets or in any liability to Buyer, as transferee or otherwise, nor is there any basis for any such deficiency or claim;

            (b) Seller is not a party to any Tax allocation or sharing agreement or understanding that could, under any circumstances, require any payment by Buyer, any of its subsidiaries or any affiliate thereof after the Closing Date;

            (c) No waiver of any statute of limitations relating to Taxes has been executed or given by Seller. There are no Encumbrances with respect to Taxes upon any of the Acquired Assets or the Business. All required Tax returns relating to the Business, including amendments to date, have been prepared in good faith without negligence or willful misrepresentation and are complete and accurate in all material respects; and

            (d) No Tax return of Seller is currently under audit by the IRS or by any other taxing authority. Neither the IRS nor any other taxing authority is now asserting or threatening to assert against Seller any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith or any adjustment that would have a Material Adverse Effect.

      5.17 Insurance. Schedule 5.17 lists all insurance policies and binders of liability, theft, fidelity, life, fire, product liability, health, unemployment, workers' and workmen's compensation, errors and omissions and other types of insurance, self insurance practices and performance bonds covering Seller (collectively, the "Policies"). All of such Policies are valid, enforceable and in full force and effect. All premiums with respect to such Policies are currently paid, and no basis exists for early termination thereof on the part of the insurer. Seller is not in default with respect to its obligations under any of such Policies, nor has Seller received any written notification from any insurer or agent of any intent to cancel or not to renew or increase the premiums on any such Policies; no facts or circumstances exist which would relieve the insurer under any Policy of its obligation to satisfy in full any valid claim of the Seller thereunder. Seller has not, during the last 5 fiscal years, been denied or had revoked or rescinded any policy of insurance.

      5.18 Suppliers and Customers. Schedule 5.18 identifies each contractor, subcontractor, customer and supplier of Seller that in each case is material to the Business. For purposes of this Section, a material customer is one that produced more than 10% of Seller's revenues during the last year and a material supplier is one to which Seller paid more than $75,000 during the last year.
Schedule 5.18 lists the products and services supplied by Seller to each material customer. Except as set forth on Exhibit 5.18, there are no material suppliers, or sole-source suppliers of significant goods or services (other than electricity, gas, telephone or water) to Seller, with respect to which alternative sources of supply are not readily available on comparable terms and conditions. No material supplier or material customer of the business of Seller has, during the past 12 months, cancelled or otherwise terminated its services or supplies to Seller or its use or purchase of the products or services of Seller, or has communicated any threat in writing to Seller to do so. No such supplier or customer has given Seller written notice that it intends to cancel, reduce or otherwise terminate its relationship with Seller or the usage or purchase of the products of Seller, or that the transactions contemplated by this Agreement will result in any such cancellation, reduction or termination.

      5.19 Subsidiaries. Seller has no subsidiaries or equity investments in any other corporation, association, partnership, joint venture or other entity.

      5.20 Certain Line Items and Related Items.

            (a) Accounts Receivable. All accounts receivable of Seller received in connection with the Business (the "Receivables") have arisen only from bona fide transactions entered into in the Ordinary Course, are the legal and binding claims of Seller, free and clear of all Encumbrances (other than Permitted Encumbrances), have been recorded in accordance with GAAP and are not subject to any counterclaim, set-off or defense (except to the extent reserved against). Since the Balance Sheet Date, no customer has given Seller written notice that it intends to assert any material right to a discount, allowance or chargeback with respect to any products or services, except for any discounts, allowances or chargebacks that have not had and would not reasonably be expected to have a Material Adverse Effect. The Receivables are current as of the date hereof. Seller has delivered to the Buyer a complete and accurate aging list of all Receivables as of a date not more than 5 days prior to the date of this Agreement.

            (b) Accounts Payable. The accounts payable related to Seller, as reflected on the Financial Statements or thereafter and recorded by Seller, have arisen only from bona fide transactions entered into in the Ordinary Course. Except as provided in Schedule 5.20(b), all payment terms in connection therewith are consistent with past practices of Seller.

                               [End of Schedule B]

                                   SCHEDULE C
                           RELEASE BY EACH SHAREHOLDER

      For valuable and good consideration, the receipt and sufficiency of which are hereby acknowledged, the Shareholder, on behalf of himself and his heirs, successors and assigns, does hereby forever release, acquit and discharge the Corporation, its officers, directors, assigns, attorneys, employees and agents (including specifically Edward Cespedes and Michael Egan), and their respective Affiliates (as defined in Rule 501 promulgated under the Securities Act of 1933), officers, directors, assigns, attorneys, employees, and agents (collectively, the "Released Parties") from all claims, benefits, rights demands, sums of money, causes of action, statutory claims, suits, damages, debts, obligations, trespasses, losses, expenses and liability whatsoever (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued and whether due or to become due) (the "Liability") arising contemporaneously with or prior to the date hereof, or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the date hereof, including, but not limited to, any claim of breach of any fiduciary duty (including without limitation the duties of care and loyalty) by any Released Party in its, her or his capacity as an equity holder, member, manager, officer, employee, agent or representative of the Corporation.

      Notwithstanding the foregoing, this General Release shall not apply to any of the Shareholders' respective rights under the Redemption Agreement and the Termination Agreement, both dated as of August ___, 2005, by and among the Corporation, SendTec and the Shareholders, (ii) the obligations and liabilities of the Corporation under that certain $1,000,009.09 Subordinated Promissory Note, dated as of September 1, 2004, made payable to Paul Soltoff in his capacity as the "Payees Representative," (iii) Liabilities arising from any breach by the Corporation of any representation or other term or provision of the Redemption Agreement, (iv) any claim by the Shareholder for indemnification as a director or former director or officer or former officer of the Corporation, the Seller or any of their Affiliates, or (v) any claims relating to the Shareholder's employment with the Corporation.

      Further, subject to the terms of the next succeeding paragraph, the Shareholder hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against a Released Party based upon any matter released hereby.

      This release shall be null and void and of no force or effect if, pursuant to a final, non-appealable determination of a court of competent jurisdiction, the Redemption Agreement is held to be null and void, or unenforceable, or the consideration paid under the Redemption Agreement to the releasing Shareholder is determined to violate the Delaware General Corporation Law, fraudulent transfer laws, or similar laws.

      The Shareholder represents to the Released Parties that he, she or it has not assigned or transferred or purported to assign or transfer to any person or entity all or any part of, or any interest in, any claim, contention, demand, cause of action (at law or in equity) or Liability of any nature, character, or description whatsoever, which is or which purports to be released or discharged by this General Release.

                               [End of Schedule C]

                                   SCHEDULE D

           RELEASE BY THE CORPORATION, CERTAIN STOCKHOLDERS AND SELLER

      For valuable and good consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation, SendTec, Michael S. Egan, Edward Cespides, E&C Capital Partners, LLLP, and Dancing Bear Investments, Inc., on behalf of itself or himself (individually and collectively) and its or his respective agents and Affiliates (as defined in Rule 501 promulgated under the Securities Act of 1933), and each of its or his respective successors and assigns (collectively, the "Releasing Parties"), does each hereby forever release, acquit and discharge each Shareholder, and his or her agents, heirs, successors and assigns (collectively, the "Released Parties") from all claims, benefits, rights demands, sums of money, causes of action, statutory claims, suits, damages, debts, obligations, trespasses, losses, expenses and liability whatsoever (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued and whether due or to become due) (the "Liability") arising contemporaneously with or prior to the date hereof, or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the date hereof, including, but not limited to, any claim of breach of any fiduciary duty (including without limitation the duties of care and loyalty) by any Released Party in his capacity as an equity holder, member, manager, director, officer, employee, agent or representative of the Corporation, the Seller or any of their Affiliates.

      Notwithstanding the foregoing this General Release shall not apply to any of the Corporation's respective rights under the Redemption Agreement and the Termination Agreement, both dated as of August ___, 2005, by and among the Corporation, SendTec and the Shareholders.

      Further, each of the Releasing Parties hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against a Released Party based upon any matter released hereby.

      This release shall be null and void and of no force or effect if, pursuant to a final, non-appealable determination of a court of competent jurisdiction, the Redemption Agreement is held to be null and void, or unenforceable, or the consideration paid under the Redemption Agreement to the Shareholders is determined to violate the Delaware General Corporation Law, fraudulent transfer laws, or similar laws.

      The Corporation SendTec, Michael S. Egan, Edward Cespides, E&C Capital Partners, LLLP, and Dancing Bear Investments, Inc. each represents to the Released Parties that it or he has not assigned or transferred or purported to assign or transfer to any person or entity all or any part of, or any interest in, any claim, contention, demand, cause of action (at law or in equity) or Liability of any nature, character, or description whatsoever, which is or which purports to be released or discharged by this General Release.

                               [End of Schedule D]

                                     ANNEX C
                             (the Fairness Opinion)


                           THOMAS WEISEL PARTNERS LLC

                                                     PRIVILEGED AND CONFIDENTIAL


August 12, 2005


Board of Directors
Theglobe.com, Inc.
110 E. Broward Boulevard, 14th Floor
Ft. Lauderdale, FL 33301

Ladies and Gentlemen:

      We understand that theglobe.com, Inc. a Delaware corporation ("Seller"), and RelationServe Media, Inc. a Nevada corporation ("Buyer"), entered into an Asset Purchase Agreement dated August 10, 2005 (the "Asset Purchase Agreement"), pursuant to which Seller will sell all the assets of its wholly-owned subsidiary, SendTec, Inc., a Florida corporation ("SendTec") (the "Transaction"). Pursuant to the Transaction, as more fully described in the Asset Purchase Agreement, we understand that Seller will receive cash consideration of $37,500,000 plus net working capital of SendTec at closing, estimated to be an amount of $2,800,000 as of 6/30/2005 (the "Transaction Consideration"). The terms and conditions of the Transaction are set forth in more detail in the Asset Purchase Agreement.

      You have asked for our opinion as investment bankers as to whether the Transaction Consideration to be received by the Seller pursuant to the Transaction is fair to the Seller from a financial point of view, as of August 10, 2005.

      In connection with our opinion, we have, among other things: (i) reviewed certain publicly available financial and other data with respect to Seller, including the consolidated financial statements for recent years and interim periods to March 31, 2005 and certain other

Board of Directors
Theglobe.com
August 12, 2005
Page 2

relevant financial and operating data relating to Seller and SendTec made available to us from published sources and from the internal records of Seller and SendTec; (ii) reviewed the financial terms and conditions of the Asset Purchase Agreement; (iii) compared SendTec from a financial point of view with certain other companies which we deemed to be relevant; (iv) considered the financial terms, to the extent publicly available, of selected recent business combinations which we deemed to be comparable, in whole or in part, to the Transaction; (v) reviewed and discussed with representatives of the management of Seller and SendTec certain information of a business and financial nature regarding SendTec, furnished to us by them, including financial forecasts and related assumptions of Seller and SendTec; (vi) made inquiries regarding and discussed the Transaction and the Asset Purchase Agreement and other matters related thereto with Seller's counsel; and (vii) performed such other analyses and examinations as we have deemed appropriate.

      In connection with our review, we have not assumed any obligation independently to verify the foregoing information and have relied on its being accurate and complete in all material respects. With respect to the financial forecasts for SendTec provided to us by the management of Seller and SendTec, upon their and your advice and with your consent we have assumed for purposes of our opinion that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of Seller's and SendTec's management at the time of preparation as to the future financial performance of SendTec and that they provide a reasonable basis upon which we can form our opinion. We have also assumed that there have been no material changes in SendTec's assets, financial condition, results of operations, business or prospects since the date of its last financial statements made available to us. We have relied on advice of counsel and independent accountants provided to Seller as to all legal and fina ncial reporting matters with respect to SendTec, the Transaction and the Asset Purchase Agreement. We have assumed that the Transaction will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934 and all other applicable federal and state statutes, rules and regulations. In addition, we have not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of SendTec, nor have we been furnished with any such appraisals. Finally, our opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to us as of, August 10, 2005. Accordingly,

Board of Directors
Theglobe.com
August 12, 2005
Page 3

although subsequent developments may affect this opinion, we have not assumed any obligation to update, revise or reaffirm this opinion.

      We have further assumed with your consent that the Transaction will be consummated in accordance with the terms described in the Asset Purchase Agreement, without any further amendments thereto, and without waiver by Seller of any of the conditions to its obligations thereunder.

      We have acted as financial advisor to Seller in connection with the Transaction and will receive a fee for our services, including rendering this opinion, a significant portion of which is contingent upon the consummation of the Transaction. In the ordinary course of our business, we actively trade the equity securities of Seller and Buyer for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

      Based upon the foregoing and in reliance thereon, it is our opinion as investment bankers that the Transaction Consideration to be received by the Seller pursuant to the Transaction is fair to Seller from a financial point of view, as of August 10, 2005.

      This opinion is directed to the Board of Directors of Seller in its consideration of the Transaction and is not a recommendation to any shareholder as to how such shareholder should vote with respect to the Transaction. Further, this opinion addresses only the financial fairness of the Transaction Consideration and does not address the relative merits of the Transaction and any alternatives to the Transaction, Seller's underlying decision to proceed with or effect the Transaction, or any other aspect of the Transaction. This opinion also does not address any related transaction between Seller or Buyer and the management of SendTec. This opinion may not be used or referred to by Seller, or quoted or disclosed to any person in any manner, without our prior written consent, which consent is hereby given to the inclusion of this opinion, in its entirety, in any proxy or information statement filed with the Securities and Exchange Commission in connection with the Transaction. In furnishing this opinion, we do no t admit that we are experts within the meaning of the term "experts" as used in the Securities Act and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

Board of Directors
Theglobe.com
August 12, 2005
Page 4


                                        Very truly yours,


                                        THOMAS WEISEL PARTNERS LLC